Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

This Fifth Amendment to Credit Agreement, dated as of March 30, 2021 (this “Amendment”), is entered into by and among GPM Investments, LLC, a Delaware limited liability company (the “Borrower”), the Lenders signatory hereto, the Guarantors signatory hereto, and Ares Capital Corporation, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such capitalized terms in the Credit Agreement referred to below.

RECITALS:

WHEREAS, inter alia, the Borrower, the Administrative Agent, the Guarantors and the Lenders entered into that certain Credit Agreement, dated as of February 28, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified, the “Credit Agreement”);

NOW, THEREFORE, in consideration of the premises and agreements and provisions herein contained, the parties hereto agree as follows:

1.

Certain Amendments to the Credit Agreement. On the date hereof, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following sample: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: double underlined text), in each case, as set forth in the Credit Agreement attached as Exhibit A hereto.

2.

Conditions to Effectiveness. The effectiveness of this Amendment is subject to (i) the due execution and delivery of this Amendment by the Borrower and the Subsidiary Guarantors and (ii) the following additional conditions (the date of satisfaction or waiver of all such conditions, the “Fifth Amendment Effective Date”):

(a) the Borrower shall have paid to the Administrative Agent all fees and other amounts due and payable on or prior to the Fifth Amendment Effective Date, including reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement, to the extent invoiced at least one (1) Business Day prior to the Fifth Amendment Effective Date; and

(b) immediately before and after giving effect to this Amendment, no Default or Event of Default shall occur and be continuing.

3.	Representations and Warranties. In order to induce the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants as of the date hereof as follows:

(a) the execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated herein, (i) are within the Borrower’s corporate or other organizational powers, (ii) have been duly authorized by all necessary corporate or other organizational action, and (iii) do not contravene (A) Borrower’s constituent documents or (B) any applicable law or governmental order or any contractual restriction binding on or affecting the Borrower;

(b) the legal representative of the Borrower has the requisite authority to execute this Amendment, which authority has not been revoked, modified or limited in any manner whatsoever;

(c) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the consummation, due execution, delivery or performance by the Borrower of this Amendment, except for (i) authorizations, approvals, notices or filings that have already been obtained and remain in effect as of the date hereof and (ii) notices (and copies of this Amendment) to be provided to PNC Bank, National Association and M&T Bank following execution hereof; and

(d) this Amendment has been duly executed and delivered by the Borrower.

4.

Acknowledgment and Reaffirmation; Reference to and Effect on Credit Documents. On and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to Credit Agreement as amended by this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Credit Document, all of which are ratified, confirmed, affirmed and reaffirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the obligations or any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

The parties hereto acknowledge and agree that: (i) this Amendment and any other Credit Documents or other documents or instruments executed and delivered in connection herewith do not constitute a novation, or termination of the obligations as in effect immediately prior to the date hereof; and (ii) such obligations are in all respects continuing with only the terms thereof being modified to the extent expressly provided in this Amendment. Without limiting the generality of the foregoing, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Secured Parties under, the Credit Agreement or any of the other Credit Documents.

Each of the Borrower and the undersigned Guarantors, as party to the Credit Agreement and certain of the Security Documents and the other Credit Documents, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) acknowledges and agrees that all of its obligations under the Credit Agreement, the Security Documents and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (ii) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations and (B) any guaranties made by it pursuant to

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the Guarantee Agreement, (iii) acknowledges and agrees that the grants of security interests by it contained in the Security Pledge Agreement and any other Security Document shall remain in full force and effect after giving effect to this Amendment and shall continue to secure all of the Secured Obligations, and (iv) agrees that the Secured Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the Loans under the Credit Agreement as amended by this Amendment.

This Amendment shall be deemed to be a Credit Document, as such term is defined in the Credit Agreement.

5.

Entire Agreement. This Amendment, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof and thereof.

6.

GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.

Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

8.

Counterparts. This Amendment may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by e-signature, facsimile or in electronic format (e.g., “pdf” or “tif” file format) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment or any Credit Document shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other state laws based on the Uniform Electronic Transactions Act, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

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9.

Costs and Expenses; Indemnity. The Borrower acknowledges and agrees that the provisions of Section 13.05 of the Credit Agreement shall apply to this Amendment and to the transactions contemplated hereby, mutatis mutandis, as if fully set forth herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

BORROWER:	GPM INVESTMENTS, LLC,
a Delaware limited liability company

	By:	/s/ Arie Kotler
	Name:	Arie Kotler
	Title:	CEO

	By:	/s/ Don Bassell
	Name:	Don Bassell
	Title:	CFO

ADMINISTRATIVE AGENT:	ARES CAPITAL CORPORATION

	By:	/s/ Scott Lem
	Name:	Scott Lem
	Title:	Authorized Signatory

GUARANTORS:	Admiral Petroleum Company
Admiral Petroleum II, LLC
Admiral Real Estate I, LLC
Colonial Pantry Holdings, LLC
E Cig Licensing, LLC
Florida Convenience Stores, LLC
GPM Apple, LLC
GPM Empire, LLC
GPM Gas Mart Realty Co, LLC
GPM Midwest 18, LLC
GPM Midwest, LLC
GPM RE, LLC
GPM Southeast, LLC
GPM WOC Holdco, LLC
GPM1, LLC
GPM2, LLC
GPM3, LLC
GPM4, LLC
GPM5, LLC
GPM6, LLC
GPM8, LLC
GPM9, LLC
Marsh Village Pantries, LLC
Mountain Empire Oil Company
Mundy Realty, LLC
Next Door Group, LLC
Next Door Operations, LLC
Next Door RE Property, LLC
Pantry Property, LLC
Village Pantries Merger Sub, LLC
Village Pantry Specialty Holding, LLC
Village Pantry, LLC
Village Variety Store Operations, LLC
ViVa Pantry & Petro Operations, LLC
WOC Southeast Holding Corp.

By:	/s/ Arie Kotler
Name:	Arie Kotler
Title:	CEO

By:	/s/ Don Bassell
Name:	Don Bassell
Title:	CFO

LENDERS:	Ares Capital Corporation
as a Lender

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

ARCC FB Funding LLC

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

ARES CAPITAL CP FUNDING LLC

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

CION Ares Diversified Credit Fund

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

CADEX Credit Financing, LLC

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

ARES CENTRE STREET PARTNERSHIP, L.P.
By: Ares Centre Street GP, Inc., as general partner

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

Ares Private Credit Solutions, L.P.
By: Ares Centre Street GP, Inc., as general partner

	By:	/s/ Penni Roll
	Name:	Penni Roll
	Title:	Authorized Signatory

Ares PCS Holdings Inc.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares ND Credit Strategies Fund LLC
By: Ares Capital Management LLC, its account manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares ND CSF Holdings LLC
By: Ares Capital Management LLC, as servicer

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares Credit Strategies Insurance Dedicated Fund
Series Interests of SALI Multi-Series Fund, L.P.
By: Ares Management LLC, its investment subadvisor
By: Ares Capital Management LLC, as subadvisor

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares CSIDF Holdings, LLC
By: Ares Capital Management LLC, as servicer

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares Senior Direct Lending Parallel Fund (U), L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares Senior Direct Lending Parallel Fund (U), B, L.P.
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares SFERS Holdings LLC
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Ares Direct Finance I LP
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Diversified Loan Fund – Private Debt A S.a.r.L
By: Ares Management Limited, its portfolio manager
By: Areas Capital Management LLC, its subadvisor

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

SA Real Assets 20 Limited
By: Ares Management Limited, its portfolio manager
By: Areas Capital Management LLC, its subadvisor

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

SDL Finance 1 LP
By:	Ares Capital Management LLC, its servicer

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

SDL Finance 2 LP
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Federal Insurance Company
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Nationwide Life Insurance Company
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Nationwide Mutual Insurance Company
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Great American Insurance Company
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Great American Life Insurance Company
By: Ares Capital Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Bowhead IMC LP
By: Ares Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

Swiss Reinsurance America Corporation
By: Ares Management LLC, its investment manager

By:	/s/ Penni Roll
Name:	Penni Roll
Title:	Authorized Signatory

AO MIDDLE MARKET CREDIT FINANCING L.P.,
By: AO Middle Market Credits Financing GP Ltd,
its general partner

By:	/s/ K. Patel
Name:	K. Patel
Title:	Director

By:	/s/ Jeremy Ehrlich
Name:	Jeremy Ehrlich
Title:	Director

Ivy Hill Middle Market Credit Fund IV, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund IX, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund V, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund VII, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund VIII, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund X, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund XII, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund XIV, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund XV, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund XVI, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Ivy Hill Middle Market Credit Fund XVII, LTD.

By:	/s/ Kevin Braddish
Name:	Kevin Braddish
Title:	President

Exhibit A

[Credit Agreement]

CREDIT AGREEMENT

by and among

GPM INVESTMENTS, LLC,

as the Borrower,

Certain Subsidiaries of the Borrower from Time to Time Party Hereto,

as Guarantors,

the Lenders

from Time to Time Party Hereto,

ARES CAPITAL CORPORATION,

as Administrative Agent and as Collateral Agent

ARES CAPITAL MANAGEMENT LLC,

as Sole Bookrunner and Sole Lead Arranger

Dated as of February 28, 2020

As amended by First Amendment to Credit Agreement, dated as of April 27, 2020

As amended by Second Amendment to Credit Agreement, dated as of May 27, 2020

As amended by Third Amendment to Credit Agreement, dated as of August 27, 2020

As amended by Fourth Amendment to Credit Agreement, dated as of December 21, 2020

As amended by Fifth Amendment to Credit Agreement, dated as of March 30, 2021

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(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.01(a)	Commitments
Schedule 8.04	Labor Controversies
Schedule 8.05	Litigation
Schedule 8.11	Tax Returns and Payments
Schedule 8.13	Subsidiaries
Schedule 8.19	Security Documents, Perfection Matters
Schedule 8.23	Insurance
Schedule 8.26	Affiliate Transactions
Schedule 10.01	Indebtedness
Schedule 10.02	Liens
Schedule 10.05	Investments
Schedule 10.18	Real Property
Schedule 13.02	Addresses for Notices

EXHIBITS

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	[Reserved]
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Notice of Conversion or Continuation
Exhibit G	[Reserved]
Exhibit H	Form of Initial Term Loan Note
Exhibit I	Form of Delayed Draw Term Loan Note
Exhibit J	Form of Delayed Draw Term Loan Notice
Exhibit K	Form of Intercompany Subordination Agreement
Exhibit L	Form of U.S. Tax Compliance Certificate
Exhibit M	Form of Voluntary Prepayment Notice

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CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of February 28, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), is among GPM Investments, LLC, a Delaware limited liability company (the “Borrower”), each of the Subsidiaries of the Borrower signatory hereto as guarantors or hereafter designated as Guarantors pursuant to Section 9.09, the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), Ares Capital Corporation, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agent”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of a term loan in the aggregate principal amount of $225,000,000 (the “Term Loan Facility”) consisting of (i) an initial term loan in the aggregate principal amount of $162,000,000 available to be drawn on the Closing Date (the “Initial Term Loan Facility”), (ii) a delayed draw term loan A in an aggregate principal amount not to exceed $63,000,000 available, subject to Sections 7.02 and 7.03, to be drawn on or after the Closing Date (the “Delayed Draw Term Loan A Facility”), and (iii) a delayed draw term loan B in an aggregate principal amount not to exceed $0 available, subject to Sections 7.02 and 7.04, to be drawn on or after the Closing Date (the “Delayed Draw Term Loan B Facility” and, together with the Delayed Draw Term Loan A Facility, the “Delayed Draw Term Loan Facility”); and

WHEREAS, the proceeds of (a) the Initial Term Loan Facility will be used (i) to fund the Refinancing, (ii) in an aggregate amount up to $20,000,000 for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without duplication, any Restricted Payment pursuant to Section 10.06(g)) as the Borrower shall determine and (iii) to pay fees and expenses related thereto, (b) the Delayed Draw Term A Facility will be used by the Borrower (i) to fund the Empire Acquisition (as defined below), including providing working capital associated with the Empire Acquisition, or to contribute to GPMP in exchange for increased equity in GPMP and (ii) to pay fees and expenses related thereto, and (c) the Delayed Draw Term B Loans will be used (i) to fund Permitted Acquisitions, (ii) to fund certain renovations and/or remodelings of Borrower’s and its Subsidiaries’ convenience stores and (iii) to pay fees and expenses related thereto.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires:

“ABR” shall mean, for any day, a fluctuating rate of interest per annum which is the highest of (i) the rate last quoted by The Wall Street Journal (or another national publication selected by the Administrative Agent and acceptable to the Borrower) as the U.S. “Prime Rate”, (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (iii) the applicable LIBOR Rate with a term of one month (as defined below) plus 1.00% per annum.

“ABR Loan” shall mean each Loan bearing interest at the ABR, as provided in Section 2.08(a).

“ABL Facility” shall mean the asset-based revolving credit facility under the Existing Credit Agreement.

“ABL Priority Collateral” shall have the meaning set forth in the Intercreditor Agreement.

“Accounting Principles” shall mean financial reporting prepared by each Credit Party pursuant to GAAP.

“Accounts Receivable” shall mean all rights of any Credit Party to payment for goods sold, leased or otherwise disposed of in the ordinary course of business and all rights of any Credit Party to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with the Accounting Principles.

“Acquired Entity” shall have the meaning set forth in the definition of Purchase.

“Acquisition Representations” shall mean the representations and warranties made by or on behalf of Empire in the Empire Acquisition Agreement which are material to the interests of the Lenders but solely to the extent that the Borrower has the right to terminate its obligations under the Empire Acquisition Agreement or not to consummate the transactions contemplated by the Empire Acquisition Agreement as a result of a breach of (or the inability to make) such representations or warranties.

“Administrative Agent” shall have the meaning set forth in the preamble to this Agreement.

“Administrative Questionnaire” shall mean a questionnaire completed by each Lender, in a form approved by the Administrative Agent, in which such Lender, among other things, (a) designates one or more credit contacts to whom all credit facility-related information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with such Lender’s compliance procedures and Applicable Laws, including federal and state securities laws and (b) designates an address, electronic mail address and/or telephone number for notices and communications with such Lender.

“Affiliate” shall mean, with respect to any Person, any other Person (other than a Lender or affiliate thereof) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the Capital Stock of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of such Person. Notwithstanding the foregoing, neither the Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Credit Documents.

“Affiliated Debt Fund” means any Affiliate of the Parent (other than a natural Person or the Borrower or any of its Subsidiaries) that is a bona fide debt fund or investment vehicle that is engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course of business. For the avoidance of doubt, Arko Holdings Ltd. shall be an Affiliated Debt Fund for all purposes of this Agreement.

“Affiliate Loans” means the Indebtedness represented by the following promissory notes: (a) the Secured Promissory Note, dated June 1, 2015, made by GPM WOC Holdco, LLC in favor of ARKO Holdings, Ltd., in the original principal amount of $10,000,000.00, as amended, (b) the Secured Promissory Note, dated June 1, 2015, made by GPM WOC Holdco, LLC in favor of GPM Member, LLC, successor in interest to GPM Holdings, Inc., in the original principal amount of $10,000,000.00, as amended, (c) the Secured Promissory Note, dated November 10, 2016, made by the Borrower in favor of ARKO Holdings, Ltd., in the original principal amount not to exceed 144,065,042 New Israel Shekels, (d) the Secured Promissory Note, dated March 30, 2017, made by the Borrower in favor of ARKO Holdings, Ltd., in the original principal amount not to exceed 108,750,000 New Israel Shekels, (e) the Secured Promissory Note, dated March 29, 2018, made by GPM Southeast, LLC in favor of ARKO Holdings, Ltd., in the original principal amount not to exceed 197,500,000 New Israel Shekels and (f) the Secured Promissory Note, dated June 19, 2018, made by GPM RE, LLC in favor of ARKO Holdings, Ltd., in the original principal amount not to exceed 51,085,000 New Israel Shekels.

“Agent” shall have the meaning set forth in the preamble to this Agreement.

“Aggregate Cap” shall mean (x) with respect to any four fiscal quarter period through and including the four fiscal quarter period ended after the consummation of the Empire Acquisition, 20% and (y) thereafter, 15%, in each case, of Consolidated EBITDA for the relevant Test Period (calculated prior to giving effect to any add-backs subject to the Aggregate Cap).

“Aggregate Delayed Draw Term Loan A Commitment” shall mean the combined Delayed Draw Term Loan A Commitments of the Lenders, which shall initially be in the amount of $63,000,000, as such amount may be reduced from time to time pursuant to this Agreement. The Aggregate Delayed Draw Term Loan A Commitment shall be reduced by the aggregate amount of Delayed Draw Term A Loans funded by the Delayed Draw Term Loan Lenders.

“Aggregate Delayed Draw Term Loan B Commitment” shall mean the combined Delayed Draw Term Loan B Commitments of the Lenders, which shall initially be in the amount of $0, as such amount may be reduced from time to time pursuant to this Agreement. The Aggregate Delayed Draw Term Loan B Commitment shall be reduced by the aggregate amount of Delayed Draw Term B Loans funded by the Delayed Draw Term Loan Lenders.

“Aggregate Delayed Draw Term Loan Commitment” shall mean, collectively, the Aggregate Delayed Draw Term Loan A Commitment and the Aggregate Delayed Draw Term Loan B Commitment.

“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, amended and restated, refinanced, extended, supplemented, or otherwise modified from time to time.

“Alternative Interest Rate Election Event” shall have the meaning set forth in Section 2.10(e).

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, code, rule, order, decree, judgment, writ, injunction, determination, directive, settlement agreement or governmental requirement, whenever enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean:

(1) prior to March 1, 2021, initially, the percentage per annum equal to, with respect to each (a) Term Loan that is (i) an ABR Loan, 3.75 % per annum and (ii) a LIBOR Rate Loan, 4.75% per annum. Following the first anniversary of the Closing Date, the Applicable Margin shall be adjusted based upon the Total Leverage Ratio determined pursuant to most recent financial statements delivered pursuant to Section 9.01(b) in accordance with the following pricing grid:

Level	Total Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for LIBOR Rate Loans
I	Less than or equal to 4.00 to 1.00	3.625%	4.625%
II	Greater than 4.00 to 1.00	3.75%	4.75%

The occurrence and continuation of any Event of Default shall, in addition to any other remedy provided for in this Agreement, result in an increase of the Applicable Margin to the highest level of the above pricing grid until the first day after such Event of Default is cured or waived or such Event of Default no longer exists. The Applicable Margin shall be adjusted from time to time on the third (3rd) Business Day after the delivery to the Administrative Agent of each Compliance Certificate required to be delivered pursuant to Section 9.01(d) hereof. If such Compliance Certificate indicates that the Applicable Margin shall increase or decrease, then on the third (3rd) Business Day following the date of delivery of such Compliance Certificate, the Applicable Margin shall be adjusted in accordance therewith. Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Leverage Ratio set forth in any Compliance Certificate delivered for any period is inaccurate for any reason and the result thereof is that the Lenders received interest for any period based on an Applicable Margin that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Compliance Certificate for such period, and any shortfall in the interest theretofore paid by the Borrower for the relevant period as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable under Section 2.08(d). Borrower shall pay to the Administrative Agent the accrued additional interest so due and payable within one (1) Business Day following demand by the Administrative Agent, and

(2) from and including March 1, 2021, the percentage per annum equal to, with respect to each (a) Term Loan that is (i) an ABR Loan, 3.50 % per annum and (ii) a LIBOR Rate Loan, 4.50% per annum.

“Applicable Prepayment Premium” shall mean, with respect to prepayments of the principal of the Term Loans in connection with a Prepayment Event, Repricing Transactions or replacement of a lender pursuant to Section 13.07 whether or not before or after an Event of Default or acceleration of the Obligations, occurring (a) during the period from the Closing Date and through and including the twelve (12) month anniversary of the Closing Date, one percent (1.00%) of the amount of such prepayment of principal the Term Loans and (b) after the twelve (12) month anniversary of the Closing Date, zero percent (0.00%) of the amount of such prepayment of principal of the Term Loans.

“Approved Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or investing in loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“ARKO Real Estate Facility” shall have the meaning set forth in Section 10.01(y).

“Arranger” shall mean Ares Capital Management LLC.

“ASC” shall mean the FASB Accounting Standards Codification.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit A.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with the Accounting Principles, excluding Capitalized Leases relating to real estate.

“Authorized Officer” shall mean, with respect to any Credit Party, the President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the VP-Finance, the Treasurer or any vice president, secretary or other senior officer (to the extent that such senior officer is designated as such in writing to the Agent by such Credit Party) of such Credit Party.

“Available Amounts Basket” shall mean, on any date of determination, without duplication, an amount equal to (a) the sum of (i) (x) for fiscal year 2020, $10,000,000, and (y) for fiscal year 2021 and thereafter, the amount of Retained Excess Cash Flow (for the avoidance of doubt commencing with the Retained Excess Cash Flow for the year ending December 31, 2021) on such date, plus (ii) the aggregate amount of net cash proceeds received by the Borrower (and contributed to the Borrower) after the Closing Date (and prior to the date of such determination) pursuant to equity contributions or issuances in the form of Qualified Capital Stock of the Borrower (or a direct or indirect parent entity thereof) (other than any such proceeds (A) received pursuant to a Cure Right, (B) applied to repay the Term Loans or any other Indebtedness or (C) received in connection with the Class F Equity Issuance) to the extent such proceeds have not been previously utilized in accordance with the terms of this Agreement, plus (iii) the aggregate amount of (x) all cash dividends and other cash distributions received by the Borrower or any Subsidiary from any Investments made pursuant to Section 10.05(l) and (y) without duplication of amounts included in the preceding clause (x), Net Disposition Proceeds received by the Borrower or any Subsidiary from the Disposition of any Investments made pursuant to Section 10.05(l) that are not required to be applied to prepay Loans (or any portion thereof) pursuant to Section 5.02(a)(iii) (other than any Excluded Foreign Prepayment Proceeds) (in each case under this clause (iii), in an amount not to exceed the amount of the subject Investment made utilizing the Available Amounts Basket) after the Closing Date through and including such date of determination to the extent such proceeds have not been previously utilized in accordance with the terms of this Agreement; minus (b) the aggregate amount, as of such date, of the Available Amounts Basket previously utilized for Permitted Acquisitions, Investments, voluntary prepayments or repurchases of Junior Indebtedness and Restricted Payments.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to an EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” shall mean each and any of the following bank services provided to any Credit Party and any Subsidiary of a Credit Party by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, “commercial credit cards” and purchasing cards), (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme) or arrangement, overdrafts and interstate depository network services and cash pooling services).

“Banking Services Obligations” shall mean any and all obligations of each Credit Party and their respective Subsidiaries, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” shall have the meaning set forth in Section 13.09.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Materials” shall have the meaning set forth in Section 9.01.

“Borrower’s Operating Agreement” shall mean the Sixth Amendment and Restatement of the Limited Liability Company Agreement of the Borrower.

“Borrowing” shall mean and include the incurrence of one Type of Term Loan on a given date (or resulting from conversions on a given date after the Closing Date) having, in the case of LIBOR Term Loans, the same LIBOR Period (provided that, ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Term Loans).

“Business Day” shall mean (a) any day excluding Saturday, Sunday and any day that shall be in the City of New York a legal holiday or a day on which financial institutions are authorized by law or other governmental actions to close, and (b) as it relates to any LIBOR Rate Loans, any day that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with the Accounting Principles, prior to the implementation of ASC 842 on January 1, 2019.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with the Accounting Principles, recorded as finance leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with the Accounting Principles; provided, further, that for purposes of representations, covenants, definitions (including any term defined under GAAP) and calculations made pursuant to the terms of this Agreement or with respect to any other provisions herein, the Accounting Principles will be deemed to treat operating leases and finance leases in a manner consistent with their treatment under GAAP prior to the implementation of ASC 842 on January 1, 2019, notwithstanding any modifications or interpretive changes thereto that occurred or may occur after such date and provided, further, that all financial statements required to be delivered hereunder shall be proposed in accordance with the Accounting Principles as in effect from time to time.

“Cash Equivalents” shall mean:

(a) any direct obligation of (or unconditional guarantee by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after the date of acquisition thereof;

(b) commercial paper maturing not more than one year from the date of issue and issued by (i) a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition thereof, rated A-1 (or the then equivalent grade) or higher by S&P or P-1 (or the then equivalent grade) or higher by Moody’s, or (ii) any Lender (or its holding company);

(c) any certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by either: (i) a bank organized under the laws of the United States (or any state thereof) or the District of Columbia (or is the principal banking subsidiary of a bank holding company organized under the laws of the United States (or any state thereof) or the District of Columbia) which has, at the time of acquisition thereof, (A) a credit rating of A-2 (or the then equivalent grade) or higher from Moody’s or A (or the then equivalent grade) or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) a Lender;

(d) any repurchase agreement having a term of thirty (30) days or less entered into with any Lender or any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or commercial banking institution thereunder;

(e) investments in money market funds investing primarily in assets described in clauses (a) through (d) of this definition;

(f) demand deposit accounts or securities accounts holding cash; and

(g) other short-term investments in investments of a type analogous to the foregoing utilized by Foreign Subsidiaries.

“Casualty Event” shall mean the damage, destruction or condemnation, as the case may be, of any assets or property of any Person or any of its Subsidiaries.

“CFC” shall mean a Foreign Subsidiary of Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes hereof, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any and all rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection therewith or by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, are deemed to have been introduced and adopted after the date of the Closing Date, but only to the extent such rules, regulations, or published interpretations or directives are applied to the Borrower and its Subsidiaries by the Administrative Agent in substantially the same manner as applied to other similarly situated borrowers under comparable credit facilities.

“Change of Control” shall mean:

(1) until the consummation of the Haymaker Transactions, (a) the Permitted Holders shall cease to Control (or shall not hold economic interests representing the ability to Control), directly or indirectly ARKO Holdings, Ltd, (b) any Person, entity or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding the Permitted Holders) shall have acquired beneficial ownership or control of more than 35% of the outstanding voting or economic Capital Stock of ARKO Holdings, Ltd, (c) ARKO Holdings, Ltd shall cease to beneficially own and control, of record and beneficially, directly or indirectly, at least 50.1% of the outstanding voting or economic Capital Stock of the Parent or (d) 50.1% or more of the outstanding voting or economic Capital Stock of the Borrower is no longer owned or controlled, directly or indirectly by the Parent, and

(2) upon and at all times after the consummation of the Haymaker Transactions, (a) if during any twelve (12) consecutive month period, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board by the members of the Borrower was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board, or (iii) whose election or nomination to that board by the members of the Borrower was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board, (b) any Person, entity or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any Permitted Holder) shall have acquired beneficial ownership or control of more than 50% of the outstanding voting or economic Capital Stock of ARKO Corp., or (c) ARKO Corp. shall cease to beneficially own and control, of record and beneficially, directly or indirectly, at least 50.1% of the outstanding voting or economic Capital Stock of the Borrower.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Extended Term Loans, Delayed Draw Term A Loans or Delayed Draw Term B Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Loan Commitment, a Delayed Draw Term Loan A Commitment, a Delayed Draw Term Loan B Commitment, an Incremental Facility, commitments in respect of Extended Term Loans.

“Class F Equity Issuance” shall mean the issuance and sale to a certain investor (or its affiliates) of the Class F Units and certain related warrants (as defined in and pursuant to that certain Purchase Agreement, dated as of the date hereof by and among the Borrower and the investors party thereto) in an aggregate amount not to exceed $20,000,000.

“Closing Date” shall mean February 28, 2020.

“Closing Date Leverage Ratio” shall mean (i) prior to the consummation of the Empire Acquisition, the Total Leverage Ratio as of the Closing Date, (ii) upon the consummation of the Empire Acquisition and the Borrowing under Delayed Draw Term Loan A Facility related thereto, the Closing Date Leverage Ratio shall be the Total Leverage Ratio as of the date of the consummation of the Empire Acquisition and (iii) upon each Borrowing under the Delayed Draw Term Loan B Facility, the Closing Date Leverage Ratio shall be calculated on a Pro Forma Basis and in accordance with Section 1.09.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any assets of any Credit Party upon which Collateral Agent has been granted, or purported to have been granted, a Lien pursuant to the Security Documents.

“Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

“Collections” shall mean all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Credit Parties.

“Commitment” shall mean, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Delayed Draw Term Loan A Commitment, Delayed Draw Term Loan B Commitment or Incremental Term Loan Commitment, as applicable.

“Commitment Letter” shall mean that certain Commitment Letter, dated as of January 10, 2020, between Ares Capital Management LLC, Ares Capital Corporation, Arko Holdings Ltd. and GPM Investments, LLC.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate duly completed and executed by an Authorized Officer of the Borrower substantially in the form of Exhibit C, together with such changes to or departures from such form as the Administrative Agent, the Collateral Agent and Borrower may from time to time approve for the purpose of monitoring the Credit Parties’ compliance with the Financial Performance Covenant, certain other calculations or as otherwise agreed to by the Administrative Agent and the Borrower.

“Confidential Information” shall have the meaning set forth in Section 13.17.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” shall mean, for any specified period, the sum of, without duplication, all expenditures made, directly or indirectly, by Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with the Accounting Principles, that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries, which have a useful life of more than one year; provided, however, the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar equipment or with insurance proceeds therefrom shall be included as Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be. Consolidated Capital Expenditures shall exclude expenditures consisting of cash or equipment received from vendors.

“Consolidated EBITDA” shall mean Consolidated Net Income (as defined below) (without duplication), plus (in each case, solely to the extent deducted in arriving at Consolidated Net Income):

(i) Consolidated Interest Expense for such period;

(ii) federal, state and local income tax expense (including Tax Distributions), taxes on profit or capital (including without limitation, state franchise and similar taxes), and foreign franchise tax, withholding tax and like income tax paid or accrued by the Borrower and its Subsidiaries for such period;

(iii) depreciation and amortization expenses for such period;

(iv) fees, expenses and other charges related to the Empire Acquisition in an aggregate principal amount not to exceed $10,000,000;

(v) fees, expenses and other charges related to Permitted Acquisitions (other than the Empire Acquisition), Investments or Dispositions to the extent permitted under the Credit Documents (including those undertaken but not completed and those for which a purchase agreement was not signed), provided that the amounts set forth in this clause (v) shall not exceed the greater of (x) $6,500,000 or (y) 5% of the purchase price for all Permitted Acquisitions, in each case, in the aggregate for the applicable Test Period; provided, further, (A) that the amounts set forth in this clause (v) in respect of such Permitted Acquisitions, Investments or Dispositions for which a purchase agreement has not been signed shall not exceed $2,000,000 in the aggregate for the applicable Test Period and (B) the dollar caps in this clause (v) shall not include Purchases that occurred prior to the Closing Date;

(vi) any losses, charges or expenses that are extraordinary, unusual or non-recurring (including losses on sale of assets or businesses outside the ordinary course of business and relating to or arising in connection with claims or litigation (including legal fees, settlements, judgments and awards)), provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap;

(vii) any non-cash expenses, losses, charges or impairments, amortization charges or asset write offs and write downs (but excluding any write offs or write downs of inventory), including any non-cash compensation charges and expenses or relating to the incurrence of obligations in respect of an “earn-out” or similar contingent obligations (but only for so long as such expense, loss or charge remains a non-cash contingent obligation); provided that if any such non-cash expenses, losses, charges or impairments represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period;

(viii) non-recurring cash expenses for restructuring charges or expenses, integration expenses, accruals, reserves and business optimization expenses (including store opening and closing costs); provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap;

(ix) net unrealized losses on Hedging Agreements; and

(x) (A) net cost savings and operating expense reductions actually implemented by the Borrower or a Subsidiary or related to the Transactions or a Permitted Acquisition, which are expected to be realized in the good faith judgment of the Borrower within 18 months from the end of the applicable Test Period or from the consummation of the Permitted Acquisition, as applicable, and (B) synergies projected to be realized as a result of actions taken which are expected to be realized in the good faith judgment of the Borrower within 18 months from the end of the applicable Test Period, or from the consummation of the Permitted Acquisition, as applicable, so long as (A) and (B) are reasonably identifiable and factually supportable as certified by a responsible officer of the Borrower; provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap; minus:

(xi) unusual, extraordinary or non-recurring gains;

(xii) all non-cash items increasing Consolidated Net Income in such period except for non-cash items that amortize for cash or equipment in a prior period; and

(xiii) net unrealized gains on Hedging Agreements.

Notwithstanding the foregoing or anything herein to the contrary, (x) for the purpose of calculating Consolidated EBITDA for any Test Period, if during such Test Period Borrower or any Subsidiary shall have made a Permitted Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving effect on a pro forma basis to the earnings before interest, taxes, depreciation and amortization of any Acquired Entity, including, in each case during such period, as if such Permitted Acquisition had occurred on the first day of such period, (y) for purposes of calculating Consolidated EBITDA with respect to any Subsidiary other than GPMP that is not a Wholly-Owned Subsidiary, such calculation shall exclude the pro rata portion of gains and losses that are (i) attributable to minority interests in such Subsidiary or (ii) not available for distribution to or for the account of a Group Member that is a Wholly-Owned Subsidiary, and (z) solely for purposes of calculating the portion of Consolidated EBITDA with respect to GPMP, (A) the amount of any general partner distributions projected to be payable to or accrued for the benefit of the wholly-owned general partner of GPMP (provided that if such distributions are not payable to such general partner, they shall be payable to another Wholly-Owned Subsidiary of the Borrower) in the applicable fiscal quarter and the three immediately succeeding fiscal quarters shall be included and (B) any Second Tier Distributions (as such term is defined in the Third Amended and Restated Agreement of Limited Partnership of GPMP) in an aggregate amount not to exceed $7,000,000 projected to payable to or accrued for the benefit of a Credit Party (provided that if such distributions are not payable to a Credit Party, they shall be payable to another Wholly-Owned Subsidiary of the Borrower) in the fiscal quarter in which the Empire Acquisition is consummated and in the three immediately succeeding fiscal quarters, to the extent not paid prior to the Closing Date, shall be included and (C) such calculation shall exclude the pro rata portion of gains and losses that are (i) attributable to minority interests in GPMP or (ii) not available for distribution to or for the account of a Group Member that is a Wholly-Owned Subsidiary; provided, that (A) to the extent any amount added back pursuant to clause (z)(A) above shall not have been received by the general partner of GPMP (or such other Wholly-Owned Subsidiary, as applicable) by January 31, 2021, there shall be a reduction in Consolidated EBITDA in the immediately succeeding Test Period in an amount equal to the difference between the amount so added back and the amount actually received by such general partner or Wholly-Owned Subsidiary and (B) to the extent any amount added back pursuant to clause (z)(B) above shall not have been received by such Credit Party (or such other Wholly-Owned Subsidiary, as applicable) within 12 months of the consummation of the Empire Acquisition, there shall be a reduction in Consolidated EBITDA in the immediately succeeding Test Period in an amount equal to the difference between the amount so added back and the amount actually received by such Credit Party or Wholly-Owned Subsidiary.

“Consolidated Excess Cash Flow” shall mean, for a specified period, the excess (if any), of:

(a) Consolidated EBITDA for such period (but without giving effect to any Pro Forma Basis adjustments or the adjustments pursuant to clause (x) of the definition thereof); less,

(b) without duplication, the sum for such period (without duplication and to the extent that the following amounts (x) have not already been deducted in determining Consolidated EBITDA and (y) are not financed with the proceeds of any long-term Indebtedness) of:

(i) Consolidated Interest Expense paid in cash,

(ii) (A) scheduled and, to the extent the proceeds of any event giving rise to a mandatory prepayment are included (and not deducted) in the calculation of Consolidated EBITDA, mandatory principal payments of Indebtedness (whether at maturity, a scheduled amortization payment, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise) permitted by Section 10.01 (including the Term Loans), (B) any voluntary permanent repayments of Indebtedness, other than the Loans, but only to the extent such Indebtedness so prepaid (1) was not prohibited from being prepaid under the terms of this Agreement and (2) cannot be re-borrowed or redrawn and such prepayment does not occur in connection with a refinancing of all or a portion of such Indebtedness and (C) without duplication of any amounts deducted under clauses (v), (viii) or (x) below, payments in cash during such period of Earn-Outs, holdbacks or other contingent acquisition consideration or working capital adjustments in connection with a Permitted Acquisition, or other Investment pursuant to Section 10.05(u) that constitutes an acquisition that have become due and payable, in each case which is made in the applicable fiscal year or during the period from the end of such fiscal year until the date that the relevant prepayment of the Loans is required under Section 5.02(a)(i) (provided that any amount that was accrued or paid and previously deducted during such period shall not be deducted from the calculation of Consolidated Excess Cash Flow in any other fiscal year),

(iii) the sum of (A) federal, state and local income tax expense, taxes on profit or capital, and foreign franchise tax, withholding tax and like income tax permitted hereunder, in each case, paid in cash by the Borrower and its Subsidiaries for such period and (B) without duplication of any amounts deducted in clause (A) above, any Tax Distributions paid in cash by the Borrower and its Subsidiaries for such period,

(iv) Consolidated Capital Expenditures and expenditures that would be required to be capitalized in accordance with the Accounting Principles that do not constitute Consolidated Capital Expenditures, in each case, made in cash during such period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into prior to the end of such period or prior to the ECF Payment Date with respect thereto within six (6) months after the end of such period (excluding any portion thereof funded with proceeds of Indebtedness or equity issuances); provided that any such committed Consolidated Capital Expenditures and other expenditures that are actually made after the end of such period and are deducted from Consolidated Excess Cash Flow in such period shall not also reduce Consolidated Excess Cash Flow for the period in which such expenditures are made; provided, further, that to the extent such committed Consolidated Capital Expenditures and other expenditures are not actually made within the following four (4) consecutive fiscal quarters of Borrower immediately after the end of such period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated, including amounts paid to dealers in the form of upfront funds in connection with the extension or new supply agreement,

(v) without duplication of any amounts deducted under clause (ii) above or clauses (viii) or (x) below, amounts paid in cash as consideration to a seller and other amounts paid in cash in connection with a Permitted Acquisition (including the Empire Acquisition) or any other Investment permitted hereunder, including any fees and expenses and any deferred purchase price adjustment in each case made during such period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into during such period or prior to the ECF Payment Date with respect thereto within six (6) months of the end of such period (excluding any portion thereof funded with proceeds of Indebtedness or equity issuances); provided, that to the extent such amounts are not actually made within the following four (4) consecutive fiscal quarters of Borrower immediately after the end of such period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated,

(vi) payments of management distributions allowed under Section 5.8 of the Borrower’s Operating Agreement and advisory services fees to Arko Holdings, Ltd. (including amounts accrued and not paid from prior periods),

(vii) the amount paid in cash during such period for all non-cash losses, expenses, accruals and charges which have been included in determining Consolidated EBITDA in a prior period,

(viii) without duplication of any amounts deducted under clauses (ii) or (v) above or clause (x) below, other Investments permitted pursuant to Section 10.05 (without duplication of amounts specified in clause (iii)(B) hereof) and Permitted Acquisitions permitted hereunder, in each case, paid in cash during such period, or, at the option of Borrower made during such period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into during such period or prior to the ECF Payment Date with respect thereto within six (6) months of the end of such period (excluding any portion thereof funded with proceeds of Indebtedness or equity issuances); provided, that to the extent such Investments are not actually made within the following four (4) consecutive fiscal quarters of Borrower immediately after the end of such period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated,

(ix) payments made in connection with Hedging Agreements,

(x) without duplication of any amounts deducted under clauses (ii), (v) or (viii) above, cash fees, costs and expenses relating to the Loans and the Transactions and in connection with any Permitted Acquisition, Investment or Disposition (other than any fees and expenses funded with the proceeds of the Loans or other long-term Indebtedness or equity issuances), and

(xi) guarantee payments in respect of leases made in cash during such period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into during such period or prior to the ECF Payment Date with respect thereto within six (6) months of the end of such period (excluding any portion thereof funded with proceeds of Indebtedness or equity issuances); provided, that to the extent such guarantee payments are not actually made in cash within the following four (4) consecutive fiscal quarters of Borrower immediately after the end of such period, they shall be included in the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated.

For the avoidance of doubt, (x) Consolidated Excess Cash Flow shall exclude the portion of Consolidated Excess Cash Flow that is attributable to any company or line of business acquired pursuant to a Permitted Acquisition or other Investment pursuant to Section 10.05(u) that constitutes an acquisition permitted hereunder and that accrues prior to the closing date of the applicable Permitted Acquisition or other Investment pursuant to Section 10.05(u) that constitutes an acquisition permitted hereunder and (y) Consolidated Excess Cash Flow will be calculated without giving effect to “run rate” and Pro Forma Adjustments added back to Consolidated EBITDA.

“Consolidated Interest Expense” shall mean, for any specified period, for Borrower and its Subsidiaries, determined on a consolidated basis in accordance with the Accounting Principles, the sum of: (a) all interest, premium payments, debt discount, fees, charges and related expenses (including exchange rate differences) in respect of Indebtedness for borrowed money (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), in each case, to the extent treated as interest in accordance with the Accounting Principles, plus (b) commissions, discounts and other fees and charges owed by Borrower or any of its Subsidiaries in respect of letters of credit securing financial obligations and bankers’ acceptance financings, plus (c) the net amount payable (or minus the net amount receivable) in respect of Hedging Obligations relating to interest during such period but excluding unrealized gains and losses with respect to any such Hedging Obligations.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Borrower and its Subsidiaries determined on a consolidated basis in accordance with Accounting Principles for such period; provided that, without duplication:

(i) [reserved];

(ii) the cumulative effect of a change in accounting principles shall be excluded;

(iii) the net after-tax effect of gains, losses, charges and expenses attributable to disposed, discontinued, closed or abandoned Units or operations shall be excluded;

(iv) the net after-tax effect of gains, losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, Hedging Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid) shall be excluded;

(v) the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in any line item in such person’s consolidated financial statements pursuant to the Accounting Principles resulting from the application of purchase accounting, as the case may be, in connection with any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of taxes, shall be excluded;

(vi) non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, deferred stock or other rights or equity incentive programs, awards under a deferred compensation plan, long-term incentive plan or any other management or employee benefit plan or agreement, and non-cash deemed finance charges in respect of any pension liabilities or other provisions shall be excluded;

(vii) (x) charges and expenses pursuant to any management equity plan, deferred compensation plan, long-term incentive plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement and (y) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of equity interests held by management of the Borrower or any of its Subsidiaries, in the case of each of (x) and (y) above, to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of equity interests (other than mutually agreed upon disqualified stock) of the Borrower or any direct or indirect parent of the Borrower shall be excluded;

(viii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i) such coverage is not denied by the applicable carrier or indemnifying party in writing within 365 days and (ii) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded; provided, for the avoidance of doubt, that any business interruption insurance proceeds received after the Closing Date in connection with losses incurred with respect to Hurricane Florence shall be included as earnings without duplication;

(ix) (x) non-cash or unrealized gains or losses in respect of obligations under Hedging Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under hedge agreements, and (y) gains or losses resulting from unrealized currency translation gains or losses related to currency re-measurements of indebtedness (including gains or losses resulting from (A) Hedging Agreements for currency exchange risk and (B) intercompany indebtedness) shall be excluded;

(x) any expenses or charges to the extent paid by a third party that is not a Subsidiary on behalf of the Borrower or a Subsidiary (and not required to be reimbursed), and any gain resulting from such payment, shall be excluded;

(xi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Facilities, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period), shall be excluded; and

(xii) charges, expenses accruals and reserves pursuant to or in connection with any management or employee benefit plan or agreement in which the awards thereunder are based or derived from the value of the equity or business of the Borrower (including the rollover, acceleration, settlement or payout of such awards) held by management of the Borrower or any of its Subsidiaries shall be excluded provided that the amounts set forth in this clause (xii) shall not be excluded to the extent such amounts exceed $3,000,000 in the aggregate for the applicable Test Period.

“Consolidated Total Assets” shall mean at any date of determination, for any Person, the consolidated total assets of such Person determined in accordance with Accounting Principles.

“Consolidated Total Debt” shall mean, at any date, (a) the sum of (without duplication) all Indebtedness (other than letters of credit, bank guarantees or surety bonds (to the extent undrawn) and Insurance Notes) consisting of Indebtedness for borrowed money of the Borrower and the Subsidiaries determined on a consolidated basis on such date in accordance with GAAP, minus (b) the lesser of (x) the aggregate principal amount of Indebtedness then outstanding in respect of equipment capital leases and equipment loans and (y) $20,000,000, minus (c) the lesser of (x) unrestricted cash and Cash Equivalents on hand of the Borrower and the Subsidiaries and (y) $50,000,000; provided that, notwithstanding the foregoing or anything herein to the contrary, Consolidated Total Debt shall exclude the pro rata portion of Indebtedness attributable to minority interests in GPMP or any other Subsidiary that is not a Wholly-Owned Subsidiary.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be (x) the outstanding principal amount of the debt, obligation or other liability guaranteed thereby or (y) if such Contingent Liability is secured by a Lien on any assets of such Person, the lesser of (A) the amount of the Indebtedness secured by such Lien and (B) the value of the assets subject to such Lien.

“Contractual Obligation” shall mean, as to any Person, any obligation of such Person under any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Affiliates” shall mean, with respect to any Person, Affiliates of such Person who are directly or indirectly, under the Control of, or controlling, such Person.

“Credit Documents” shall mean this Agreement, the Guarantee Agreement, the Intercompany Subordination Agreement, the Security Documents, the Intercreditor Agreement, any Notes issued by the Borrower hereunder, any Extension Offer, and any other agreement entered into now, or in the future, by any Credit Party, on the one hand, and the Agent or Lender, on the other hand, in connection with and related to the financing transactions contemplated by this Agreement or which states that it is a “Credit Document”.

“Credit Extension” shall mean and include the making (but not the conversion or continuation) of a Loan.

“Credit Facility” shall mean any of the Initial Term Loan Facility, the Delayed Draw Term Loan A Facility or the Delayed Draw Term Loan B Facility, as applicable.

“Controlled Investment Affiliate” shall mean, as to any Person, any other Person that (a) directly or indirectly, is in Control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For the purposes of this definition, “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Credit Party” shall mean the Borrower, each of the Guarantors and each other Person that becomes a Credit Party hereafter pursuant to the execution of joinder documents.

“Cure Amount” shall have the meaning set forth in Section 11.03.

“Cure Right” shall have the meaning set forth in Section 11.03.

“Declined Proceeds” shall have the meaning set forth in Section 5.02(a)(vii).

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) fund any portion of the Term Loans or Delayed Draw Term Loans when required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing in a manner satisfactory to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Delayed Draw Term Loan” shall have the meaning set forth in Section 2.01(b)(v).

“Delayed Draw Term Loan A Commitment Expiration Date” shall mean the earliest to occur of (a) the date on which the entire amount of the Aggregate Delayed Draw Term Loan A Commitment has been drawn, (b) the date on which the aggregate Delayed Draw Term Loan A Commitment has been terminated or reduced to zero in accordance with the terms of this Agreement and (c) October 10, 2020.

“Delayed Draw Term Loan A Facility” shall have the meaning set forth in the recitals to this Agreement.

“Delayed Draw Term Loan A Funding Conditions” shall have the meaning set forth in Section 7.03.

“Delayed Draw Term Loan A Lender” shall mean a Lender with a Delayed Draw Term Loan A Commitment.

“Delayed Draw Term Loan B Commitment Expiration Date” shall mean the earliest to occur of (a) the date on which the entire amount of the Aggregate Delayed Draw Term Loan B Commitment has been drawn, (b) the date on which the aggregate Delayed Draw Term Loan B Commitment has been terminated or reduced to zero in accordance with the terms of this Agreement and (c) the date that is eighteen (18) months after the Closing Date.

“Delayed Draw Term Loan B Facility” shall have the meaning set forth in the recitals to this Agreement.

“Delayed Draw Term Loan B Funding Conditions” shall have the meaning set forth in Section 7.04.

“Delayed Draw Term Loan B Lender” shall mean a Lender with a Delayed Draw Term Loan B Commitment.

“Delayed Draw Term Loan Commitments” shall mean, collectively, the Delayed Draw Term Loan A Commitments and the Delayed Draw Term Loan B Commitments.

“Delayed Draw Term Loan Commitment Expiration Date” shall mean, collectively, the Delayed Draw Term Loan A Commitment Expiration Date and the Delayed Draw Term Loan B Commitment Expiration Date.

“Delayed Draw Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement.

“Delayed Draw Term Loan General Funding Conditions” shall have the meaning set forth in Section 7.02.

“Delayed Draw Term Loan Funding Conditions” shall have the meaning set forth in Section 7.04.

“Delayed Draw Term Loan Lender” shall mean a Lender with a Delayed Draw Term Loan Commitment.

“Delayed Draw Term Loan Note” shall mean a promissory note substantially in the form of Exhibit I.

“Delayed Draw Term Loan Notice” shall have the meaning set forth in Section 2.01(b)(i).

“Disposition” shall mean, with respect to any Person, any sale, transfer, lease (as lessor), contribution or other conveyance (including by way of merger, consolidation, division, liquidation, or distribution) of, or the granting of options, warrants or other rights to, any of such Person’s or their respective Subsidiaries’ assets (including Accounts Receivable and Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions and shall also include the allocation of any assets to any series of such Person.

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale or casualty event so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale or casualty event shall be subject to the prior repayment in full of the

Loans and all other Obligations that are accrued and payable (other than contingent indemnification obligations for which demand has not been made) and the termination of the Total Commitments, or the refinancing thereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than contingent indemnification obligations for which demand has not been made) and the termination of the Total Commitments or the refinancing thereof), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Initial Term Loan Commitment Expiration Date; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the Borrower dings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. For avoidance of doubt, the Class E, Class F, Class G and the senior preferred units of the Borrower and the limited partnership units of GPMP owned by Oppenheimer Steelpath and its Affiliates shall not be considered Disqualified Capital Stock.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Earn-Outs” shall mean any obligations of any Credit Party to pay any earn-out or other contingent payment amounts constituting the payment of deferred purchase price with respect to any acquisition of a business (whether through the purchase of assets or Capital Stock or whether by merger. consolidation or amalgamation) and any other similar arrangements.

“ECF Payment Date” shall have the meaning set forth in Section 5.02(a).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” shall mean, as of any date of determination, the sum of (i) the Libor Rate on such date for a deposit in Dollars with a maturity of three (3) months, (ii) the interest rate margins as of such date (with such interest rate margin and interest spreads to be determined by reference to the Libor Rate) and (iii) the amount of original issue discount (“OID”) and/or upfront fees paid and payable (which shall be deemed to constitute like amounts of OID) by the Borrower to the Term Lenders in connection with such Term Loan Facilities or Incremental Term Loan Facility (with OID or upfront fees being equated to interest based on the shorter of an assumed four-year life to maturity or actual maturity) (it being understood that customary arrangement or commitment fees payable to the Initial Lenders (or their respective Affiliates) in connection with the Term Loan Facilities or to one or more arrangers or bookrunners (or their affiliates) of any Incremental Term Loan Facility shall be excluded).

“Empire” shall mean Empire Petroleum Partners, LLC.

“Empire Acquisition” shall mean the acquisition of substantially all of the assets of Empire pursuant to the Empire Acquisition Agreement.

“Empire Acquisition Agreement” shall mean that certain Asset Purchase Agreement dated December 17, 2019 (together with the exhibits and disclosure schedules thereto) among GPM Southeast, LLC, GPM Petroleum, LLC and Empire.

“Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Credit Parties (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction, audit, or an acquisition or disposition of real estate) or proceedings resulting from, arising under or relating in any way to any Environmental Law (“Claims”), including, but not limited to, (i) any Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, investigatory, monitoring or other actions or damages pursuant to any applicable Environmental Law, (ii) any Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury from the release or threatened release of Hazardous Materials, and (iii) any Claims relating to any violation of, or liability under, any Environmental Law.

“Environmental Law” shall mean any Applicable Law, whenever in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, regulating, relating to or imposing liability or standards of conduct concerning pollution, the preservation or protection of the environment, natural resources or human health (including employee health and safety), or the generation, manufacture, use, labeling, treatment, storage, handling, transportation or release of, or exposure to Hazardous Materials.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that, together with any Credit Party or a Subsidiary thereof is treated as a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 11.01.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Foreign Prepayment Proceeds” shall have the meaning set forth in Section 5.02(a)(viii).

“Excluded Subsidiary” shall mean any Subsidiary that is (a) an Immaterial Subsidiary, (b) a joint venture, to the extent a guaranty is prohibited by such joint venture’s organizational documents, (c) prohibited by applicable law, rule or regulation from guaranteeing the Obligations or would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval or licensor authorization has been received, (d) prohibited by contractual obligation and listed on Schedule 8.13 hereto, (e) a captive insurance company subject to regulation as an insurance company (or any Subsidiary thereof), (f) a not-for-profit Subsidiary, (g) a special purpose entity used for a securitization facility, (h) prohibited by contract with an unaffiliated third party existing on the Closing Date, or on the date such entity became a Subsidiary, as applicable, from guaranteeing the Obligations (provided that such restriction shall not have been created or entered into in contemplation of this restriction), (i) a Subsidiary where the guarantee of the Obligations by such Subsidiary would constitute an investment in “United States property” by a CFC that would reasonably be expected to result in material adverse tax consequences to the Borrower or its direct or indirect owners as reasonably determined by Borrower in good faith in consultation with the Administrative Agent, (j) excluded to the extent the Agent and Borrower mutually determine the cost, burden, difficulty and/or consequence of obtaining a guaranty or security interest with respect thereto outweigh the benefit to the Lenders, (k) a Subsidiary where the guarantee of the Obligations by such Subsidiary would reasonably be expected to result in such Subsidiary failing to remain in compliance with net capital requirements applicable to a direct or indirect Subsidiary of any of the foregoing, (l) Broyles Hospitality, LLC, (m) GPMP, or (n) GPM Petroleum GP, LLC.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or otherwise becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (a) at the time any transaction is entered into under a Hedging Agreement or (b) with respect to any transactions outstanding under any Hedging Agreements at the time such Guarantor becomes a Guarantor under the Credit Documents, at such time. Notwithstanding the foregoing, at the time any Guarantor becomes an “eligible contract participant” as such term is defined in the Commodity Exchange Act, the Obligations of such Guarantor shall include, without limitation, any transaction entered into under any Swap Obligation and any transactions outstanding under any Swap Obligations, so long as the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is not or does not become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) net income, franchise or branch profits Taxes, in each case (i) imposed as a result of such Recipient being organized under the laws of or having its principal office located or, in the case of any Lender, its applicable lending office, located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to, or for the account of, such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement or designates a new lending office, other than pursuant to an assignment request by the Borrower or if such designation was at the request of the Borrower, and other than to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 5.04(a), (c) Taxes imposed by reason of the failure of such Recipient to comply with its obligations under Section 5.04(b), and (d) any U.S. withholding taxes imposed under FATCA.

“Excluded Transferee” shall mean (i) any Persons that are identified in writing by the Borrower to the Administrative Agent prior to the Closing Date that are competitors of the Borrower and its Subsidiaries and (ii) any Affiliates of such competitors, other than bona fide debt funds or fixed income investors that are engaged in making or purchasing commercial loans in the ordinary course of business, in each case, that are either (x) separately identified by the Borrower in writing to the Administrative Agent from time to time and consented to by the Required Lenders, such consent not to be unreasonably withheld or (y) clearly identifiable on the basis of such Affiliate’s name by the Administrative Agent.

“Existing Credit Agreement” shall mean that certain Third Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of the Closing Date among the Borrower and each Person joined thereto as a borrower from time to time, the financial institutions which are a party thereto and PNC Bank, National Association, as agent for lenders, and any Permitted Refinancing thereof, in each case, as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“Extended Term Loans” shall have the meaning set forth in Section 2.18(a).

“Extending Term Lender” shall have the meaning set forth in Section 2.18(a).

“Extension” shall have the meaning set forth in Section 2.18(a).

“Extension Amendment” shall have the meaning set forth in Section 2.18(c).

“Extension Offer” shall have the meaning set forth in Section 2.18(a).

“FATCA” shall mean Code Sections 1471 through 1474 (as of the date of this Agreement, or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations or guidance thereof, any applicable agreements entered into pursuant to Code Section 1471(b)(1), any applicable intergovernmental agreement with respect to the implementation of the foregoing, and any fiscal or regulatory legislation, rules or official administrative practices to the extent adopted pursuant to any intergovernmental agreement or treaties and entered into in connection with the implementation of such Code Sections.

“Federal Funds Rate” shall mean, for any day, a fluctuating interest rate per annum equal to: (a) the highest rate on overnight federal funds transactions with members of the Federal Reserve System, as published for such day (or, if such day is not a Business Day, for the next succeeding Business Day) by the Federal Reserve Bank of New York online at https://www.federalreserve.gov/monetarypolicy/openmarket.htm; or (b) if such rate is not so published for any day which is a Business Day, the highest of the quotations for such day on such transactions received by the Administrative Agent out of three (3) federal funds brokers of recognized standing reasonably selected by it.

“Fee Letter” shall mean that certain Amended and Restated Fee Letter, dated as of April 27, 2020, between Ares Capital Management LLC, Ares Capital Corporation, Arko Holdings Ltd. and GPM Investments, LLC.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.01.

“Fifth Amendment” shall mean that certain Fifth Amendment to Credit Agreement, dated as of March 30, 2021.

“Fifth Amendment Effective Date” shall mean March 30, 2021.

“Financial Covenant or Financial Reporting Event of Default” shall mean any Event of Default arising under Section 11.01(c) (solely with respect to a breach under Section 10.12) or Section 11.01(d) (solely with respect to a failure to comply with Section 9.01(a), 9.01(b), 9.01(c), 9.01(d)(i), or 9.01(d)(iii) (after giving effect to any grace periods provided for in Section 11.01(d)).

“Financial Performance Covenant” shall mean the covenant set forth in Section 10.12.

“FINRA” shall mean the Financial Industry Regulatory Authority Inc. and any successor thereto.

“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of April 27, 2020.

“First Amendment Effective Date” shall mean April 27, 2020.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower that is organized under the Applicable Laws of any jurisdiction other than the United States, any state thereof, or the District of Columbia.

“Fourth Amendment” shall mean that certain Fourth Amendment to Credit Agreement, dated as of December 21, 2020.

“Fourth Amendment Effective Date” shall mean December 21, 2020.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including FINRA, the SEC, the PBGC and other quasi-governmental entities established to perform such functions.

“GPMP” shall mean GPM Petroleum LP.

“GPMP Debt” shall mean any Indebtedness of GPMP.

“Group Members” shall mean the collective reference to the Borrower and each of its Subsidiaries.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the Closing Date, executed and delivered by each Guarantor in favor of the Administrative Agent and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness) or (y) Excluded Swap Obligations. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) each Subsidiary (other than an Excluded Subsidiary) on the Closing Date and (b) each Person (in each case, other than any Excluded Subsidiary) that becomes a party to the Guarantee Agreement after the Closing Date pursuant to Section 9.09.

“Haymaker” shall mean Haymaker Acquisition Corp. II, a Delaware corporation, and its successors and assigns.

“Haymaker Transactions” shall have the meaning giving to such term in the Fourth Amendment.

“Hazardous Materials” shall mean any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law, including but not limited to petroleum (including crude oil or any fraction thereof), petroleum by-products, toxic mold, polychlorinated biphenyls, urea-formaldehyde insulation, per and polyfluoroalkyl substances, asbestos or asbestos-containing material, flammable or explosive substances, or pesticides.

“Hedging Agreement” shall mean (a) any and all agreements and documents not entered into for speculative purposes that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices, and (b) any and all agreements and documents (and the related confirmations) entered into in connection with any transactions of any kind, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person on a marked-to-market basis under Hedging Agreements.

“Historical Financial Statements” shall mean (A) (i) the audited consolidated balance sheets of the Borrower as at the end of the fiscal years ended December 31, 2018 and December 31, 2017, and related statements of operations, comprehensive income (loss), members’ equity and cash flows of the Borrower for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016; and (ii) an unaudited consolidated balance sheet of the Borrower as at the end of, and related statements of operations, comprehensive income (loss) and cash flows of the Borrower for, the fiscal quarters ended September 30, 2019, June 30, 2019 and March 31, 2019, and (B) (i) the audited consolidated balance sheets of Empire as at the end of the fiscal years ended December 31, 2018 and December 31, 2017, and related statements of income, stockholders’ equity and, to the extent available, cash flows of Empire for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016; and (ii) an unaudited consolidated balance sheet of Empire as at the end of, and related statements of income and cash flows of Empire for, the fiscal quarters ended September 30, 2019, June 30, 2019, and March 31, 2019.

“Immaterial Subsidiary” shall mean, as of any date, any Subsidiary of any Credit Party whose Consolidated EBITDA and Consolidated Total Assets was less than two and one half percent (2.50%) of the Consolidated EBITDA and Consolidated Total Assets, respectively, of the Borrower and its Subsidiaries on a consolidated basis in accordance with the Accounting Principles for the most recently ended Test Period; provided, that the aggregate Consolidated EBITDA and Consolidated Total Assets attributable to all such Immaterial Subsidiaries shall not exceed five percent (5.00%) of the Consolidated EBITDA and Consolidated Total Assets, respectively, of the Borrower and its Subsidiaries on a consolidated basis in accordance with the Accounting Principles for such period. As of the Closing Date, Worsley Operating Company, LLC, LSF5 Cavalier Investments, LLC, WOCSC, LLC, Palm Food Stores, LLC, Virginia Oil Company, LLC, Financial Express Money Order Company, LLC and GPM7, LLC are Immaterial Subsidiaries.

“Incremental Effective Date” shall have the meaning set forth in Section 2.01(d).

“Incremental Facility” shall have the meaning set forth in Section 2.01(d).

“Incremental Facility Request” shall have the meaning set forth in Section 2.01(d).

“Incremental Term Loan” shall have the meaning set forth in Section 2.01(d).

“Incremental Term Loan Commitment” shall have the meaning set forth in Section 2.01(d).

“Incremental Term Loan Request” shall have the meaning set forth in Section 2.01(d).

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with the Accounting Principles:

(a) all indebtedness of such Person for borrowed money and purchase money indebtedness, and all other indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all obligations of such Person arising under letters of credit (including standby and commercial), of bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net Hedging Obligations of such Person;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than Earn-Outs and ordinary course trade payables);

(e) indebtedness of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Capital Stock;

(h) all Guarantee Obligations of such Person in respect of any of the foregoing; and

(i) any Earn-Out or deferred purchase price adjustment obligation (including seller notes) with respect to (x) a Permitted Acquisition, (y) a permitted Investment or (z) any acquisition consummated on or prior to the Closing Date, in each case, only when such obligation shall become earned and due (and remains unpaid);

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) endorsements of checks or drafts arising in the ordinary course of business, (iv) preferred Capital Stock to the extent not constituting Disqualified Capital Stock, (v) trade accounts payable and other accrued expenses, in each case, incurred in the ordinary course of business other than trade accounts payable in an aggregate amount in excess of $5,000,000 that are more than sixty (60) days past due, (vi) any Earn-Out or deferred purchase price adjustment obligation with respect to (x) a Permitted Acquisition, (y) a permitted Investment or (z) any acquisition consummated on or prior to the Closing Date, in each case, until such obligation shall become earned and due and not promptly paid or (vii) deferred compensation payable to directors, officers or employees of any Group Member.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or equivalent entity) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“indemnified liabilities” shall have the meaning set forth in Section 13.05.

“Indemnified Parties” shall have the meaning set forth in Section 13.05.

“Initial Lenders” shall have the meaning set forth in the Commitment Letter.

“Initial Term Loan” shall have the meaning set forth in Section 2.01(a).

“Initial Term Loan Commitment” shall mean (a) as to any Lender, the commitment of such Lender to make its pro rata share of Initial Term Loans as set forth on Schedule 1.01(a) hereto or in the most recent assignment to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Initial Term Loans, which aggregate commitment shall be $162,000,000 as of the Closing Date.

“Initial Term Loan Commitment Expiration Date” shall mean the Closing Date.

“Initial Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement.

“Initial Term Loan Lender” shall mean a Lender with an Initial Term Loan Commitment.

“Initial Term Loan Note” shall mean a promissory note substantially in the form of Exhibit H.

“Insurance Notes” shall mean Premium Finance Agreements executed by the Borrower or the Subsidiaries, each evidencing the obligation of Borrower or such Subsidiary to repay financed insurance premiums in connection with the insurance procured by Borrower or such Subsidiary in the ordinary course of business.

“Intellectual Property” shall have the meaning set forth in the Security Pledge Agreement.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement in the form attached hereto as Exhibit K, executed and delivered by each Credit Party, each of their respective Subsidiaries from time to time party thereto, the Administrative Agent and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Investment” shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) Contingent Liabilities in respect of obligations of any other Person; and (c) any Capital Stock or other investment held by such Person in any other Person.

“Intercreditor Agreement” shall mean the Intercreditor agreement, dated as of the Closing Date, entered into by and among each Credit Party, the Administrative Agent, the Collateral Agent and PNC Bank, National Association, as amended, restated, supplemented or otherwise modified from time to time.

“Junior Indebtedness” shall mean Indebtedness for borrowed money which is (a) unsecured or (b) Subordinated Indebtedness or secured only by Collateral on a junior lien basis to the liens securing the Obligations and which is subject to a subordination agreement with terms that are reasonably acceptable to the Collateral Agent.

“Latest Maturity Date” shall mean, at any date of determination, the latest scheduled Maturity Date at such time, including the latest scheduled Maturity Date of any Extended Term Loan.

“LCA Election” shall mean the Borrower’s election to treat a specified acquisition as a Limited Condition Acquisition.

“LCA Test Date” shall have the meaning set forth in Section 1.09(a).

“Lender” shall have the meaning set forth in the preamble to this Agreement.

“LIBOR Period” shall mean, with respect to any LIBOR Rate Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

“LIBOR Rate” shall mean, with respect to any LIBOR Rate Loan for any LIBOR Period, the higher of (a) the rate for eurodollar deposits for a period equal to 1, 2, 3, 6, or, if available to all relevant affected Lenders, 12 months or a shorter period (as selected by the Borrower) appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) (the “Published LIBOR Rate”) (as adjusted for statutory reserve requirements for eurocurrency liabilities) and (b) ~~1.50~~ (x) prior to March 1, 2021, 1.50% per annum and (y) from and including March 1, 2021, 1.00% per annum. If the Reuters screen shall no longer report the Published LIBOR Rate, or such interest rates cease to exist, the Administrative Agent and Collateral Agent shall be permitted to select an alternate service that quotes, or alternate interest rates that reasonably approximate, the rates of interest per annum at which deposits of Dollars in immediately available funds are offered by major financial institutions reasonably satisfactory to the Administrative Agent and Collateral Agent in the London interbank market (and relating to the relevant LIBOR Period for the applicable principal amount on any applicable date of determination) or, if the London interbank market is no longer generally used for determining a rate of interest for leveraged syndicated loans in the United States, the Administrative Agent and the Collateral Agent shall in consultation with the Borrower establish an alternate rate of interest which shall be based upon a rate per annum that is widely recognized as the successor to interest rates based on the LIBOR Rate and applied in a manner consistent with market practice that gives due consideration to the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States at such time (it being understood among the parties that such rate shall not result in a higher all-in cost of funding than the all-in cost of funding for a corresponding ABR Loan), and the Administrative Agent, Collateral Agent and Borrower shall enter into an amendment to the Credit Documents to reflect such alternate rate of interest and such other related changes as may be applicable. Such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days after the date the applicable proposed amendment is posted to Lenders, a written notice from the Required Lenders stating that they object to such amendment (which amendment shall not be effective prior to the end of such five (5) Business Day notice period).

“LIBOR Rate Loan” shall mean any LIBOR Term Loan.

“LIBOR Successor Rate” shall have the meaning set forth in Section 2.10.

“LIBOR Successor Rate Conforming Changes” shall have the meaning set forth in Section 2.10.

“LIBOR Term Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions) or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) on title to real property and any financing lease having substantially the same economic effect as any of the foregoing; provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“Limited Condition Acquisition” shall mean any acquisition or investment permitted hereunder by the Borrower or one or more of its Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” shall mean, individually, any Term Loan made by any Lender hereunder, and collectively, the Term Loans made by the Lenders hereunder.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning set forth in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent, the Collateral Agent and the Lenders under this Agreement or any of the other Credit Documents or (iii) the ability of the Credit Parties (taken as a whole) to perform their payment obligations under this Agreement or any of the other Credit Documents.

“Maturity Date” shall mean, (i) with respect to the Initial Term Loan Facility and Delayed Draw Term Loan Facilities, the Term Loan Maturity Date and (ii) with respect to any Extended Term Loans in respect thereof, shall be the final maturity date as specified in the applicable Extension Offer.

“Maximum Incremental Amount” shall mean an unlimited amount, so long as after giving effect to the incurrence of such amount and the use of proceeds thereof, the pro forma Total Leverage Ratio is no greater than the Closing Date Leverage Ratio.

“Members Pledge Agreement” shall mean the Security Pledge Agreement, dated as of the Closing Date, by and among certain of the Borrower’s equity holders and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Collateral Agent.

“MFN Adjustment” shall have the meaning set forth in Section 2.01(d)(iv).

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Multiemployer Plan” shall mean any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which any Credit Party or Subsidiary of a Credit Party has any obligation or liability, contingent or otherwise, including in connection with any affiliation with an ERISA Affiliate.

“M&T Priority Collateral” shall mean the real property, fixtures, equipment and other personal property securing the M&T Real Estate Debt.

“M&T Real Estate Debt” shall mean the Indebtedness owing to M&T Bank, subject to the provisions of Section 10.01(u) herein below, and specifically including the Indebtedness evidenced by the following: (i) the Amended and Restated Consolidated Term Note dated December 21, 2016 made by the Borrower, GPM Southeast, LLC, GPM1, LLC, GPM2, LLC, GPM3, LLC, GPM4, LLC, GPM5, LLC, GPM6, LLC, GPM8, LLC, GPM 9, LLC for the benefit of M&T Bank in the original principal amount of $26,000,000, (ii) the Construction-to-Permanent Loan Note dated December 21, 2016 made by the Borrower for the benefit of M&T Bank in the original principal amount of $1,400,000, (iii) the Construction-to-Permanent Loan Note dated December 21, 2016 made by the Borrower for the benefit of M&T Bank in the original principal amount of $300,000, (iv) the Amended and Restated Term Note dated January 7, 2020 made by the Borrower for the benefit of M&T Bank in the original principal amount of $625,000, and (v) the Term Note to be entered into in March 2020 made by GPM RE, LLC for the benefit of M&T Bank in the original principal amount of $1,537,500; and mortgages, security documents, guarantees, and ancillary documents associated therewith, and any Permitted Refinancing thereof, in each case, as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“Net Casualty Proceeds” shall mean, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by any Credit Party or any of their respective Subsidiaries in cash in connection with such Casualty Event (net of all out-of-pocket collection expenses thereof not payable to a Credit Party or Subsidiary thereof (other than reimbursements of reasonable out-of-pocket expenses of such Subsidiary) (including, without limitation, any legal or other professional fees)), and (a) excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 10.02(c) on the property which is the subject of such Casualty Event, (b) less any Taxes (or, without duplication, Tax Distributions) payable by such Person on account of such insurance proceeds or condemnation award, actually paid, assessed or estimated by such Person (in good faith) to be payable within the next 12 months in cash in connection with such Casualty Event; provided, that if, after the expiration of such 12-month period, the amount of such estimated or assessed Taxes (or Tax Distributions), if any, exceeded the Taxes (or Tax Distributions) actually paid in cash in respect of proceeds from such Casualty Event, the aggregate amount of such excess shall constitute Net Casualty Proceeds under Section 5.02(a)(iv) and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(a)(viii) and (c) in the case of any such proceeds or awards received by GPMP or any other Subsidiary that is not a Wholly-Owned Subsidiary, excluding the pro rata portion of the proceeds or awards thereof (calculated without regard to this clause (c)) that are (x) attributable to minority interests in such Subsidiary or (y) not available for distribution to or for the account of a Group Member that is a Wholly-Owned Subsidiary.

“Net Debt Proceeds” shall mean, with respect to the sale, incurrence or issuance by any Credit Party or any of their respective Subsidiaries of any Indebtedness, the excess of: (a) the gross cash proceeds received by such Credit Party or any of its Subsidiaries from such sale, incurrence or issuance, over (b) all underwriting commissions and legal, investment banking, underwriting, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, incurrence or issuance which have not been paid and are not payable to Subsidiaries of such Credit Party in connection therewith (other than reimbursements of reasonable out-of-pocket expenses of such Subsidiaries).

“Net Disposition Proceeds” shall mean, with respect to any Disposition by any Credit Party or any of their respective Subsidiaries, the excess of: (a) the gross cash proceeds received by such Person from such Disposition, over (b) the sum of: (i) all legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other out-of-pocket fees, expenses and charges, in each case actually incurred in connection with such Disposition (including any reasonable and customary amounts paid by any third party and reimbursed by a Credit Party or any of their respective Subsidiaries) which have not been paid and are not payable to Subsidiaries of such Person (other than reimbursements of reasonable out-of-pocket expenses of such Subsidiaries), and (ii) all Taxes (or, without duplication, Tax Distributions) payable by such Person on account of proceeds from such Disposition, actually paid, assessed or estimated by such Person (in good faith) to be payable in cash within the next twelve (12) months in connection with such proceeds, (iii) the amount of such cash or Cash Equivalents required to repay any Indebtedness which is secured by the assets subject to such Disposition (other than the Obligations), so long as such Indebtedness is permitted under this Agreement and is permitted to be senior to or pari passu with the Obligations in right of payment) and (iv) amounts provided as a reserve for liabilities or indemnification payments (fixed or contingent) attributable seller’s indemnities and representations and warranties to purchasers and other retained liabilities in respect of such Disposition undertaken by any Credit Party or any Subsidiary of a Credit Party in connection with such Disposition; provided, that if, after the expiration of the twelve-month period referred to in clause (b)(ii) above, the amount of estimated or assessed Taxes (or Tax Distributions), if any, pursuant to clause (b)(ii) above exceeded the Taxes (or Tax Distributions) actually paid in cash in respect of proceeds from such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds under Section 5.02(a)(iii) and be immediately applied to the prepayment of the Obligations pursuant to Section

5.02(a)(viii); provided, further, that to the extent any amount referred to in clause (b)(iv) above ceases to be so reserved, the amount thereof, if any, pursuant to clause (b)(iv) above shall be deemed to be Net Disposition Proceeds at such time and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(a)(viii); provided, that in the case of any such proceeds or awards received by GPMP or any other Subsidiary that is not a Wholly-Owned Subsidiary, Net Disposition Proceeds shall exclude the pro rata portion of the proceeds or awards thereof (calculated without regard to this clause (c)) that are (x) attributable to minority interests in such Subsidiary or (y) not available for distribution to or for the account of a Group Member that is a Wholly-Owned Subsidiary.

“Non-Consenting Lender” shall have the meaning set forth in Section 13.07(b).

“Non-Excluded Taxes” shall mean (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Non-U.S. Lender” shall have the meaning set forth in Section 5.04(b).

“Note” shall mean, a Term Loan Note.

“Notice of Borrowing” shall have the meaning set forth in Section 2.03.

“Notice of Conversion or Continuation” shall have the meaning set forth in Section 2.06.

“Obligations” shall mean (a) with respect to the Borrower, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower arising under or in connection with any Credit Document, including all fees and premiums (including any Applicable Prepayment Premium) payable under any Credit Document and the principal of and interest (including interest accruing during the pendency of any proceeding of the type described in Section 11.01(h), whether or not allowed in such proceeding) on the Loans, (b) with respect to each Credit Party, all Banking Services Obligations, (c) with respect to each Credit Party, all Hedging Obligations owing to any Person who was a Lender on the date the related Hedging Agreement was entered into, and (d) with respect to each Credit Party other than the Borrower, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of such Credit Party arising under or in connection with any Credit Document; provided, however, that for purposes of the Security Documents, the Guarantee Agreement and each other guarantee agreement or other instrument or document executed and delivered pursuant to Section 9.09, 9.10, 9.11 or 9.12, pursuant to any of the Security Documents, or otherwise to guarantee any of the Obligations, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations of such Guarantor.

“OID” shall have the meaning set forth in the definition of Effective Yield.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” shall have the meaning set forth in Section 13.25(a).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Currency” shall have the meaning set forth in Section 13.25(a).

“Other Real Estate Priority Collateral” means the real property, fixtures, equipment and related personal property (i) acquired with the proceeds of, and securing, a Real Estate Facility or (ii) securing the ARKO Real Estate Facility.

“Other Taxes” shall mean any and all present or future stamp or documentary, intangible, recording, court, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by Borrower).

“Parent” shall mean Arko Convenience Stores, LLC, a Delaware limited liability company.

“Participant” shall have the meaning set forth in Section 13.06(c)(i).

“Participant Register” shall have the meaning set forth in Section 13.06(c)(ii).

“Patriot Act” shall have the meaning set forth in Section 13.20.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean any single-employer plan, as defined in Section 4001(a)(15) of ERISA, and subject to Title IV of ERISA or Section 412 of the Code or Section 302 or 303 of ERISA, that is sponsored, maintained or contributed to by any Credit Party, Subsidiary of a Credit Party or in respect of which any Credit Party, Subsidiary of a Credit Party has any obligation or liability, contingent or otherwise, including in connection with any affiliation with an ERISA Affiliate.

“Permitted Acquisition” shall mean the Empire Acquisition and any other Purchase which, other than with respect to the Empire Acquisition, meets the following conditions:

(a) has the closing purchase price funded solely by GPMP (except up to $2,000,000 of the purchase price plus the amount of inventory acquired, funded and to be retained by a Credit Party for sale in the ordinary course of business); or

(b) meets the following conditions:

(i) at least ten (10) Business Days prior to the date on which any such Purchase or acquisition is to be consummated, the Borrower shall deliver to the Administrative Agent, on behalf of the Lenders (i) a description of the proposed acquisition, (ii) to the extent available, a due diligence package (including other customary third party reports that are permitted to be shared), (iii) to the extent available, a quality of earnings report and (iv) such additional information regarding the target of the proposed acquisition as reasonably requested by the Agent.

(ii) such Person and its Subsidiaries shall be required to become Credit Parties hereunder and under the other applicable Credit Documents pursuant to one or more joinder agreements in form reasonably satisfactory to the Agent and otherwise comply with its obligations under Section 9.09 hereof within the timeframes set forth therein; provided, that this clause (ii) shall not apply with respect to Persons (or their assets) and their respective Subsidiaries that are not required to become Credit Parties (or assets with respect to which the Collateral Agent does not receive a security interest) pursuant to Section 9.09 hereof; provided, further, that the Total Consideration paid during the term of this Agreement in respect of all Permitted Acquisitions with respect to which the acquisition target does not become a Credit Party, as set forth in Section 9.09, or the purchased assets are not required to become Collateral, as set forth in Section 9.09, shall not exceed an amount equal to $5,000,000 (provided that any cash and Cash Equivalents in foreign bank accounts of Foreign Subsidiaries shall not be subject to such cap);

(iii) immediately before and immediately after giving effect to any such Purchase and any Indebtedness incurred or assumed in connection therewith on a Pro Forma Basis, no Event of Default shall have occurred and be continuing; provided that in connection with a Limited Condition Acquisition, compliance with this clause (iii) shall be required on the date of signing such Limited Condition Acquisition and shall require that no Specified Event of Default shall have occurred and be continuing immediately before and after giving effect to such Permitted Acquisition and any Indebtedness assumed or incurred in connection therewith;

(iv) the acquisition of such Person and its Subsidiaries would not cause the Credit Parties to breach the covenant contained in Section 10.11; and

(v) such acquisition is not a hostile or contested acquisition.

“Permitted Holders” means :

(1) until the consummation of the Haymaker Transactions, any of (a) Arie Kotler and/or Morris Willner, (b) the spouse or widow or widower of any person referenced in clause (a), (c) a parent, sibling, or lineal descendant (or spouse of such descendant) of any person referenced in clause (a), (d) the estate or personal representative of any person referenced in clause (a), (e) any trust created for the benefit of anyone referenced in clauses (a), (b) or (c), or (f) any entity (including any corporation, venture (general or limited), partnership (general or limited), limited liability company, association, joint stock company, trust or other business entity or organization) controlled by one or more of the persons or trust(s) referenced in clauses (a), (b), (c) or (e), and

(2) upon and at all times after the Haymaker Transactions, any of (a) Arie Kotler, Morris Willner and/or Davidson Kempner Management L.P. and its Controlled Investment Affiliates, (b) the spouse or widow or widower of any person referenced in clause (a), (c) a parent, sibling, or lineal descendant (or spouse of such descendant) of any person referenced in clause (a), (d) the estate or personal representative of any person referenced in clause (a), (e) any trust created for the benefit of anyone referenced in clauses (a), (b) or (c), or (f) any entity (including any corporation, venture (general or limited), partnership (general or limited), limited liability company, association, joint stock company, trust or other business entity or organization) controlled by one or more of the persons or trust(s) referenced in clauses (a), (b), (c) or (e).

“Permitted Liens” shall have the meaning set forth in Section 10.02.

“Permitted Refinancing” shall mean a refinancing, replacement, renewal, restatement, extension or exchange of Indebtedness that:

(a) has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness (including any unfunded commitments) being refinanced, replaced, renewed, restated, extended or exchanged, except by an amount equal to the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith;

(b) has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; provided that this clause (b) shall not apply to a refinancing of purchase money Indebtedness and Capitalized Lease Obligations; provided further that if such purchase money Indebtedness or Capitalized Lease Obligations has a maturity date (measured as of the date immediately before such refinancing) after the Latest Maturity Date, the maturity date after such refinancing shall not be shortened to a date before the Latest Maturity Date;

(c) is not entered into as part of a sale leaseback transaction;

(d) is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged;

(e) the obligors of which are the same as the obligors of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged, except that any Credit Party may be an obligor thereof if otherwise permitted by this Agreement;

(f) is payment and/or lien subordinated to the Obligations at least to the same extent and in the same manner as the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; and

(g) is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Plan” shall mean each employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, that is sponsored, maintained or contributed to by a Credit Party or Subsidiary of a Credit Party.

“Platform” shall mean Intralinks, SyndTrak Online or any other similar electronic distribution system.

“Pledged Stock” shall have the meaning set forth in the Security Pledge Agreement.

“Prepayment Event” shall mean (a) any voluntary prepayment of all or any part of the initial principal balance of any Term Loan pursuant to Section 5.01(b), (b) the mandatory prepayment of all or any part of the principal balance of any Term Loan pursuant to Section 5.02(a)(ii), (c) the mandatory prepayment of all or any part of the principal balance of any Term Loan pursuant to Section 5.02(a)(iii) and Section 5.02(a)(iv) and (d) any Repricing Transaction or replacement of a Lender pursuant to Section 13.07; provided, that, and for the avoidance of doubt, any mandatory prepayment of all or any part of the principal balance of any Term Loan pursuant to Section 5.02(a)(i) shall not be considered a “Prepayment Event”.

“Prime Rate” shall mean a variable per annum rate, as of any date of determination, equal to the rate as of such date published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Agent shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

“Profits Interest Agreement” shall mean the Amended and Restated Partner Profits Participation Agreement among KMG Realty, LLC and the members of Borrower dated on or around December 19, 2019.

“Pro Forma Adjustments” shall have the meaning set forth in the definition of Pro Forma Basis.

“Pro Forma Basis” shall mean, with respect to any period, the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis as if such event or events had been consummated and incurred at the beginning of the applicable period for any applicable financial covenant, performance or similar test. In making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the applicable period (or, in the case of determinations made pursuant to Article II or Article IX, occurring during the applicable period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Consolidated Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, as reasonably and in good faith calculated by the Borrower as set forth in a certificate of a financial officer of the Borrower. Notwithstanding the foregoing or anything herein to the contrary, Pro Forma Basis shall exclude the pro rata portion of Indebtedness and Consolidated Interest Expense that are attributable to minority interests in GPMP or any other Subsidiary that is not a Wholly-Owned Subsidiary.

“Public Lender” shall have the meaning set forth in Section 9.01.

“Purchase” shall mean the purchase or other acquisition by the Borrower or any of its Subsidiaries of (a) all of the Capital Stock in, or all or substantially all of the property and assets of (or all or substantially all of the property and assets representing a business unit or business line of or customer base of), any Person (referenced herein as the “Acquired Entity”) that, upon the consummation thereof, will be wholly owned (other than director’s qualifying shares) directly by the Borrower or one or more of its wholly owned Subsidiaries (including, without limitation, as a result of a merger, consolidation or amalgamation or the purchase or other acquisition of all or a substantial portion of the property and assets of a Person) or (b) source code, Intellectual Property and other related intangibles.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Qualifying IPO” shall mean the issuance by the Borrower of its Qualified Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) or a transaction pursuant to which the Borrower merges with or into a direct or indirect subsidiary of, or effects a share exchange with an issuer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (including, without limitation, a transaction with a special purpose acquisition company), following which, holders of the Qualified Capital Stock of the Borrower prior to such transaction receive as consideration therefor equity securities of such issuer and such issuer becomes a borrower hereunder.

“Real Estate Facility” shall have the meaning set forth in Section 10.01(x).

“Recipient” shall mean the Administrative Agent and any Lender.

“Refinancing” shall mean (i) the repayment in full and termination of all Indebtedness (x) under the Existing Credit Agreement (other than Indebtedness under the ABL Facility in an aggregate principal amount not to exceed $200,000,000) and (y) the Affiliate Loans and (ii) the termination and release of all guarantees, Liens and security interests granted in connection with such Indebtedness.

“Register” shall have the meaning set forth in Section 13.06(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulatory Supervising Organization” shall mean as applicable, FINRA, the SEC or any governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any entity is a member or to whose rules or regulations it is subject.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person, and of such Person’s Affiliates, and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, and of such Person’s Affiliates, whether through the ability to exercise voting power, by contract or otherwise.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder (excluding any such event for which the notice requirement has been waived).

“Repricing Transaction” shall mean any transaction in which the primary purpose is to reduce the Effective Yield then in effect for the Initial Term Loans.

“Required Lenders” shall mean, at any date, the Lenders having or holding more than fifty percent (50%) of the sum of (a) the outstanding principal amount of the Term Loans, (b) the then existing and unfunded Aggregate Delayed Draw Term Loan A Commitment, if any, and (c) the then existing and unfunded Aggregate Delayed Draw Term Loan B Commitment, if any; provided, that the Commitments and the portion of the outstanding principal amount of the Loans Outstanding held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders (provided, that if there are two or more Lenders that are not Affiliates, a vote of Required Lenders shall require at least two Lenders that are not Affiliates).

“Restricted Payment” shall mean, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee (or other fee of a similar nature) by such Person to any holder of its Capital Stock or any Affiliate thereof and (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate in right of payment to the Obligations unless such payment is permitted under the terms of the subordination agreement applicable thereto.

“Retained Excess Cash Flow” shall mean that portion of Consolidated Excess Cash Flow, determined on a cumulative basis for the immediately preceding fiscal year of the Borrower (commencing with the fiscal year ended December 31, 2021), that has not been required, and is not required, to be applied to prepay Loans (or any portion thereof) pursuant to Section 5.02(a)(i).

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of May 27, 2020.

“Second Amendment Effective Date” shall mean May 27, 2020.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Agent, (c) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents, (d) Lenders in respect of Hedging Obligations included in the definition of Obligations and (e) any permitted successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean, collectively, the Members Pledge Agreement, the Security Pledge Agreement, the Trademark Security Agreement, the Uncertificated Securities Control Agreement, any intellectual property security agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 9.09, 9.10 or 9.12, pursuant to any of the Security Documents, or otherwise to secure, or perfect the security interest securing, any of the Obligations.

“Security Pledge Agreement” shall mean the Security Pledge Agreement, dated as of the Closing Date, by and among each Credit Party and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Collateral Agent.

“Solvency Certificate” shall mean a solvency certificate, duly executed and delivered by the chief financial officer or other Authorized Officer of the Borrower to the Administrative Agent, substantially in form attached as Exhibit B and reasonably satisfactory to the Administrative Agent.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including Contingent Liabilities) does not exceed the present fair saleable value, measured on a going-concern basis of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) the present fair salable value of the assets (on a going concern basis) of such Person is greater than the amount that will be required to pay the probable liability of the debts (including contingent liabilities) of such Person as they become absolute and matured in the ordinary course and (d) such Person has not incurred and does not intend to incur debts including current obligations beyond its ability to pay such debts as they become due in the ordinary course of business. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Equity Contribution” means cash proceeds of a sale of, or contribution to, equity (which equity shall be Qualified Capital Stock) of Borrower, designated by Borrower as a “Specified Equity Contribution” pursuant to Section 11.03, and made after the last day of the applicable fiscal quarter and on or prior to the day that is 10 Business Days after the day on which financial statements are required to be delivered for such Fiscal Quarter pursuant to Section 9.01(b) and (c).

“Specified Event of Default” shall mean any Event of Default arising under Section 11.01(a), 11.01(c) (solely as a result of a branch of Section 10.12) or Section 11.01(g).

“Specified Representations” shall mean the representations and warranties set forth in Sections 8.01, 8.02. 8.03, 8.06, 8.08, 8.18, 8.27 and 8.28.

“Specified Transaction” shall mean, with respect to any period, (a) any Permitted Acquisition or permitted Investment, (b) any Disposition pursuant to Section 10.04.

“Subordinated Indebtedness” shall mean any Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to the Collateral Agent, including, without limitation, being subject to a subordination agreement on terms and conditions reasonably satisfactory to the Collateral Agent.

“Subsidiary” of any Person shall mean and include (a) any corporation, limited liability company or other business entity more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other similar entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of a Credit Party.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Tax Distribution” shall mean, for each taxable year in which the Borrower is considered a partnership or a “disregarded entity” for U.S. federal income tax purposes, distributions made by the Borrower to its owner(s) defined as tax distributions and permitted under the Borrower’s Operating Agreement.

“Taxes” shall mean all taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings (including backup withholding), in each case, that are in the nature of a tax, now or hereafter imposed, enacted, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities or additions with respect thereto.

“Term Loan” shall have the meaning set forth in Section 2.01(a).

“Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.01(a) as such Lender’s “Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof. Unless the context shall otherwise require, the term “Term Loan Commitments” shall include any Incremental Facility of such Lender as set forth in any amendment under Section 2.01(d), any commitment to extend Term Loans of such Lender under Section 2.18 and any Delayed Draw Term Loan Commitments.

“Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement.

“Term Loan Lenders” shall mean, collectively, the Initial Term Loan Lenders and the Delayed Draw Term Loan Lenders.

“Term Loan Maturity Date” shall mean the date that is seven (7) years after the Closing Date, or, if such date is not a Business Day, the next succeeding Business Day; provided that, with respect to Extended Term Loans, the Term Loan Maturity Date shall be the final maturity date as specified in the applicable Extension Offer.

“Term Loan Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) the sum of such Lender’s (x) aggregate principle amount of Term Loans outstanding and (y) unfunded and unexpired Term Loan Commitments by (b) the sum of (x) the aggregate principle amount of Term Loans outstanding and (y) the aggregate amount of unfunded and unexpired Term Loan Commitments.

“Term Loan Repayment Amount” shall have the meaning set forth in Section 2.05(b).

“Term Loan Repayment Date” shall have the meaning set forth in Section 2.05(b).

“Test Period” shall mean, for any date of determination under this Agreement, as applicable, the four (4) consecutive fiscal quarters of the Borrower most recently ended with respect to which the Administrative Agent has received (or was required to have received) certified financial statements pursuant to Section 9.01 as of such date of determination.

“Second Amendment” shall mean that certain Third Amendment to Credit Agreement, dated as of August 27, 2020.

“Third Amendment Effective Date” shall mean August 27, 2020.

“Total Commitment” shall mean the sum of the Term Loan Commitment and any Incremental Facility.

“Total Consideration” shall mean (without duplication), with respect to a Permitted Acquisition, the result of (which amount shall not be less than zero dollars ($0)):

(a) the sum of:

(i) cash paid as consideration to the seller in connection with such Permitted Acquisition,

(ii) the amount of Indebtedness for borrowed money assumed in connection with such Permitted Acquisition,

(iii) the present value of future payments which are required to be made over a period of time and are not contingent upon the Borrower or any of its Subsidiaries meeting financial or other performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the ABR), and

(iv) Earn-Outs (to the extent such obligations cease to be contingent in respect of the amount that is payable), minus

(b) the sum of:

(i) the aggregate principal amount of prior equity contributions (which are not Disqualified Capital Stock) made directly or indirectly to, or prior equity issuances (which are not Disqualified Capital Stock) by the Borrower or any direct or indirect parent thereof, the proceeds of which are used substantially concurrently to fund all or a portion of the cash purchase price (including deferred payments) of such Permitted Acquisition, and

(ii) any cash and Cash Equivalents on the balance sheet of the Acquired Entity acquired as part of the applicable Permitted Acquisition (to the extent such Acquired Entity becomes a Guarantor and complies with the requirements of Section 9.09) or as part of the property and assets acquired by a Credit Party;

provided, that Total Consideration shall not be deemed to include any consideration or payment (x) paid by the Borrower or its Subsidiaries directly in the form of equity interests (that are not Disqualified Capital Stock) of the Borrower or any direct or indirect parent thereof or GPMP or as rollover equity; provided, that the aggregate amount paid in the form of equity interests of GPMP for purposes of this clause (x) shall not exceed 2% of the outstanding equity interests of GPMP, or (y) funded by cash and Cash Equivalents of any Subsidiary that is not a Guarantor. For the avoidance of doubt, no acquisition fees, costs or expenses incurred in connection with such Permitted Acquisition shall be included in the determination of Total Consideration. If any cash on the balance sheet of a foreign Acquired Entity is paid or distributed to its direct or indirect shareholders, in part, as acquisition consideration in connection with a Permitted Acquisition, then the amount that is included in the Total Consideration calculation shall be reduced by such cash amount distributed or paid.

“Total Credit Exposure” shall mean, as of any date of determination (a) with respect to each Lender, (i) prior to the termination of the Commitments, the sum of such Lender’s Total Commitment plus such Lender’s Term Loans or (ii) upon the termination of the Commitments, the sum of such Lender’s Term Loans and (b) with respect to all Lenders, (i) prior to the termination of the Commitments, the sum of all of the Lenders’ Total Commitments plus all Term Loans and (ii) upon the termination of the Commitments, the sum of all Lenders’ Term Loans.

“Total Leverage Ratio” shall mean, as of the date of any determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the most recently ended Test Period.

“Total Term Loan Commitment” shall mean the sum of the Term Loan Commitments. On the Second Amendment Effective Date, the Total Term Loan Commitment shall be $225,000,000 as set forth on Schedule 1.01(a).

“Trademark Security Agreement” shall mean the Trademark Security Agreement, dated as of the Closing Date, by and among GPM Investments, LLC, a Delaware limited liability company, GPM Apple, LLC, a Delaware limited liability company, GPM Southeast, LLC, a Delaware limited liability company, Next Door Operations, LLC, a Delaware limited liability company, Village Pantry, LLC, a Delaware limited liability company, E Cig Licensing, LLC, a Delaware limited liability company, and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Collateral Agent.

“tranche” shall have the meaning set forth in Section 2.18(a).

“Transaction Documents” shall mean each of the documents executed and/or delivered in connection with the Transactions, including without limitation, the Credit Documents.

“Transactions” shall mean, collectively, the execution, delivery and performance of the Credit Documents, the initial Borrowings hereunder and the transaction set forth in Section 9.11(a) and Section 9.11(b).

“Type” shall mean, as to any Loan, its nature as an ABR Loan or LIBOR Rate Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York or any other applicable jurisdiction.

“Unasserted Contingent Obligations” shall have the meaning given to such term in the Security Pledge Agreement.

“Uncertificated Securities Control Agreement” shall mean the Uncertificated Securities Control Agreement, dated as of the Closing Date, by and among GPM WOC Holdco, LLC, a Delaware limited liability company, Admiral Petroleum Company, a Michigan corporation, Mountain Empire Oil Company, a Tennessee corporation, WOC Southeast Holding Corp., a Delaware corporation, and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Collateral Agent.

“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Pension Plan as of the close of its most recent plan year, determined based upon the actuarial assumptions used by the Pension Plan’s actuary for purposes of determining the minimum required contributions to the Pension Plan as set forth in the Pension Plan’s actuarial report for such plan year, exceeded the fair market value of the assets allocable thereto as determined for purposes of the Pension Plan’s minimum funding requirements as set forth in such report.

“Unpaid Drawing” shall have the meaning set forth in Section 3.04(a).

“Unused Delayed Draw Term Loan Commitment Fee” shall have the meaning set forth in Section 4.01(a).

“U.S.” and “United States” shall mean the United States of America.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances (other than Capital Stock or other interests having such power only by reason of the happening of a contingency where such contingency has not yet occurred).

“Wholly-Owned Subsidiary” of a Person shall mean any Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on assignments set forth herein).

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(h) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(i) All references to the knowledge of any Credit Party or facts known by any Credit Party shall mean actual knowledge of any Authorized Officer of such Person.

(j) Any Authorized Officer executing any Credit Document or any certificate or other document made or delivered pursuant hereto or thereto on behalf of a Credit Party, so executes or certifies in his/her capacity as an Authorized Officer on behalf of the applicable Credit Party and not in any individual capacity.

(k) In determining the amount of any Obligations not originally denominated in Dollars, the Administrative Agent may make such currency conversion calculations as are necessary utilizing any exchange rate quotation employed by the Administrative Agent in the ordinary course of its business.

Section 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Accounting Principles, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise permitted herein. In addition, the financial ratios and all related definitions set forth in the Credit Documents shall exclude the application of ASC 815, ASC 480 or ASC 718 and ASC 505-50 (to the extent that the pronouncements in ASC 718 or ASC 505-50 result in recording an equity award as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries and the treatment of any dividend accruals thereon as interest expense in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity and such interest expense as dividends). As used in this Agreement, the Credit Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in this Agreement shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended December 31, 2018. If there occurs after the Closing Date any change in GAAP (other than ASC 842) that materially affects in any respect the calculation of any covenant contained in this Agreement or the definition of any term defined under GAAP used in such calculations, Agent, Lenders and Borrower shall negotiate in good faith to amend the provisions of this Agreement that relate to the calculation of such covenants with the intent of having the respective positions of Agent, Lenders and Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the Closing Date, provided, that, until any such amendments have been agreed upon, the covenants in this Agreement shall be calculated as if no such change in GAAP had occurred and Borrower shall provide additional financial statements or supplements thereto, attachments to Compliance Certificates and/or calculations regarding financial covenants as Agent may reasonably require in order to provide the appropriate financial information required hereunder with respect to Borrower both reflecting any applicable changes in GAAP and as necessary to demonstrate compliance with the financial covenants before giving effect to the applicable changes in GAAP.

Section 1.04 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, renewals, replacements, refinancings, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, renewals, replacements, refinancings, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

Section 1.07 Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of LIBOR Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other Credit Document with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.

Section 1.09 Limited Condition Acquisitions.

(a) Solely in the case of the consummation of a Limited Condition Acquisition, if the Borrower has made an LCA Election, (i) the Total Leverage Ratio, to the extent required to be tested in connection therewith, shall be calculated on a Pro Forma Basis and tested as of the date of execution of the definitive agreement(s) for such Limited Condition Acquisition (as if such transaction and other pro forma events in connection therewith were consummated on such date) (such date, the “LCA Test Date”), (ii) for purposes of determining compliance with any provision of this Agreement which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall be deemed satisfied, so long as (x) no Event of Default exists on the LCA Test Date and (y) no Specified Event of Default exists at the time of, and immediately after giving effect to, the consummation of such Limited Condition Acquisition, and (iii) for purposes of determining compliance with any provision of this Agreement which requires that any of the representations and warranties made by any Credit Party set forth in this Agreement or in any other Credit Document be true and correct, such condition shall be deemed satisfied, so long as (x) the representations and warranties in this

Agreement and the other Credit Documents are true and correct in all material respects (without duplication of any materiality qualifier therein) as of the LCA Test Date and (y) the “specified acquisition representations” (or such similar term as customarily defined in the definitive agreements entered into in connection with such Limited Condition Acquisitions) are true and correct in all material respects (without duplication of any materiality qualifier therein), at the time of, and immediately after giving effect to, the consummation of such Limited Condition Acquisition; provided that if the Borrower has made an LCA Election, in connection with the calculation of any ratio, other than for purposes of calculating compliance with (A) the Financial Performance Covenant or (B) any basket with respect to the incurrence of any Indebtedness (including any Incremental Facility) or Liens, or the making of any Permitted Acquisitions or other Investments, Restricted Payments, Restricted Debt Payments or Disposition of assets on or following such LCA Test Date and prior to the earlier to occur of (x) the date on which such Limited Condition Acquisition is consummated or (y) the definitive agreement for such Limited Condition Acquisition is terminated, any such ratio or basket shall be required to be calculated on a Pro Forma Basis assuming (i) such Limited Condition Acquisition and other pro forma events in connection therewith (including, without limitation, the incurrence of any Indebtedness) have been consummated and (ii) such Limited Condition Acquisition and other pro forma events in connection therewith (including, without limitation, the incurrence of any Indebtedness) have not been consummated, and the Borrower shall be required to meet the applicable ratio or other basket in the case of each of clause (i) and (ii) herein.

(b) If the Borrower has made an LCA Election for any Limited Condition Acquisition, in connection with a Limited Condition Acquisition and any other transactions (including Indebtedness and Restricted Payments) effected in connection therewith, Consolidated EBITDA, cash and Cash Equivalents and interest expense shall be determined, for purposes of the relevant incurrence ratios and baskets pursuant to Article IX hereunder, and any Default or Event of Default blocker pursuant to Section 11.01 shall be tested, as of the date the definitive acquisition agreement for such Limited Condition Acquisition is entered into, rather than the date on which such acquisition is consummated.

ARTICLE II

Amount and Terms of Credit Facilities

Section 2.01 Loans.

(a) Initial Term Loans. Subject to and upon the terms and conditions herein set forth, each Lender having a Term Loan Commitment severally agrees to make a loan or loans (each such Initial Term Loan (an “Initial Term Loan”), any Delayed Draw Term Loans, Extended Term Loans or Incremental Term Loans are referred to individually as a “Term Loan” and collectively as the “Term Loans”) in the amount set forth opposite such Lender’s name on Schedule 1.01(a) to the Borrower, which Term Loans (i) shall not exceed, for any such Lender, the Term Loan Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Total Term Loan Commitment, (iii) shall be made on the Closing Date, (iv) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or LIBOR Term Loans; provided, that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, and (v) may be repaid or prepaid in accordance with the provisions hereof, but once repaid or prepaid may not be reborrowed.

(b) Delayed Draw Term Loans.

(i) General. Subject only to the satisfaction or waiver by the applicable Lender with a Delayed Draw Term Loan Commitment in accordance with Section 7.02 of each of the applicable Delayed Draw Term Loan Funding Conditions, on any Business Day prior to the applicable Delayed Draw Term Loan Commitment Expiration Date, pursuant to in a written notice in the form attached hereto as Exhibit J (a “Delayed Draw Term Loan Notice”) delivered by the Borrower to Administrative Agent prior to 12:00 noon (New York time) at least three (3) Business Days prior to such date, each Lender with a Delayed Draw Term Loan Commitment of such Class agrees, severally and not jointly, to make a Delayed Draw Term Loan to Borrower in an original principal amount equal to such Lender’s pro rata share of such Delayed Draw Term Loan Commitment multiplied by the amount of the Delayed Draw Term Loan requested in such Delayed Draw Term Loan Notice but in any event not in excess of such Lender’s pro rata share of the then unfunded portion of such Delayed Draw Term Loan Commitment. Each Delayed Draw Term Loan shall be required to be requested in a minimum principal amount of $5,000,000 and increments of $1,000,000 in excess thereof (or, if less at such time, the remaining unfunded portion of the applicable Delayed Draw Term Loan Commitment). Each Delayed Draw Term Loan made to Borrower shall result in an immediate and permanent reduction in the applicable Delayed Draw Term Loan Commitment in the principal amount of such Delayed Draw Term Loan so made, to be shared by the Lenders with Delayed Draw Term Loan Commitments of the applicable Class in accordance with their pro rata shares of the Delayed Draw Term Loan Commitment of such Class then in effect. Borrower will use the proceeds of the Delayed Draw Term Loans as set forth in Section 9.11. Amounts paid or prepaid in respect of the Delayed Draw Term Loans may not be reborrowed. Subject to clause (v) below, each Delayed Draw Term Loan shall, upon the funding thereof, be on the same terms (as amended from time to time) (including pricing and maturity date) as, and become a part of and be of the same Class as, the Initial Term Loan. Each Delayed Draw Term Loan A Commitment shall terminate in its entirety on the applicable Delayed Draw Term Loan A Commitment Expiration Date. Each Delayed Draw Term Loan B Commitment shall terminate in its entirety on the applicable Delayed Draw Term Loan B Commitment Expiration Date. The Borrower may make up to (i) two (2) Borrowings under the Delayed Draw Term Loan A Facility and (ii) seven (7) Borrowings under the Delayed Draw Term Loan B Facility.

(ii) Amortization Payments. Each Delayed Draw Term Loan shall amortize based on the same percentage as the initial Term Loan as specified in Section 2.05(b) (and may include customary adjustments to provide for the “fungibility” of the Delayed Draw Term Loans with the initial Term Loans), beginning on the last day of the first full calendar quarter after such Delayed Draw Term Loan is made and on the last day of each calendar quarter thereafter, with the remaining principal amount of such Delayed Draw Term Loan then outstanding due and payable in full on the Term Loan Maturity Date.

(iii) Voluntary Commitment Reductions. Borrower may, with at least three (3) Business Day’s prior written notice to the Administrative Agent, permanently terminate or reduce all or any portion of the unfunded Delayed Draw Term Loan Commitment of each Class without any fees, premiums or penalties (other than pursuant to Section 4.01(a)); provided that such reductions shall be in an amount greater than or equal to $1,000,000 or, if less, the remaining Aggregate Delayed Draw Term Loan Commitment of such Class or Classes. All reductions of the Aggregate Delayed Draw Term Loan A Commitment shall be allocated pro rata among all Delayed Draw Term Loan A Lenders. All reductions of the Aggregate Delayed Draw Term Loan B Commitment shall be allocated pro rata among all Delayed Draw Term Loan B Lenders.

(iv) Funding of Delayed Draw Term Loans. The Administrative Agent shall notify each Lender with an applicable Delayed Draw Term Loan Commitment promptly after receipt of a Delayed Draw Term Loan Notice of the details thereof. Each such Lender shall, severally and not jointly, make the amount of such Lender’s pro rata share of each Delayed Draw Term Loan available to the Administrative Agent in same day funds by wire transfer to the Administrative Agent’s account not later than 2:00 p.m. (New York time) on the requested funding date so that the Administrative Agent may make such Delayed Draw Term Loan available to the Borrower in same day funds by wire transfer to Borrower’s account.

(v) Amounts borrowed as an Initial Term Loan or Delayed Draw Term Loan which are repaid or prepaid may not be reborrowed.

(c) [Reserved].

(d) Incremental Facilities.

(i) Requests. The Borrower may at any time or from time to time (on one or more occasions) after the Closing Date, add one or more additional Classes of term loans (an “Incremental Facility”) and/or increase the principal amount of the Term Loans by requesting new term loan commitments to be added to such Loans (an “Incremental Term Increase”, and together with any Incremental Facility, the “Incremental Term Loans”). Notwithstanding anything to the contrary herein, the aggregate principal amount of the Incremental Facilities that can be incurred at any time shall not exceed the Maximum Incremental Amount at such time. Each Incremental Facility shall be in a minimum principal amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof (unless the Borrower and the Administrative Agent otherwise agree); provided that the principal amount may be less than such amount or integral multiple if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.

(ii) Lenders. After the satisfaction of the requirements set forth in Section 2.01(d)(i), the Required Lenders, the Administrative Agent, the Collateral Agent and the Borrower shall mutually and reasonably determine the Persons who will provide such remaining Incremental Facility; provided that, the Borrower may select one (1) or more additional Lenders reasonably satisfactory to the Required Lenders, the Administrative Agent and Collateral Agent to provide such Incremental Facility, subject to any consents that would otherwise be required for assignments to such Lender(s)) (it being understood that no existing Lender will have any obligation to provide all or any portion of such Incremental Facility).

(iii) Conditions. No Incremental Facility shall become effective under this Section 2.01(d) unless, immediately after giving effect to such Incremental Facility, the Loans to be made thereunder (and assuming that the cash proceeds of such Incremental Facility are not netted), and the application of the proceeds therefrom,

(A) no Event of Default shall exist; provided that in the case of Incremental Facilities being used to finance a Limited Condition Acquisition, compliance with this clause (A) shall be determined as of the LCA Test Date and no Specified Event of Default (other than a Specified Event of Default pursuant to Section 11.01(c)) shall exist at the time of consummation of such Limited Condition Acquisition;

(B) [reserved];

(C) all representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation or warranty that, by its terms, is qualified as to “materiality”, “Material Adverse Effect” or similar language or subject to dollar thresholds, shall be true and correct in all respects in accordance with its terms on such respective dates; provided further that, if the proceeds of such Incremental Term Loan are being used to finance a Limited Condition Acquisition, then the condition in this clause (B) shall instead be that no Lender shall be obligated to fund the Incremental Term Loan with respect thereto unless the representations and warranties contained in the agreement relating to the Limited Condition Acquisition as are material to the interests of the Agent and the Lenders shall be true and correct, but only to the extent that a Credit Party, or an Affiliate of a Credit Party, has the right to terminate its obligations under such agreement (or the right not to consummate the Limited Condition Acquisition under such agreement) as a result of the failure of such representations and warranties to be true and correct as of such date (except to the extent relating to an earlier date, in which case as of such earlier date);

(D) the proceeds of such Incremental Facility shall be used for Investments permitted by this Agreement, general working capital, general corporate purposes, capital expenditures and Permitted Acquisitions, permitted Restricted Payments and any other transaction permitted by this Agreement, and

(E) the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower at least three (3) Business Days prior to the proposed date of such incurrence certifying as to the foregoing.

(iv) Terms.

(A) The final maturity date of any Incremental Term Loan shall be no earlier than the maturity date of the Initial Term Loans and the weighted average life to maturity of any such Incremental Term Loan shall not be shorter than the remaining weighted average life to maturity of the Initial Term Loans (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of Term Loans prior to such date of determination). The Effective Yield and giving effect to any amendments to such that became effective subsequent to the Closing Date but prior to the time any such Incremental Term Loan is requested, but excluding any arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the lead arrangers (or their Affiliates) in their respective capacities as such in connection with the existing Term Loan Facility or to one or more arrangers (or their Affiliates) in their capacities as such applicable to such Incremental Term Loan shall be excluded (unless such fees are payable to all lenders (or any of their Affiliates) under such Incremental Term Loan), applicable to any Incremental Term Loan shall not be more than 0.50% per annum higher than the corresponding Effective Yield (determined on the same basis) applicable to the then outstanding Initial Term Loans or the Delayed Draw Term Loan Facility, unless the interest rate margin (and the interest rate floor, if applicable) with respect to the then outstanding Initial Term Loans or the Delayed Draw Term Loan Facility is increased by an amount equal to the difference between (1) the Effective Yield with respect to the Incremental Term Loan and (2) the Effective Yield on the then outstanding Initial Term Loans or any Delayed Draw Term Loan Facility, as applicable, minus 0.50% per annum; provided that to the extent the Effective Yield with respect to such Incremental Facility is greater than such Effective Yield with respect to the then outstanding Initial Term Loans or the Delayed Draw Term Loan Facility solely as a result of a higher interest rate floor, then the interest rate margin increase shall be effectuated solely by increasing the interest rate floor on the then outstanding Initial Term Loans or the Delayed Draw Term Loan Facility, but only to the extent an increase in the interest rate floor on the then outstanding Initial Term Loans or the Delayed Draw Term Loan Facility would cause an increase in the interest rate then in effect thereunder (the adjustments pursuant to this sentence, the “MFN Adjustment”). Except with respect to pricing, interest rate margins, discounts, premiums, rate floors and fees and (subject to this clause (A)) maturity and amortization, any Incremental Term Loan shall be on terms consistent with the Initial Term Loans and shall have such other terms as agreed to between the Borrower and the “required lenders” or “required holders” providing such Incremental Term Loan; provided that representations, warranties, covenants and events of default or other provisions agreed to between the Borrower and the “required lenders” or “required holders” providing such Incremental Term Loan with respect to such Incremental Term Loan may be inconsistent with the initial Term Loans so long as, if any such representation, warranty, covenant or event of default or other provision are more restrictive (taken as a whole) than, or otherwise more favorable (taken as a whole) (in each case, as reasonably determined by the Borrower) to the Lenders providing such Incremental Term Loans than, those applicable to the initial Term Loans, either (x) the initial Term Loans shall receive the benefit of any such additional or more restrictive representation, warranty, covenant or event of default or other provision or (y) such representations, warranties, covenants or events of default or other provisions shall be effective after the indefeasible satisfaction in full and discharge of the initial Term Loans. There shall be no borrower or guarantor in respect of any Incremental Facility that is not the Borrower or a Guarantor (or joined as such substantially concurrently with the incurrence of such Incremental Facility).

(B) Any Incremental Facility shall (i) rank pari passu with any then-existing Class of Loans, as applicable, in right of payment and/or security, (ii) not be secured by any assets other than the Collateral securing the Secured Obligations, (iii) not be guaranteed by any Person which is not a Credit Party and (iv) be subject to the Intercreditor Agreement or other intercreditor arrangements reasonably satisfactory to the Agent.

(v) Required Amendments. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Facility, this Agreement may be amended to the extent (but only to the extent) necessary to reflect the existence of such Incremental Facility and the Loans evidenced thereby, and any joinder agreement or amendment may without the consent of the other Lenders effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Collateral Agent and the Borrower, to effectuate the provisions of this Section 2.01(d), and, for the avoidance of doubt, this Section 2.01(d)(v) shall supersede any provisions in Section 13.01. From and after each Incremental Effective Date, the Loans and Commitments established pursuant to this Section 2.01(d), which for the avoidance of doubt, shall consist of Incremental Term Loans secured on a pari passu basis with the initial Term Loans, shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the guarantees and security interests created by the applicable Security Documents, unless the Borrowers and the Lenders in respect of any such Incremental Term Loans elect lesser sharing of guarantees or Collateral. The Credit Parties shall take any actions reasonably required by the Agent to ensure and/or demonstrate that the Liens and security interests granted by the applicable Security Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such new Loans and Commitments.

(e) LIBOR Rate Loans. Each Lender, may at its option, make any LIBOR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such LIBOR Rate Loan; provided, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such LIBOR Rate Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it).

Section 2.02 [Reserved]

Section 2.03 Notice of Borrowing.

The Borrower shall give the Administrative Agent prior written notice (i) prior to 1:00 p.m. (New York time) at least three (3) Business Days prior to each Borrowing of Term Loans which are to be initially LIBOR Rate Loans (or such shorter period as the Administrative Agent may agree in the case of the Borrowing of Term Loans on the Closing Date or in connection with any Incremental Facility), and (ii) prior to 12:00 noon (New York time) at least one (1) Business Day prior to each Borrowing of Term Loans which are to be ABR Loans. Such notice in the form of Exhibit E (a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which shall be, (x) in the case of Term Loans, the Closing Date and (y) in the case of any Incremental Term Loans, the applicable Closing Date for such tranche) and (C) whether the Term Loans shall consist of ABR Loans and/or LIBOR Term Loans and, if the Term Loans are to include LIBOR Term Loans, the LIBOR Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

Section 2.04 Disbursement of Funds. (a) No later than 2:00 p.m. (New York time), in the case of each Borrowing of Term Loans for which all conditions to the making of such Loan set forth in this Agreement have been met prior to 10:00 a.m. (New York time) on the requested date of such Borrowing specified in the Notice of Borrowing therefor, each Lender will make available its pro rata portion, if any, of such Borrowing requested to be made on such date in the manner provided below.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing, in immediately available funds to the Administrative Agent, and the Administrative Agent will make available to the Borrower, by depositing in an account designated by the Borrower to the Administrative Agent in writing, the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available the same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower, to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.08, applicable to ABR Loans. If the Borrower and such Lender shall pay interest to the Administrative Agent for the same (or a portion of the same) period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

(c) Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

Section 2.05 Payment of Loans; Evidence of Debt.

(a) [Reserved].

(b) Term Loans. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders of the Term Loans, beginning on June 30, 2020 and on the last day of each calendar quarter thereafter (each, a “Term Loan Repayment Date”), an amount equal to 0.25% of the original principal amount of the Initial Term Loan on the Closing Date (as the same may be adjusted from time to time pursuant to Section 2.01(b)(ii) or Section 5.04, each a “Term Loan Repayment Amount”). The Borrower agrees to pay to the Administrative Agent, for the benefit of the applicable Lenders, on the Term Loan Maturity Date, all then outstanding Term Loans. For the avoidance of doubt, no amounts repaid on the Term Loans pursuant to this Section 2.05(b) may be reborrowed.

(c) Pro Rata Adjustments. The Administrative Agent may, at the time of incurrence thereof, adjust the amortization payment to be made to any applicable Lender in conjunction with the incurrence of any Delayed Draw Term Loans, Incremental Term Loans or Extended Term Loans (in each case, solely to the extent such Delayed Draw Term Loans, Incremental Term Loans or Extended Term Loans otherwise have the same terms and conditions as existing Term Loans) in order to maintain the pro rata allocation of amortization payments between and among Term Loans that otherwise have the same terms and conditions but are incurred on different dates. With respect to any Incremental Term Loan or Extended Term Loan, such amortization payment shall be as specified in the applicable amendment, Extension Offer or joinder agreement.

(d) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e) The Borrower agrees that from time to time on and after the Closing Date, upon the request to the Agent by any Lender, at the Borrower’s own expense, the Borrower will execute and deliver to such Lender a Note, evidencing the Loans made by, and payable to such Lender or its registered assigns in a maximum principal amount equal to such Lender’s share of the outstanding principal amount of the Term Loans or the applicable Aggregate Delayed Draw Term Loan Commitment, as the case may be. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and LIBOR Period applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Credit Party absent manifest error; provided, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Credit Party. The Administrative Agent shall maintain the Register pursuant to Section 13.06(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the LIBOR Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender and its registered assigns hereunder and (iii) the amount of any sum received by the Agent from the Borrower and each Lender’s and/or its registered assigns’ share thereof. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f) The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (d) and (e) of this Section 2.05 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender or the Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

Section 2.06 Conversions and Continuations. (a) The Borrower shall have the option on any Business Day to convert all or a portion of the outstanding principal amount of Term Loans of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Term Loans as LIBOR Term Loans, for an additional LIBOR Period; provided, that (i) ABR Loans may not be converted into LIBOR Rate Loans if an Event of Default is in existence on the date of the proposed conversion and the Administrative Agent has, or the Required Lenders in respect of the Credit Facility that is the subject of such conversion have, determined in its or their sole discretion not to permit such conversion, (ii) LIBOR Rate Loans may not be continued as LIBOR Rate Loans if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has, or the Required Lenders in respect of the Credit Facility that is the subject of such conversion have, determined in its or their sole discretion not to permit such continuation and (iii) Borrowings resulting from conversions pursuant to this Section 2.06 shall be limited in number as provided in Section 2.01. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent written notice prior to 1:00 p.m. (New York time) at least three (3) Business Days (or one (1) Business Day in the case of a conversion into ABR Loans) (and in either case on not more than ten (10) Business Days) prior to such proposed conversion or continuation, in the form of Exhibit F (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Rate Loans, the LIBOR Period to be initially applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Rate Loans and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuation, such LIBOR Rate Loans shall be automatically converted on the last day of the current LIBOR Period into ABR Loans effective as of the expiration date of such current LIBOR Period. If, upon the expiration of any LIBOR Period in respect of LIBOR Rate Loans, the Borrower has failed to elect a new LIBOR Period to be applicable thereto as provided in Section 2.06(a), the Borrower shall be deemed to have elected a LIBOR Period of one month’s duration.

Section 2.07 Pro Rata Borrowings. Each Borrowing of Initial Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Initial Term Loan Commitments. Each Borrowing of Delayed Draw Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Delayed Draw Term Loan Commitments. Each Borrowing of Incremental Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Incremental Facilities. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

Section 2.08 Interest. (a) The unpaid principal amount of each Term Loan that is an ABR Loan shall bear interest from the date of the Borrowing thereof at a rate per annum that shall at all times be the Applicable Margin plus the ABR in effect from time to time.

(b) The unpaid principal amount of each Term Loan that is a LIBOR Rate Loan shall bear interest from the date of the Borrowing thereof until maturity thereof at a rate per annum that shall at all times be the Applicable Margin in effect from time to time plus the relevant LIBOR Rate.

(c) Automatically from and after the occurrence of a Specified Event of Default (other than a Specified Event of Default pursuant to Section 11.01(c)) (which may be applicable on a retroactive basis to such date of occurrence of such Specified Event of Default), the Borrower shall pay interest (i) on the overdue outstanding principal amount of all Loans and all other overdue and unpaid amounts of the Obligations (after giving effect to any applicable grace period) to the extent permitted by Applicable Law, at the rate described in Section 2.08(a) or Section 2.08(b), as applicable, plus two (2) percentage points (2%) per annum, and (ii) on any fees in connection with the facilities hereunder (after giving effect to any applicable grace period) to the extent permitted by Applicable Law, plus two (2) percentage points (2%) per annum in excess of the rate otherwise applicable to ABR Loans. All such interest shall be payable on demand and in immediately available funds.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment or prepayment thereof and shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last day of each March, June, September and December, beginning with the quarter during which the Closing Date occurs, (ii) in respect of each LIBOR Rate Loan, on the last day of each LIBOR Period applicable thereto and, in the case of an LIBOR Period in excess of three months, on each date occurring at three-month intervals after the first day of such LIBOR Period, and (iii) in respect of each Loan, on the date of prepayment thereof (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.05.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Rate Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) Notwithstanding the foregoing and to the extent in compliance with Section 2.18, Loans extended in connection with an Extension Offer shall bear interest at the rate set forth in the Extension Amendment to the extent a different interest rate is specified therein.

Section 2.09 LIBOR Periods. At the time the Borrower gives a Notice of Borrowing or a Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Rate Loans (in the case of the initial LIBOR Period applicable thereto) or prior to 1:00 p.m. (New York time) on the third (3rd) Business Day (and in any event, on not more than ten (10) Business Days’ notice) prior to the expiration of an LIBOR Period applicable to a Borrowing of LIBOR Rate Loans, the Borrower shall have, by giving the Administrative Agent written notice the right to elect the LIBOR Period applicable to such Borrowing, which LIBOR Period shall, at the option of the Borrower, be a one, two, three or six month period (or, if available to all relevant affected Lenders, a twelve month period):

(a) the initial LIBOR Period for any Borrowing of LIBOR Rate Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each LIBOR Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding LIBOR Period expires;

(b) if any LIBOR Period relating to a Borrowing of LIBOR Rate Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period, such LIBOR Period shall end on the last Business Day of the calendar month at the end of such LIBOR Period;

(c) if any LIBOR Period would otherwise expire on a day that is not a Business Day, such LIBOR Period shall expire on the next succeeding Business Day; provided, that if any LIBOR Period in respect of a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Period shall expire on the immediately preceding Business Day; and

(d) the Borrower shall not be entitled to elect any LIBOR Period in respect of any LIBOR Rate Loan if such LIBOR Period would extend beyond the applicable Maturity Date of such Loan.

Section 2.10 Alternate Rate of Interest. Notwithstanding anything to the contrary in this Agreement or any other Credit Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR Rate for any requested Interest Period, including, without limitation, because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the supervisor for the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of LIBOR (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and, notwithstanding anything to the contrary in Section 13.01, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.

If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist, the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended (to the extent of the affected LIBOR Rate Loans or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a LIBOR Rate Borrowing of, conversion to or continuation of LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein.

Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.

For purposes hereof, “LIBOR Successor Rate Conforming Changes” shall mean, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of ABR, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Borrower), to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

Section 2.11 Compensation. If (a) any payment of principal of a LIBOR Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the LIBOR Period for such LIBOR Rate Loan as a result of a payment or conversion pursuant to Section 2.05, 2.06, 2.10, 4.01 or 4.02, as a result of acceleration of the maturity of the Loans pursuant to Article XI or for any other reason, (b) any Borrowing of LIBOR Rate Loans is not made as a result of a withdrawn Notice of Borrowing (except with respect to a revocation as provided in Section 2.10), (c) any ABR Loan is not converted into a LIBOR Rate Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Rate Loan is not continued as a LIBOR Rate Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of a LIBOR Rate Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.01 or 5.02, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Rate Loan. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.11, each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded.

Section 2.12 Increased Costs. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate); or

(ii) subject any Lender to any Tax with respect to any Credit Document (other than (A) Taxes indemnifiable under Section 5.04, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes); or

(iii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered promptly after such Lender has made a request in compliance with this Section 2.12.

(b) If any Lender determines that any Change in Law regarding capital requirements or liquidity has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered promptly after such Lender has made a request in compliance with this Section 2.12.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in clause (a) or (b) of this Section 2.12 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided, that any such certificate claiming amounts described in clause (x) or (y) of the definition of “Change in Law” shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are similarly situated to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow (other than due to the default of the relevant Lender), convert, continue or prepay any LIBOR Rate Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event promptly after such Lender has made a request in compliance with this Section 2.13. In the case of a LIBOR Rate Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a LIBOR Rate Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.14 [Reserved].

Section 2.15 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 6.02(f) or Article XI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender’s potential future funding with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender shall not be entitled to receive any Fees set forth in Section 4.01(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Fees that otherwise would have been required to have been paid to that Defaulting Lender).

(iv) [Reserved].

(v) [Reserved].

(vi) Responsibility. The failure of any Defaulting Lender to fund any purchase of any participation to be made or funded by it, or to make any payment required by it under any Credit Document on the date set forth shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither the Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Defaulting Lender to make a loan, fund the purchase of a participation or make any other required payment under any Credit Document.

(b) Defaulting Lender Cure. Once the Defaulting Lender has cured such default in a manner reasonably satisfactory to the Administrative Agent and the Borrower, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.16 [Reserved].

Section 2.17 [Reserved].

Section 2.18 Extensions of Term Loans. (a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower after the date that is two (2) years after the date hereof to all Lenders of Term Loans with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans (and, if applicable, by modifying the interest rate or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, an “Extension”, and each group of Term Loans so extended, as well as the original Term Loans not so extended, being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Term Loans from the tranche of Term Loans from which they were extended), so long as the following terms are satisfied: (i)(1) except as to pricing (including interest rates, fees, funding discounts and prepayment premiums), amortization, maturity, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (i)(2), (i)(3) and (ii), be set forth in the relevant Extension Offer), the Term Loans of any Term Loan Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms the terms and conditions of the tranche of Term Loans subject as to such Extension Offer, (2) the weighted average life to maturity of any Extended Term Loans shall be no shorter than the remaining weighted average life to maturity of the Class extended thereby and (3) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis), in each case after giving effect to any Extended Term Loans, in any voluntary or mandatory repayments or prepayments of Term Loans hereunder, in each case as specified in the respective Extension Offer, (ii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof), in respect of which Term Loan Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Term Loan Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Loan Lenders have accepted such Extension Offer and (iii) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to all Extensions consummated by the Borrower pursuant to this Section 2.18, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Term Loans to be tendered. The transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other Person (other than as set forth in clause (c) below).

(c) No consent of any Lender or any other Person shall be required to effectuate any Extension, other than the consent of the Borrower, each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof), the Collateral Agent and the Administrative Agent. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Credit Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Credit Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the opinion of the Administrative Agent and the Collateral Agent and the Borrower to effect the provisions of this Section 2.18 (including in connection with the establishment of such new tranches or sub-tranches on terms consistent with this Section 2.18).

(d) In connection with any Extension, the Borrower shall provide the Administrative Agent and the Collateral Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent and the Collateral Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent and the Collateral Agent, in each case acting reasonably to accomplish the purposes of this Section 2.18.

(e) Notwithstanding anything to the contrary above, at any time and from time to time following the establishment of a Class of Extended Term Loans, the Borrower may offer any Lender of a Term Loan Facility that had been subject to an Extension Amendment (without being required to make the same offer to any or all other Lenders) who had not elected to participate in such Extension Amendment the right to convert all or any portion of its Term Loans into such Class of Extended Term Loans; provided, that (i) such offer and any related acceptance shall be in accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent; (ii) such additional Extended Term Loans, (x) shall be on identical terms

(including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) with the existing Extended Term Loans, and (y) with respect to any additional Extended Term Loans shall result in proportionate increases to the scheduled amortization payments otherwise owing with respect to any such Extended Term Loans, (iii) any Lender which elects to participate in an Extension Facility pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent and executed by such Lender, the Administrative Agent and the Collateral Agent, the Borrower and the other Credit Parties and (iv) any such additional Extended Term Loans shall be in an aggregate principal amount that is not less than $1,000,000 (or, in the case of an outstanding Class with an entire outstanding principal amount of existing Term Loans less than a $1,000,000 that is to be refinanced in full, such outstanding principal amount or commitments), unless each of the Borrower and the Administrative Agent and the Collateral Agent otherwise consents. Notwithstanding anything to the contrary contained herein, any Loans made as provided above shall be treated as part of the Class to which such Loans are added, and shall not constitute a new Class of Extended Term Loans.

ARTICLE III

[Reserved]

ARTICLE IV

Fees and Commitment Terminations

Section 4.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Delayed Draw Term Loan Lender, an amount equal to 1.00% per annum multiplied by the daily balance undrawn amount of the Delayed Draw Term Loan Commitment of such Delayed Draw Term Loan Lender during the preceding calendar quarter (the “Unused Delayed Draw Term Loan Commitment Fee”). The total Unused Delayed Draw Term Loan Commitment Fee paid by the Borrower will be equal to the sum of all of the Unused Delayed Draw Term Loan Commitment Fees due to the Lenders. Such fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December following the date hereof and upon the funding of any Delayed Draw funding date and on the applicable Delayed Draw Term Loan Commitment Expiration Date. The Unused Delayed Draw Term Loan Commitment Fee provided in this Section 4.01(a) shall accrue at all times from and after the Closing Date through the applicable Delayed Draw Term Loan Commitment Expiration Date; provided that, for the avoidance of doubt, as of the Second Amendment Effective Date, the Unused Delayed Draw Term Loan Commitment Fee provided in this Section 4.01(a) shall be $292,916.67.

(b) The Borrower agrees to pay to the Arranger, the Administrative Agent and the Lenders all the Fees required to be paid herein, or pursuant to the Fee Letter and any other document(s) entered into in connection herewith, at the times and in the amounts specified therein.

(c) The Borrower agrees to pay to the Collateral Agent (i) all the Fees required to be paid herein, or pursuant to any document(s) entered into in connection herewith, at the times and in the amounts specified therein and (ii) any fees arising out of services rendered by third-parties in connection with the duties of the Collateral Agent hereunder.

Section 4.02 Mandatory Termination of Commitments. (a) The Initial Term Loan Commitment shall terminate immediately following the closing of the Transactions on the Closing Date.

(b) The Delayed Draw Term Loan A Commitment shall terminate on the Delayed Draw Term Loan A Commitment Expiration Date.

(c) The Delayed Draw Term Loan B Commitment shall terminate on the Delayed Draw Term Loan B Commitment Expiration Date.

ARTICLE V

Payments

Section 5.01 Voluntary Prepayments and Optional Commitment Reductions.

(a) The Borrower shall have the right to voluntarily prepay Term Loans, subject to the payment of the Applicable Prepayment Premium, in whole or in part from time to time.

(b) Upon the giving of a notice of prepayment (substantially in the form of Exhibit M, which may be conditioned upon the occurrence of certain events), the principal amount of Loans specified to be prepaid shall become due and payable on the date specified for such prepayment subject to the following terms and conditions: (i) the Borrower shall give the Agent written notice of (A) its intent to make such prepayment, (B) the amount of such prepayment and (C) in the case of LIBOR Rate Loans, the specific Borrowing(s) pursuant to which made, no later than (x) in the case of LIBOR Rate Loans, 1:00 p.m. (New York time) three (3) Business Days prior to, and (y) in the case of ABR Loans, 12:00 p.m. (New York time) one (1) Business Day prior to the date of such prepayment, and such notice shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders, as the case may be; (ii) each partial prepayment of any Term Loans shall be in a multiple of $500,000 and in an aggregate principal amount of at least $500,000; and (iii) any prepayment of LIBOR Rate Loans pursuant to this Section 5.01 on any day other than the last day of a LIBOR Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.01 shall be applied in direct order of maturity of such scheduled installments. For the avoidance of doubt, all prepayments shall be applied pro rata between the Initial Term Loan funded on the Closing Date and any Delayed Draw Term Loans based on the then outstanding principal balances thereof.

Section 5.02 Mandatory Prepayments and Commitment Reductions.

(a) (i) Subject to the last paragraph of this Section 5.02(a) and subject to the Intercreditor Agreement, on or prior to the tenth (10th) Business Day after the date on which the Borrower is required to deliver a Compliance Certificate pursuant to Section 9.01(d)(iii) (the “ECF Payment Date”), commencing with the fiscal year ending December 31, 2021, the Borrower shall prepay the Loans in an amount equal to: (A) fifty percent (50%) of Consolidated Excess Cash Flow (if any) for such fiscal year, to be applied as set forth in Section 5.02(a)(ix); provided, that if, with respect to any fiscal year in which a mandatory prepayment pursuant to this Section 5.02(a)(i) is otherwise due, the Total Leverage Ratio as of the last day of such fiscal year is (x) equal to 0.50x less than the applicable Closing Date Leverage Ratio, then the Borrower shall prepay the Loans in an amount equal to twenty-five percent (25%) of Consolidated Excess Cash Flow (if any) for such fiscal year, or (y) equal to 1.00x less than the applicable Closing Date Leverage Ratio, then the Borrower shall prepay the Loans in an amount equal to zero percent (0%) of Consolidated Excess Cash Flow (if any) for such fiscal year; minus (B) to the extent not funded with the proceeds of Indebtedness (and to the extent funded with the proceeds of equity, such proceeds shall not increase any other basket hereunder), the sum of all voluntary prepayment of the Loans (to the extent permitted hereunder) made during such fiscal year and, at the Borrower’s option, during the period after the end of such fiscal year and before the applicable ECF Payment Date (provided, that any such prepayment made after the end of such fiscal year but before the applicable ECF Payment Date that Borrower elects to deduct from the payment required under this provision in respect of the prior fiscal year shall not reduce Consolidated Excess Cash Flow for the fiscal year in which such payment is made).

(ii) Upon the incurrence or issuance of any Indebtedness by any Credit Party or any of their respective Subsidiaries (other than Indebtedness permitted under Section 10.01 (including any Permitted Refinancing (other than any refinancing of the Term Loan Facility))), the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such Net Debt Proceeds plus the Applicable Prepayment Premium, to be applied as set forth in Section 5.02(a)(vi). Nothing in this Section 5.02(a)(ii) shall be construed to permit or waive any Default or Event of Default arising from any incurrence or issuance of Indebtedness not permitted under the terms of this Agreement.

(iii) Subject to the last paragraph of this Section 5.02(a), no later than five (5) Business Days after the receipt by any Credit Party or any of their respective Subsidiaries of any cash proceeds from any Disposition (other than any Disposition permitted under Section 10.04(a), Section 10.04(b) (solely with respect to proceeds constituting (x) M&T Priority Collateral and solely to the extent that such proceeds are required by the terms of any M&T Real Estate Debt to be used to prepay such M&T Real Estate Debt or (y) ABL Priority Collateral and solely to the extent that such proceeds are required by the terms of the Existing Credit Agreement or the Intercreditor Agreement to be used to prepay any Indebtedness thereunder or (z) Other Real Estate Priority Collateral and solely to the extent that such proceeds are required by the terms of the Real Estate Facility and/or the ARKO Real Estate Facility to be used to prepay any Indebtedness thereunder), Section 10.04(c), Section 10.04(d), Section 10.04(e), Section 10.04(f), Section 10.04(g), Section 10.04(h), Section 10.04(i), Section 10.04(j), Section 10.04(k), Section 10.04(l), Section 10.04(m), Section 10.04(n), Section 10.04(p), Section 10.04(q), Section 10.04(r), Section 10.04(s) (solely with respect to Permitted Liens arising in the ordinary course of business), Section 10.04(u), Section 10.04(v), Section 10.04(w), Section 10.04(y) and Section 10.04(z)), the Credit Parties or any of their respective Subsidiaries shall prepay the Loans in an amount equal to one hundred percent (100%) of the Net Disposition Proceeds from such Disposition, only to the extent the aggregate amount of such Net Disposition Proceeds in any fiscal year exceeds $2,000,000 in the aggregate and then only in the amount of such excess, plus the Applicable Prepayment Premium, to be applied as set forth in Section 5.02(a)(vi); provided, that any Credit Party or their respective Subsidiaries may, at their option by notice in writing to the Agent on or prior to the fifth (5th) Business Day after the occurrence of the Disposition giving rise to such Net Disposition Proceeds, elect to reinvest such Net Disposition Proceeds in assets that are used or useful in the business of any Credit Party or their Subsidiaries (including Permitted Acquisitions, other permitted Investments, permitted sale leaseback transactions and permitted exchange transactions under Section 1031 of the Code) to the extent that any Credit Party or such Subsidiary makes such reinvestment within twelve (12) months following the occurrence of the Disposition; provided, however, any Credit Party or such Subsidiary may consummate such reinvestment within eighteen (18) months after the occurrence of the Disposition, so long as any Credit Party or such Subsidiary shall have entered into a definitive agreement for the purchase of assets or property within the first twelve (12) month period. Nothing in this Section 5.02(a)(iii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Agreement.

(iv) Subject to the last paragraph of this Section 5.02(a), no later than five (5) Business Days after the receipt by any Credit Party or any of their respective Subsidiaries of any cash proceeds from any Casualty Event (for the avoidance of doubt, other than proceeds constituting (x) M&T Priority Collateral solely to the extent that such proceeds are required by the terms of any M&T Real Estate Debt to be used to prepay such M&T Real Estate Debt or (y) ABL Priority Collateral and solely to the extent that such proceeds are required by the terms of the Existing Credit Agreement or the Intercreditor Agreement to be used to prepay any Indebtedness thereunder or (z) Other Real Estate Priority Collateral and solely to the extent that such proceeds are required by the terms of the Real Estate Facility and/or the ARKO Real Estate Facility to be used to prepay any Indebtedness thereunder), the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such Net Casualty Proceeds, plus the Applicable Prepayment Premium, to be applied as set forth in Section 5.02(a)(vi); provided, that the any Credit Party or their respective Subsidiaries may, at their option by notice in writing to the Agent no later than thirty (30) days following the occurrence of the Casualty Event resulting in such Net Casualty Proceeds), use such Net Casualty Proceeds to repair or reinvest such Net Casualty Proceeds in assets that are used or useful in the business of such Credit Party or such Subsidiaries (including Permitted Acquisitions and other permitted Investments) to the extent that such Credit Party or such Subsidiary makes such repair or reinvestment within twelve (12) months following the occurrence of the Casualty Event (or, so long as applicable permits and approvals are being diligently pursued by the Borrower in respect of such repair or reinvestment, eighteen (18) months); provided, however, the Credit Parties or such Subsidiary may consummate such repair or reinvestment within eighteen (18) months after the occurrence of the Casualty Event (or, so long as applicable permits and approvals are being diligently pursued by the Borrower in respect of such repair or reinvestment, twenty-four (24) months), so long as such Credit Party or such Subsidiary shall have entered into a definitive agreement for the repair or the purchase of assets or property within the first twelve (12) month period. Any amounts of Net Casualty Proceeds unused after such period shall be applied as set forth in Section 5.02(a)(vi).Nothing in this Section 5.02(a)(iv) shall be construed to permit or waive any Default or Event of Default arising from, directly or indirectly, any Casualty Event.

(v) [reserved].

(vi) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to Section 5.02 shall be applied to the principal installments of the Term Loans pursuant to Section 2.05(b) pro rata (other than the final scheduled installment on the Term Loan Maturity Date). For the avoidance of doubt, all prepayments that are to be applied to the Term Loans shall be applied pro rata between the Initial Term Loan funded on the Closing Date and any Delayed Draw Term Loans based on the then outstanding principal balances thereof.

(vii) Each Lender holding any Term Loans may reject all of its pro rata share or other applicable share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.02(a) (other than clause (ii) thereof) by providing written notice to the Administrative Agent and the Borrower no later than 5:00 p.m., New York City time, one Business Day after the date of such Lender’s receipt of such prepayment. If a Lender holding any Term Loans fails to deliver a notice of such rejection to the Administrative Agent within the time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Term Loans unless the Borrower and the Administrative Agent agree to an extension of time for such failure to be corrected. Any Declined Proceeds shall be retained by the Borrower, and may be used for general corporate purposes subject to the restrictions herein.

(viii) Notwithstanding anything to the contrary contained herein, all mandatory prepayments to be made by the Credit Parties pursuant to Section 5.02(a)(i), (iii) and (iv) shall be limited to the extent that the Administrative Agent (with the consent of the Required Lenders) reasonably determines in good faith that such prepayment would result in material adverse tax consequences to the Borrower or its direct or indirect owners resulting from a repatriation of cash from a Foreign Subsidiary (for the avoidance of doubt, other than de minimis tax consequences, and after taking into account any foreign tax credit or other tax benefit realized in connection with such repatriation) (which, for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Borrower and its respective Subsidiaries (or, in the case of a flow-through tax structure, their respective equity investors) would incur a Tax liability, including in connection with a taxable dividend or a withholding Tax) or would be prohibited, restricted or delayed by Applicable Law, in which case such repatriation shall not be required (and in the case of a material adverse tax consequence, only to the extent of such consequence). All mandatory prepayments are subject to permissibility under (a) local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant Subsidiaries), (b) applicable rules, regulations and guidance published by any Regulatory Supervising Organization and (c) material constituent document restrictions (including as a result of minority ownership) and other material agreements. The non-application of any prepayment amounts as a result of this Section 5.02(a)(viii) will not, for the avoidance of doubt, constitute a Default or an Event of Default, and such amounts shall be available for working capital purposes of the Credit Parties and their respective Subsidiaries as long as such amounts are not required to be prepaid in accordance with the foregoing provisions in this Section 5.02. The Borrower and its Subsidiaries will undertake to use commercially reasonable efforts for a period of one (1) year to overcome or eliminate any such restrictions (subject to the considerations above and as determined in the Borrower’s reasonable business judgment) to make the relevant prepayment, but in no event shall the Borrower be required to repatriate cash at Foreign Subsidiaries to the extent of any material adverse tax consequence to the Borrower or its direct or indirect owners. Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower or any of its Affiliates or any of its equity partners (including, without duplication, any Tax Distributions permitted by Section 10.06) and arising as a result of compliance with the preceding sentence. Any Consolidated Excess Cash Flow or proceeds excluded from the mandatory prepayment requirements by operation of this Section 5.02(a)(viii) (the “Excluded Foreign Prepayment Proceeds”) shall not increase the Available Amounts Basket.

(b) [reserved].

(c) [reserved].

(d) Application to Term Loans. With respect to each prepayment of Term Loans elected by the Borrower pursuant to Section 5.01(b) or required by Section 5.02(b), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Term Loans made on any date other than the last day of the applicable LIBOR Period. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Each such prepayment shall be accompanied by all accrued interest on the Loans so prepaid, through the date of such prepayment.

(e) [reserved].

(f) Application of Collateral Proceeds. Subject to the Intercreditor Agreement and notwithstanding anything to the contrary in Section 5.01 or this Section 5.02, all proceeds of Collateral received by any Collateral Agent pursuant to the exercise of remedies against the Collateral, and all payments received upon and after the acceleration of any of the Obligations shall be, subject to the provisions of Section 2.14 and the Intercreditor Agreement, applied as set forth in this clause (f), as follows (subject to adjustments pursuant to any agreements entered into among the Lenders):

(i) first, to pay any costs and expenses of the Collateral Agent and fees then due to the Collateral Agent under the Credit Documents, and any indemnities then due to the Agent under the Credit Documents, until paid in full,

(ii) second, to pay any fees or premiums then due to the Administrative Agent or any of the Lenders under the Credit Documents until paid in full,

(iii) third, ratably to pay any costs or expense reimbursements of Lenders and indemnities then due to any of the Lenders under the Credit Documents until paid in full,

(iv) fourth, ratably to pay interest due in respect of the outstanding the Term Loans until paid in full,

(v) fifth, to pay any other Obligations, and

(vi) sixth, to the Borrower or such other Person entitled thereto under Applicable Law.

Section 5.03 Payment of Obligations; Method and Place of Payment. (a) The obligations of the Borrower hereunder and under each other Credit Document are not subject to counterclaim, set-off, rights of rescission, or any other defense. Subject to Section 5.04, and except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, rights of rescission, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Secured Parties entitled thereto, as the case may be, not later than 2:00 p.m. (New York time) on the date when due and shall be made in immediately available funds in Dollars to the Administrative Agent, and any amounts received after such time on such date shall be deemed received on such date for purposes of determining whether an Event of Default has occurred (provided, that such amounts shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon). The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York time), on such day) like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto, as applicable.

(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York time), shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.

(c) The Borrower hereby authorizes Administrative Agent to, at its option (or upon the direction of the Collateral Agent or the Required Lenders), from time to time, without prior notice to the Borrower, charge the Borrower’s loan account for any and all Obligations that remain unpaid after the due date therefor (after giving effect to any grace periods provided for in Section 11.01(a)) and, with respect to Obligations that are not fees, interest or principal payments, are not the subject of a bona fide dispute. All amounts so charged to the Borrower’s loan account thereafter shall constitute Term Loans hereunder and, subject to Section 2.08(c), shall accrue interest at the rate then applicable to Term Loans that are ABR Loans.

Section 5.04 Net Payments. (a) All payments made by or on behalf of any Credit Party under this Agreement or any other Credit Document shall be made without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required to be withheld from any amounts payable by or on behalf of any Credit Party under this Agreement or any other Credit Document (as determined in the good faith discretion of the applicable withholding agent), then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and if such Tax is a Non-Excluded Tax, then the applicable Credit Party shall increase the amounts payable to the applicable Recipient to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Whenever any Taxes are paid by a Credit Party pursuant to this Section 5.04(a), as soon as practicable thereafter, the Borrower shall send to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent. The Borrower shall indemnify the Agent and the Lenders for any Non-Excluded Taxes (including Non-Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 5.04(a)) that are paid by the Agent or Lender or that are required to be withheld or deducted from a payment to the Agent or Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, within ten (10) days after demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent, shall timely reimburse it for the payment of any Other Taxes. The agreements in this Section 5.04(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b) (i) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Person that shall become a Participant pursuant to Section 13.06 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.04(b) as if it were a Lender; provided, that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. Notwithstanding any other provision of this paragraph, no Lender shall be required to deliver any form (other than such documentation required by Sections 5.04(b)(ii)(A)-(C) and (iii)) that in such Lender’s reasonable judgment would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall reasonably be requested) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C) Any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(iii) Without limiting the generality of the foregoing, if a payment made to a Recipient under any Credit Document would be subject to United States federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i), of the Code and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for the purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv) Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 5.04(b) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c) If any Lender or the Agent determines, in its sole discretion exercised in good faith, that it has received a refund of a Tax for which it has been indemnified by the Borrower pursuant to this Section 5.04 (including by the payment of additional amounts by the Borrower pursuant to this Section 5.04), then such Lender or such Agent, as the case may be, shall reimburse the Borrower for such amount (but only to the extent of indemnity payments made by the Borrower under this Section 5.04 with respect to the Tax giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed on the receipt of such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, shall repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non-Excluded Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(e) Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 5.05 Computations of Interest and Fees. (a) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of (a) 365 (or 366 as appropriate) days in the case of ABR Loans on which ABR is determined by reference to the “Prime Rate” and (b) 360 days in all other cases. Payments due on a day that is not a Business Day shall (except as otherwise required by Section 2.09(c)) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b) Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

ARTICLE VI

Conditions Precedent to Initial Credit Extension

The occurrence of the initial Credit Extension is subject to the satisfaction (or waiver) of the following conditions precedent on or before the Closing Date (except that in the case of the condition set forth in Section 6.04, such condition shall be satisfied immediately following the occurrence of the initial Credit Extension but on the Closing Date); provided that if such conditions are not satisfied (or waived) on or prior to the Closing Date (in each case, as agreed by the Agent), it is understood that the Administrative Agent shall promptly return any funds previously sent to the Administrative Agent by the Lenders:

Section 6.01 Credit Documents. The Administrative Agent shall have received the following documents, duly executed by an Authorized Officer of each Credit Party and each other relevant party:

(a) this Agreement;

(b) the Notes, if any;

(c) the Guarantee Agreement;

(d) the Notice of Borrowing;

(e) the Security Pledge Agreement;

(f) a Perfection Certificate;

(g) the Intercreditor Agreement; and

(h) the Intercompany Subordination Agreement.

Section 6.02 Collateral.

(a) all Capital Stock of each directly owned Subsidiary of each Credit Party shall have been pledged (other than Capital Stock of any Excluded Subsidiary, in which case, the maximum amount of Capital Stock of such Excluded Subsidiary permitted to be pledged pursuant to this Agreement (including pursuant to the first proviso of Section 9.10) shall be pledged) pursuant to, and subject to the limitations set forth in the Security Pledge Agreement, and the Collateral Agent shall have received all certificates representing such securities pledged under the Security Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank; and

(b) the Security Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds and products thereof.

Section 6.03 Legal Opinion. The Administrative Agent and the Collateral Agent shall have received an executed legal opinion of Greenberg Traurig, LLP, as special New York and Delaware counsel to the Credit Parties, addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.04 Filings. The Agent shall have received each (i) Uniform Commercial Code financing statement and filing with the United States Patent and Trademark Office and the United States Copyright Office required by this Agreement, any other Credit Document, or under applicable law to be filed, registered or recorded in order to create, in favor of the Agent, a perfected security interest in or lien upon the Collateral subject thereto shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested by the Agent together with payment of any necessary fee, tax or expense relating thereto and (ii) copies of stock certificates evidencing Collateral, together with copies of transfer powers executed in blank, and copies of each promissory note constituting Collateral, together with copies of executed allonges, shall have been received by the Collateral Agent or its counsel.

Section 6.05 Secretary’s Certificates. The Administrative Agent shall have received a certificate for each Credit Party, dated the Closing Date, duly executed and delivered by such Credit Party’s secretary or assistant secretary, managing member or general partner, as applicable, as to:

(a) resolutions of each such Person’s board of managers/directors, members (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Credit Documents applicable to such Person and the execution, delivery and performance of each Credit Document, in each case, to be executed by such Person;

(b) the incumbency and signatures of its Authorized Officers and any other of its officers, managing member or general partner, as applicable, authorized to act with respect to each Credit Document to be executed by such Person; and

(c) each such Person’s Organization Documents, as amended, modified or supplemented as of the Closing Date, and good standing certificates, each certified by the appropriate officer or official body of the jurisdiction of organization of such Person.

Section 6.06 Other Documents and Certificates. The Administrative Agent shall have received the following documents and certificates, each of which shall be dated the Closing Date and properly executed by an Authorized Officer of each applicable Credit Party, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(a) a certificate of an Authorized Officer of the Borrower, certifying as to:

(i) the satisfaction of the conditions set forth in Section 6.9, Section 6.10 and Section 6.11 hereof; and

(ii) the receipt of all required approvals and consents of all Governmental Authorities and other third parties with respect to the consummation of the Transactions (if any) and the transactions contemplated by the Transaction Documents.

Section 6.07 Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate from chief financial officer (or other Authorized Officer with reasonably equivalent duties) of the Borrower, confirming that as of the Closing Date the Borrower and its Subsidiaries, taken as a whole, immediately after giving effect to the Transactions to be consummated on the Closing Date are Solvent (or, at the sole option and discretion of the Borrower, a third party opinion as to the solvency of the Borrower and its Subsidiaries on a consolidated basis in customary form issued by a nationally recognized firm).

Section 6.08 Financial Information. The Administrative Agent shall have received (a) the Historical Financial Statements and (b) a pro forma consolidated balance sheet of the Borrower as of the last day of the most recently completed fiscal year or fiscal quarter, as applicable, for which financial statements have been delivered pursuant to clause (a) above and pro forma consolidated income statement for the most recently completed fiscal year and for the most recently completed fiscal quarter, if applicable, for which financial statements have been delivered pursuant to clause (a) above, in each case prepared after giving effect to the Transactions as if the Transactions had occurred as of the last day of the applicable fiscal year or fiscal quarter (in the case of such balance sheet) or at the beginning of the applicable fiscal year or fiscal quarter (in the case of such income statement) and using Borrower’s best estimates of the purchase accounting adjustments which will be calculated and applied following the closing of the Empire Acquisition.

Section 6.09 Material Adverse Effect. Since December 31, 2018, there shall not have occurred any event, change, circumstance, effect, occurrence, condition, state of facts or development that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 6.10 Representations and Warranties. All representations made hereunder shall be true and correct in all material respects as of the Closing Date.

Section 6.11 No Default or Event of Default. No Default or Event of Default has occurred and is continuing, or would result immediately after giving effect to this Agreement.

Section 6.12 Fees and Expenses. Substantially concurrently with the initial funding under this Agreement, the Agent and each Lender shall have received, for its own respective account, (a) all fees and out-of-pocket expenses due and payable to such Person herein, or any documents entered into in connection herewith and (b) the fees, costs and out-of-pocket expenses due and payable to such Person pursuant Sections 4.01 and 13.05 (including the fees, disbursements and other charges of counsel) for which invoices have been presented at least three (3) Business Days prior to the Closing Date.

Section 6.13 Patriot Act Compliance. So long as requested by the Administrative Agent and the Lenders at least ten (10) Business Days prior to the Closing Date, the Administrative Agent and the Lenders shall have received at least three (3) days prior to the Closing Date, all documentation and information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and the Beneficial Ownership Regulation. Any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulations shall deliver a Beneficial Ownership Certification in relation to such Borrower.

Section 6.14 Additional Documents. The Administrative Agent shall have received the results of judgment searches, tax lien searches and Uniform Commercial Code lien searches in an entity’s jurisdiction of organization for each Credit Party organized in the United States. All other documents and legal matters in connection with the transactions contemplated by the Agreement shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.15 Leverage Ratio. The Total Leverage Ratio shall not exceed 4.50:1.00 (after giving pro forma effect to the funding of the Initial Term Loans and the Delayed Draw Term Loan A Facility, the consummation of the Empire Acquisition and the other Transactions and including without limitation the GPMP Debt).

Section 6.16 Refinancing of Existing Indebtedness. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Refinancing has been or, substantially concurrently with the initial Borrowing here, will be consummated.

For purposes of determining whether the conditions precedent specified in this Article VI have been satisfied on the Closing Date, (i) by funding the Loans hereunder, the Agent and each Lender that has executed this Agreement (or an Assignment and Acceptance on the Closing Date) shall be deemed to have consented to, approved, accepted or waived, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Agent or such Lender, as the case may be and (ii) that upon the funding of the Loans hereunder, all such conditions precedent (except for the condition set forth in Section 6.04) shall be deemed to have been satisfied or waived.

ARTICLE VII

Additional Conditions Precedent

Section 7.01 Conditions Precedent to certain Credit Extensions After the Closing Date.

(a) No Default; Representations and Warranties. Subject to the immediately following paragraph, the agreement of each Lender to make any Loan requested to be made by it on any date (excluding, for the avoidance of doubt, the Closing Date) (for the avoidance of doubt, other than a conversion of Loans to another Type or continuation of LIBOR Rate Loans) on any date is subject to the satisfaction or waiver by the Administrative Agent (with the consent of the Required Lenders) of the following conditions precedent that at the time of each such Credit Extension after the Closing Date and also immediately after giving effect thereto: (i) no Default or Event of Default shall have occurred and be continuing, and (ii) all representations and warranties made by each Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation or warranty that, by its terms, is qualified as to “materiality”, “Material Adverse Effect” or similar language or dollar thresholds, shall be true and correct in all respects in accordance with its terms on such respective dates. The acceptance of the benefits of each Credit Extension shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified above exist as of that time.

Notwithstanding the foregoing, in connection with a Credit Extension constituting a funding of Incremental Term Loans to finance a Permitted Acquisition or permitted Investment (including a Limited Condition Acquisition) hereunder or for any other purpose contemplated by Section 2.01(d), the obligations of the Lenders and/or new Lenders to make such Incremental Term Loans hereunder pursuant to such Incremental Facility shall be subject solely to the satisfaction of the applicable conditions precedent provided for in Section 2.01(d) plus any other conditions precedent agreed to by the Borrower and the Lenders and/or new Lenders providing such Incremental Term Loans.

Each Credit Extension after the Closing Date (including each Credit Extension consisting of a Borrowing of Incremental Term Loans) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Extension as to the applicable matters specified in paragraph (a) of this Section 7.01.

(b) Notice of Borrowing. Prior to the making of each Term Loan, the Administrative Agent shall have received a Notice of Borrowing (in writing) meeting the requirements of Section 2.03. Solely for purposes of determining whether the conditions set forth in Article VI and this Section 7.01 have been satisfied in respect of the initial Credit Extensions made on the Closing Date, the Agent and each Lender party hereto shall be deemed to have consented to, approved, accepted or be reasonably satisfied with any document delivered prior to such Credit Extension or other matter (in each case, for which such consent, approval, acceptance or satisfaction is expressly required by Article VI or Section 7.01, as applicable) by releasing its signature page to this Agreement or to an Assignment and Acceptance, as the case may be.

Section 7.02 Conditions Precedent to Making Delayed Draw Term Loans. No Lender shall be obligated to fund any portion of the Delayed Draw Term Loans unless as of the date thereof (the funding conditions in this Section 7.02, the “Delayed Draw Term Loan General Funding Conditions”):

(a) the Conditions in Section 7.01(a) shall have been met;

(b) delivery of a Delayed Draw Term Loan Notice pursuant to Section 2.01(a)(i);

(c) the proceeds of the Delayed Draw Term Loans are used for purposes set forth in and permitted by Section 9.11.

(d) the amount of the requested Delayed Draw Term Loan shall not exceed the remaining amount of the applicable Aggregate Delayed Draw Term Loan Commitment; and

(e) the applicable Delayed Draw Term Loan Commitment Expiration Date shall not have occurred.

Section 7.03 Additional Conditions Precedent to Making Delayed Draw Term A Loans. No Lender shall be obligated to fund any portion of the Delayed Draw Term Loan A Facility unless as of the date thereof (the funding conditions in this Section 7.03, the “Delayed Draw Term Loan A Funding Conditions”):

(a) the Delayed Draw Term Loan General Funding Conditions shall have been met;

(b) the Empire Acquisition shall have been or, substantially concurrently with the borrowing under the Delayed Draw Term Loan A Facility, shall be, consummated in accordance with the terms of the Empire Acquisition Agreement. The Empire Acquisition Agreement shall not have been amended or waived in any material respect by the Borrower or any of its Affiliates, nor shall the Borrower or any of its Affiliates have given a material consent thereunder, in each case in a manner materially adverse to the Lenders (in their capacity as such) without the consent of the Initial Lenders (such consent not to be unreasonably withheld, delayed or conditioned); and

(c) The Acquisition Representations and the Specified Representations shall be true and correct in all material respects solely as of the date of such Credit Extension and the closing of the Empire Acquisition (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that any Specified Representation qualified by or subject to “material adverse effect”, “material adverse change” or similar term or qualification shall be true and correct in all respects (after giving effect to any such qualification of materiality).

Section 7.04 Additional Conditions Precedent to Making Delayed Draw Term Loan B Facility . No Lender shall be obligated to fund any portion of the Delayed Draw Term Loan B Facility unless as of the date thereof (the funding conditions in this Section 7.04, the “Delayed Draw Term Loan B Funding Conditions” and together with the Delayed Draw Term Loan General Funding Conditions and the Delayed Draw Term Loan A Funding Conditions the “Delayed Draw Term Loan Funding Conditions”):

(a) the Delayed Draw Term Loan General Funding Conditions shall have been met; and

(b) with respect to the borrowing of any portion of the Delayed Draw Term Loan B Facility, as of the last day of the most recently ended Test Period, the Total Leverage Ratio calculated on a Pro Forma Basis shall not exceed 4.50:1.00.

ARTICLE VIII

Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, make the Loans as provided for herein, the Credit Parties make each of the following representations and warranties, and agreements with, the Lenders:

Section 8.01 Corporate Status. Each Credit Party (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (to the extent such concept is applicable) in all jurisdictions where it does business or owns assets, except where the failure to do so under this clause (b), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.02 Corporate Power and Authority. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered the Credit Documents to which it is a party and all such documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

Section 8.03 No Violation. The execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party and compliance with the terms and provisions thereof will not (a) contravene any applicable provision of any Applicable Law of any Governmental Authority in any material respect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents) pursuant to, (i) the terms of any indenture, loan agreement, lease agreement, mortgage or deed of trust, or (ii) any other Contractual Obligation, in the case of either clause (i) and (ii) to which any Credit Party is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organization Documents of any Credit Party, except with respect to any conflict, breach, contravention or default referred to in clauses (b)(i) or (b)(ii), to the extent such conflict, breach, contravention or default would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect.

Section 8.04 Labor Controversies. Except as disclosed in Schedule 8.04, (a) there is no pending or, to the knowledge of any Credit Party, threatened, litigation, action, proceeding or unfair labor practice complaint before the National Labor Relations Board, grievance or arbitration proceeding arising out of or under any collective bargaining agreement, strike, lockout or slowdown against any Credit Party or any Subsidiary of a Credit Party that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (b) all payments due from a Credit Party or any Subsidiary of a Credit Party, or for which any material claim may be made against a Credit Party or any Subsidiary of a Credit Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party or Subsidiary in accordance with the Accounting Principles.

Section 8.05 Litigation. Except as set forth on Schedule 8.05, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any Subsidiary of a Credit Party or against any of their respective properties or revenues that have a reasonable likelihood of adverse determination either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 8.06 Use of Proceeds; Regulations U and X. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 9.11. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Credit Extension will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with Regulation U or Regulation X.

Section 8.07 Approvals, Consents, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any material contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect, or (other than in the case of government approvals) if not obtained or made, individually or in the aggregate, would not reasonably be expected to adversely impact the business of the Credit Parties and the Subsidiaries in any material respect, (b) the filing of UCC financing statements and other equivalent filings for foreign jurisdictions and (c) for Intellectual Property registered, issued, or applied for in the United States that is Collateral, filings in the United States Patent and Trademark Office and United States Copyright Office, as applicable) is required for the due execution, delivery or performance by any Credit Party of any Credit Document to which it is a party; provided, however, the foregoing does not apply to Intellectual Property that is Collateral arising under the laws of any jurisdiction outside of the United States. There does not exist any judgment, order, injunction or other restraint issued or, to the knowledge of the Borrower, filed with respect to the transactions contemplated by the Credit Documents, the making of any Credit Extension or the performance by the Credit Parties of their Obligations under the Credit Documents.

Section 8.08 Investment Company Act. No Credit Party nor any Subsidiary of a Credit Party is, or will be after giving effect to the transactions contemplated under the Credit Documents, an “investment company”, within the meaning of the Investment Company Act of 1940.

Section 8.09 Accuracy of Information. None of the factual written information and data (taken as a whole and excluding any projections, estimates and other forward-looking statements and general economic and industry information) at any time furnished by any Credit Party, any of their respective Subsidiaries or any of their respective authorized representatives in writing to the Agent or any Lender (including all factual information contained in the Credit Documents) for purposes of or in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data (taken as a whole) not materially misleading, in each case, at the time such information was provided in light of the circumstances under which such information or data was furnished; provided, that to the extent such information, report, financial statement, or other factual information or data was based upon or constitutes a forecast or projection or other forward looking information, each of the Credit Parties represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time such forecasts, projections or information were made available to the Agent or any Lender. Agent and Lenders acknowledge that such forecasts, projections and other forward looking information are not to be viewed as facts and are not a guarantee of financial performance, are subject to significant uncertainties and contingencies, which may be beyond the control of the Credit Parties, that no assurance is given by any Credit Party that the results forecasted in any such projections will be realized, and that actual results covered by such forecasts, projections and other forward looking information may differ from the projected results and that such differences may be material.

Section 8.10 Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year end audit adjustments, the absence of footnotes and compliance with purchase accounting rules and requirements. The Historical Financial Statements have been prepared in accordance with the Accounting Principles consistently applied throughout the period covered thereby.

Section 8.11 Tax Returns and Payments. Each Credit Party and its Subsidiaries has filed or has caused to be filed all income Tax returns and all other material Tax returns, domestic and foreign, required to be filed by it and, except as disclosed in Schedule 8.11, has paid or has caused to be paid all material amounts of Taxes and assessments payable by it that have become due and payable, other than those that are being contested in good faith by appropriate proceedings with respect to which such Credit Party or such Subsidiary thereof has maintained adequate reserves in accordance with the Accounting Principles. No material Tax Lien has been filed, and, to the knowledge of any Credit Party and its Subsidiaries, no claim is being asserted, with respect to any material amount of Tax (in each case, other than in respect of Taxes not yet due and payable or that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles have been established on its books). No Credit Party or any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of United States Treasury Regulations Section 1.6011-4.

Section 8.12 Compliance with ERISA. Section 8.12 Compliance with ERISA. (i) each Plan is in compliance with ERISA, the Code and any Applicable Law except as would not in a Material Adverse Effect to the Credit Plan; (ii) no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Pension Plan; (iii) each Plan that is intended to qualify under Section 401(a) of the Code is subject to a favorable determination letter from the Internal Revenue Service upon which the Credit Parties are entitle to rely; (iv) no Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Section 432 of the Code (or is reasonably likely to be insolvent), and no written notice of any such insolvency has been given to any of the Credit Parties, any of their respective Subsidiaries or, to the knowledge of the Credit Parties, any ERISA Affiliate; (v) no Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (vi) no Pension Plan has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) (or is reasonably likely to do so); (vii) no failure to make any required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure of a Credit Party, any of their respective Subsidiaries or, to the knowledge of the Credit Parties, any ERISA Affiliate to make any required contribution to a Multiemployer Plan when due has occurred; (viii) none of the Credit Parties, any of their respective Subsidiaries or, to the knowledge of the Credit Parties, any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Pension Plan or a Multiemployer Plan pursuant to Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Pension Plan or Multiemployer Plan; and (ix) no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, and no written notice of any such proceedings has been given to any of the Credit Parties, any of their respective Subsidiaries or, to the knowledge of the Credit Parties, any ERISA Affiliate. No Lien imposed under the Code or ERISA on the assets of any of the Credit Parties, any of their respective Subsidiaries or, to the knowledge of the Credit Parties, any ERISA Affiliate on account of a Plan or Multiemployer Plan exists (or is reasonably likely to exist) nor have the Credit Parties, any of their respective Subsidiaries or, to the knowledge of the Credit Parties, any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate on account of any Plan or Multiemployer Plan. No Pension Plan has a material Unfunded Current Liability. No material liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred by any Credit Party or any of their respective Subsidiaries.

Section 8.13 Subsidiaries. (a) As of the Closing Date, none of the Credit Parties has any Subsidiaries or joint ventures other than the Subsidiaries and joint ventures listed on Schedule 8.13, (b) on any applicable date thereafter, none of the Credit Parties has any Subsidiaries or joint ventures other than the Subsidiaries and joint ventures listed on Schedule 8.13, including any updates made thereto pursuant to and in accordance with Section 9.01(d), and (c) as of the Closing Date, none of the Credit Parties has any Subsidiary that would constitute an Excluded Subsidiary restricted by any contractual obligation from guaranteeing the obligations of the Borrower hereunder other than those Excluded Subsidiaries existing on the Closing Date and listed on Schedule 8.13. Schedule 8.13 describes the ownership interest of each of the Credit Parties in each Subsidiary, including the number of each class of Capital Stock authorized and the number outstanding, the number of Capital Stock covered by all outstanding options, warrants, rights of conversion or similar rights. As of the Closing Date, each Credit Party is the record and beneficial owner of, and has good and marketable title to, the Capital Stock pledged by (or purported to be pledged by) it under the Security Documents, free of any and all Liens, other than Liens permitted by Section 10.02, rights or claims of other persons, and, as of the Closing Date, there are no outstanding warrants, options or other rights (including derivatives) to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Capital Stock (or any economic or voting interests therein).

Section 8.14 Intellectual Property; Licenses, etc. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party owns, or possesses the right to use, all of the Intellectual Property used in the operation of their respective businesses without infringing, misappropriating, or violating the Intellectual Property rights of any other Person. To the knowledge of any Credit Party, no slogan or other advertising device, product, process, method, substance, part or other material employed by such Credit Party infringes upon any rights held by any other Person, except to the extent that such infringement, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except for matters not reasonably expected to adversely impact the business of the Credit Parties and the Subsidiaries in any material respect, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of such Credit Party, threatened. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have policies and procedures in place designed to ensure the integrity and security of the Borrower’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data, equipment or technology.

Section 8.15 Environmental Warranties . (a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Credit Parties and each of their respective Subsidiaries are, and have been, in compliance with all Environmental Laws, (ii) the Credit Parties and each of their respective Subsidiaries have obtained and are, and have been, in compliance with all permits, registrations, approvals, certificates, licenses and other authorizations required under Environmental Laws to operate its business as currently conducted, (iii) none of the Credit Parties or any of their respective Subsidiaries has received, or become subject to, any pending Environmental Claim or other liability under any Environmental Law, has received notice of any threatened Environmental Claim or other liability under any Environmental Law or has knowledge of any existing facts or circumstances that are reasonably likely to lead to the assertion of any such Environmental Claim, and (iv) none of the Credit Parties or their respective Subsidiaries has assumed, undertaken, provided any indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials.

(b) None of the Credit Parties or any of their respective Subsidiaries has (i) treated, stored, transported, generated, released, manufactured, disposed of, arranged for or permitted the disposal of, handled or exposed any Person to any Hazardous Materials, including at or from any currently or formerly owned or operated real property or facility relating to its business, or (ii) owned or operated any property or facility contaminated by any Hazardous Materials, in the case of either (i) or (ii) in a quantity, manner or condition that could reasonably be expected to have a Material Adverse Effect.

Section 8.16 Ownership of Properties. As of the Closing Date, each Credit Party and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, or licenses of its material property and material assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens permitted by Section 10.02.

Section 8.17 [Reserved].

Section 8.18 Solvency . On the Closing Date after giving effect to the Transactions and the other transactions related thereto to be consummated on the Closing Date, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 8.19 Security Documents . The Security Pledge Agreement, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (or second priority as applicable) (subject only to Permitted Liens which, pursuant to the terms of this Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) security interest in the Collateral described therein and proceeds thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law). In the case of the certificated Pledged Stock described in the Security Pledge Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent (together with a properly completed and signed undated endorsement), and in the case of the other Collateral described in the Security Pledge Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 8.19, the Security Pledge Agreement shall constitute a fully perfected Lien on, and first priority (or second priority as applicable) (subject only to Permitted Liens which, pursuant to the terms of this Agreement, are permitted to have priority over Collateral Agent’s Liens thereon) security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof (other than Intellectual Property registered, issued or applied for in the United States that is Collateral for which additional filings in the United States Patent and Trademark Office and United States Copyright Office, as applicable, are required to be made under Applicable Laws, in each case, if and to the extent perfection may be achieved by such filings and with respect to Pledged Stock of any Foreign Subsidiary which may require additional documents under Applicable Laws, if and to the extent perfection may be achieved by such delivery and/or such filings) to the extent such proceeds can be protected by such filings, as security for the Obligations; provided, however, the foregoing does not apply to Intellectual Property that is Collateral arising under the laws of any jurisdiction outside of the United States.

Section 8.20 Compliance with Laws; Authorizations. Each Credit Party and each Subsidiary of a Credit Party: (i) is in compliance with all Applicable Laws and (ii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, in the case of each of clauses (i) and (ii), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.21 No Material Adverse Effect. (a) As of and after the Closing Date, no event or events shall have occurred which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect and (b) as of the funding date of Delayed Draw Term A Facility, no event or events shall have occurred which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect (as such term is defined in the Empire Acquisition Agreement).

Section 8.22 [Reserved].

Section 8.23 Insurance. The properties of each Credit Party are insured by financially sound and reputable insurance companies not Affiliates of any Credit Party against loss and damage in such amounts, with such deductibles and covering such risks as are customarily carried by Persons of comparable size and engaged in the same or similar businesses and owning similar properties in the general locations where such Credit Party operates, in each case, on the Closing Date, as described on Schedule 8.23, and on any applicable date thereafter, any updates made thereto pursuant to and in accordance with Section 9.01(d). No Credit Party has received or is aware of any notice of violation or cancellation of any such insurance policy.

Section 8.24 [Reserved].

Section 8.25 Senior Indebtedness. The obligations of the Credit Parties under the Credit Documents for principal, interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the Credit Documents constitute “Senior Indebtedness” (or any comparable term).

Section 8.26 Affiliate Transactions. As of the Closing Date, all agreements between any Credit Party or any Subsidiary of a Credit Party, on the one hand, and Parent or any Affiliate of Parent (other than a Credit Party and its Subsidiaries) on the other hand, that is material to the business of the Credit Parties or material to the business of the Parent, other than ordinary course intercompany transactions in the ordinary course of business, is listed on Schedule 8.26.

Section 8.27 Patriot Act. The Credit Parties and each of their Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or, to the knowledge of the Borrower, indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 8.28 Sanctions and Anti-Money Laundering. (a) Each Credit Party, each Subsidiary of each Credit Party and, to the knowledge of the foregoing, each of their respective directors, officers, employees and agents, has for the past five years been in compliance with and will remain in compliance with all United States economic sanctions laws, executive orders and implementing regulations (collectively, “Sanctions”) as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party, Subsidiary of a Credit Party or, to the knowledge of the foregoing, any of their respective directors, officers, employees and agents (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Credit Document would be prohibited under United States law (persons described in (i)-(iii) foregoing being “Sanctioned Persons”).

(b) Each Credit Party, each Subsidiary of each Credit Party and, to the knowledge of the foregoing, their respective directors, officers, employees and agents for the past five year have been in compliance with the Anti-Corruption Laws and will remain in compliance with such laws. The Credit Parties will maintain in effect and enforce policies and procedures designed to promote compliance by the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower will not request any Borrowing, and the Credit Parties shall not, directly or, to the knowledge of the Borrower, indirectly, use, and shall procure their Subsidiaries and its or their respective directors, officers, employees and agents shall not, directly or, to the knowledge of the Borrower, indirectly, use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, and Syria), to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.29 [Reserved].

Section 8.30 [Reserved].

Section 8.31 Beneficial Ownership Certification. The Beneficial Ownership Certification executed and delivered to the Administrative Agent and Lenders for the Borrower on or prior to the Closing Date, as updated from time to time in accordance with this Agreement, is accurate, complete and correct in all material respects as of such date and as of the date any such update is delivered.

Section 8.32 Business and Property of Borrowers. Upon and after the Closing Date, the Credit Parties do not propose to engage in any business other than wholesale and retail of petroleum products, retail of convenience store merchandise and related and ancillary activities and services, and operation of fast food and quick service restaurants (both franchised and proprietary), leasing or subleasing portions of properties upon which convenience stores are located or vacant parcels to third parties, the supply of fuel to third parties, and activities and services necessary to conduct the foregoing. On the Closing Date, each Credit Party will own or lease all the property and possess all of the rights and consents materially necessary for the conduct of the business of such Credit Party.

ARTICLE IX

Affirmative Covenants

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Total Commitments have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

Section 9.01 Financial Information, Reports, Notices and Information. The Credit Parties will furnish the Administrative Agent (for itself, the Collateral Agent and each Lender) copies of the following financial statements, reports, notices and information:

(a) Monthly Financial Statements. Commencing with the first fiscal quarter of the Borrower occurring after the Closing Date, within forty-five (45) days after the end of each month (other than for the months of March, June, September and December, which shall be delivered in accordance with Section 9.01(b)), (x) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such month and (y) unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such month, and for the portion of the fiscal year then ended, and setting forth in comparative form the figures for the comparable month and portion of the fiscal year for the previous fiscal year, all certified by an Authorized Officer of Borrower as being complete and correct in all material respects fairly presenting, in all material respects, in accordance with the Accounting Principles, the financial position and the results of operations of the Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures.

(b) Quarterly Financial Statements. Commencing with the first fiscal quarter of the Borrower occurring after the Closing Date, within sixty (60) days after the end of the first three (3) fiscal quarters of each fiscal year of the Borrower, (x) unaudited consolidated balance sheets of the Borrower and its Subsidiaries as of the end of such fiscal quarter and (y) unaudited consolidated statements of income and cash flow of the Borrower and its Subsidiaries for such fiscal quarter, and for the portion of the fiscal year then ended, and setting forth in comparative form the figures for the comparable fiscal quarter and portion of the fiscal year for the previous fiscal year, all certified by an Authorized Officer of Borrower as being complete and correct in all material respects fairly presenting, in all material respects, in accordance with the Accounting Principles, the financial position and the results of operations of the Borrower and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures, together with a management discussion and analysis report pursuant to Section 9.01(i).

(c) Annual Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower beginning with the fiscal year ending December 31, 2019, (i) copies of the consolidated balance sheets of the Borrower and its Subsidiaries, and the related consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal year setting forth in comparative form the figures for the immediately preceding fiscal year, such consolidated statements audited and certified without any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than any exception or explanatory paragraph, but not a qualification, that is with respect to, or expressly resulting from an upcoming maturity date of the Indebtedness under this Agreement occurring within one year from the time such certification is delivered), by a nationally recognized independent accounting firm stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with the Accounting Principles applied on a basis consistent with prior years or identifying any modification on such application of the Accounting Principles and (ii) in comparative form, the actual Consolidated EBITDA from the budget for such fiscal year.

(d) Compliance Certificates. Concurrently with the delivery of the financial information pursuant to clauses (b) or (c) above, as applicable, a Compliance Certificate, executed by an Authorized Officer of the Borrower, (i) showing in reasonable detail the calculation of the Total Leverage Ratio and compliance with the Financial Performance Covenant and stating that no Default or Event of Default has occurred and is continuing (or, if a Default or an Event of Default has occurred and is continuing, specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto) and containing the applicable certifications set forth in Section 8.09 with respect thereto, (ii) including a written supplement substantially in the form of Schedules 3, 4 and 5, as applicable, to the Security Pledge Agreement with respect to any additional assets and property acquired by any Credit Party after the Closing Date, all in reasonable detail; provided, that a written supplement to Schedule 3 to the Security Pledge Agreement shall only be required with respect to Patents and Trademarks (each as defined in the Security Pledge Agreement) in Compliance Certificates delivered concurrently with the delivery of financial information pursuant to clause (c) above, and (iii) solely with the delivery of the financial information pursuant to clause (c) above, showing a calculation of Consolidated Excess Cash Flow and the required prepayment due pursuant to Section 5.02(a)(i).

(e) Budget. No later than February 15 of each fiscal year of the Borrower (or, in the case of the fiscal year beginning January 1, 2020, no later than 30 days after the Closing Date), the forecasted financial projections for the then current fiscal year on a quarter-by-quarter basis, as customarily prepared by management of the Credit Parties for their internal use consistent in scope with the projections provided to the Administrative Agent prior to the Closing Date (including high-level assumptions made in the build-up of such budget).

(f) Defaults; Litigation. Promptly, and not later than five (5) Business Days after an Authorized Officer of any Credit Party or any of their respective Subsidiaries obtains knowledge thereof, notice from an Authorized Officer of the Borrower of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Credit Parties propose to take with respect thereto, and (ii) (A) the occurrence of any material adverse effect with respect to any litigation, action, proceeding or labor controversy of the type and the materiality described in Schedule 8.04 or (B) the commencement of any litigation, action, proceeding or labor controversy of the type and the materiality described in Section 8.04, and to the extent the Administrative Agent reasonably requests, copies of all material documentation related thereto (other than documentation the disclosure of which would breach a confidentiality agreement or result in the Credit Parties of their respective Subsidiaries waiving the attorney client privilege).

(g) Other Litigation. Promptly, and not later than five (5) Business Days after becoming aware of any material pending or threatened litigation, action, proceeding or other controversy which purports to affect the legality, validity or enforceability of any Credit Document, a statement of an Authorized Officer of the Borrower, which notice shall specify the nature thereof, and what actions the applicable Credit Parties propose to take with respect thereto, together with copies of all relevant material documentation.

(h) Transaction Documents. Promptly, and not later than five (5) Business Days after any Credit Party obtains knowledge of the occurrence of (i) a material breach or material default or notice of termination by any party under, or material amendment to, any Transaction Document or any other document or instrument referred to in Section 10.07(a), or (ii) any breach, default or notice of termination by any party under, or amendment to, any document or instrument referred to in Section 10.07(b) which would reasonably be expected to have a Material Adverse Effect, in the case of each of clauses (i) and (ii), a statement of an Authorized Officer of the Borrower setting forth details of such breach or default or notice of termination and the actions taken or to be taken with respect thereto and, if applicable, a copy of such amendment.

(i) Management Discussion and Analysis. Together with each delivery of financial statements pursuant to (i) Sections 9.01(b) and 9.01(c), a management discussion and analysis report, in reasonable detail, signed by an Authorized Officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the fiscal quarter and the portion of the fiscal year then ended, as applicable, and (ii) Sections 9.01(b) and 9.01(c), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and, with respect to the annual financial statements delivered pursuant to Section 9.01(c), the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to Section 9.01(e) and discussing the reasons for any material variations; provided that no comparisons to budgets or projections shall be required with respect to any fiscal quarter or fiscal year (as applicable) ending after the Closing Date and on or prior to the delivery of the budget and projection for the fiscal year beginning January 1, 2021 pursuant to Section 9.01(e).

(j) Insurance Report. Upon the reasonable request in writing by the Administrative Agent (but in any event, no such requests shall be delivered more than once during any fiscal year), on its own behalf or on behalf of any Lender, a reasonably detailed summary (it being understood that the form of summary provided as of the Closing Date is acceptable as to form and detail) of the insurance policies maintained by the Credit Parties.

(k) [Reserved].

(l) [Reserved].

(m) Other Information. With reasonable promptness, such other information regarding the business, financial, legal or corporate affairs of the Credit Parties and their Subsidiaries as the Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time (other than information the disclosure of which would breach a confidentiality agreement or result in the Credit Parties or their respective Subsidiaries waiving the attorney client privilege), including in connection with applicable “know your customer”, anti-money-laundering rules and regulations (including without limitation, the PATRIOT Act) and any information required by any Lender for compliance with the Beneficial Ownership Regulation.

(n) Environmental Information. Concurrently with the delivery of any Compliance Certificate pursuant to Section 9.01(d), the Borrower shall furnish to the Administrative Agent the most recent Environmental Accrual Report prepared by Crawford Environmental Services or any successor provider to Crawford Environmental Services.

The Borrower hereby acknowledges that (a) the Administrative Agent may make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities. The Borrower hereby agrees that, upon request by the Administrative Agent, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 13.17); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials as “PUBLIC”. Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all management discussion and analysis reports, financial statements and certificates furnished pursuant to Sections 9.01(a), (b), (c), (d), (j) and (i) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material non-public information.

Section 9.02 Books, Records and Inspections. The Credit Parties will, and will cause each of their respective Subsidiaries to, maintain books of record and account, in which entries that are in conformity with the Accounting Principles consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Credit Parties or such Subsidiary, as the case may be so as to present fairly in all material respects the financial position and results of operations of the Borrower and its Subsidiaries, subject to any adjustments or estimations in connection with a Specified Transaction permitted under the defined terms “Pro Forma Basis”. The Credit Parties will, and will cause each of their respective Subsidiaries to, permit representatives and independent contractors of the Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (at which an authorized representative of the Borrower shall be entitled and have the opportunity to be present), all at the expense of the Credit Parties and (unless a Specified Event of Default or a Financial Covenant or Financial Reporting Event of Default then exists) at reasonable times during normal business hours, upon reasonable advance notice to the Credit Parties; provided, that, unless a Specified Event of Default or a Financial Covenant or Financial Reporting Event of Default has occurred and is continuing (a) there shall not be more than one such visit and inspection per year and (b) such visits and inspections shall be made upon at least five (5) Business Days’ notice at reasonable times during normal business hours. Any information obtained by the Agent pursuant to this Section 9.02 may be shared with other Secured Parties upon the request of such Secured Party.

Section 9.03 Maintenance of Insurance. The Credit Parties will and will cause each of their respective Subsidiaries to at all times maintain in full force and effect, with insurance companies that the Credit Parties believe (in their reasonable business judgment) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; and will furnish to the Administrative Agent for further delivery to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, including (i) endorsements to (A) all “All Risk” policies (other than business interruption policies) naming the Administration Agent, on behalf of the Secured Parties, as loss payee and (B) all general liability policies naming the Administrative Agent, on behalf of the Secured Parties, as additional insured and (ii) to the extent available, legends providing that no cancellation, material reduction in the amount of insurance coverage thereof shall be effective until at least thirty (30) days (or ten (10) days in the case of cancellation for non-payment) after receipt by the Administrative Agent of written notice thereof. The Credit Parties will, and will cause each of their respective Subsidiaries to, pay when due all premiums with respect to such insurance policies and comply in all material respects with the requirements of such policies. Notwithstanding the foregoing, the Credit Parties shall not be required to obtain or maintain flood insurance with respect to its properties and business, except to the extent required by Applicable Law.

Section 9.04 Payment of Taxes. The Credit Parties will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all material amounts of Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, as the same become due and payable and all lawful material claims that, if unpaid, would reasonably be expected to become a Lien having priority over the Collateral Agent’s Liens or an otherwise material Lien upon any properties of the Credit Parties or any of their respective Subsidiaries other than any such Tax, assessment, charge, levy, Lien or claim that is being contested in good faith and by proper proceedings as to which such Credit Party or its respective Subsidiary has maintained adequate reserves with respect thereto in accordance with the Accounting Principles.

Section 9.05 Maintenance of Existence; Compliance with Laws, etc.. Except to the extent permitted under Section 10.03 or Section 10.04, each Credit Party will, and will cause its Subsidiaries to, (a) preserve and maintain in full force and effect its organizational existence, (b) preserve and maintain its good standing (to the extent such concept is applicable) under the laws of its state or jurisdiction of incorporation, organization or formation, and, to the extent that failure to do so would reasonably be expected to have a Material Adverse Effect, each state or other jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, (c) comply in all material respects with all Applicable Laws, rules, regulations and orders except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles have been established on the books of such Person or where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) preserve and maintain in full force and effect all rights, privileges, qualifications, permits and licenses necessary in the normal conduct of its business except in connection with transactions permitted by Section 10.03 and sales of assets permitted by Section 10.04 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (e) preserve or renew all of its material registered trademarks, trade names and service marks, and (f) conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its licenses, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.06 Environmental Compliance.

(a) Each Credit Party will, and will cause its Subsidiaries to, (i) use and operate all of its and their facilities and properties in compliance with all Environmental Laws, (ii) obtain and maintain all necessary permits, registrations, approvals, certificate, licenses and other authorizations required under Environmental Laws in effect and remain in compliance therewith, (iii) handle, store, transport and dispose of all Hazardous Materials in compliance with all Environmental Laws, (iv) make an appropriate response to any Environmental Claim against any Credit Party or any of their Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case of clauses (i) to (iv) above, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will promptly give notice to the Administrative Agent upon any Credit Party or Subsidiary thereof becoming aware of (i) any material violation by any Credit Party or any of their respective Subsidiaries of, or material liability under, any Environmental Law, (ii) any inquiry with respect to, proceeding against, investigation of or other action (including without limitation a written request for information or a written notice of violation or potential environmental liability from any foreign, federal, state or local environmental agency or board or any other Person) with respect to any Credit Party or any Subsidiary under any Environmental Law that could reasonably be expected to result in a Material Adverse Effect, or (iii) the discovery of a release or threat of a release at, on, under or from any of the real property of any Credit Party or any Subsidiary or any facility or assets therein, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c) In the event of the presence of any Hazardous Material at, on, under or emanating to or from any real property of any Credit Party, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, each Credit Party and its respective Subsidiaries, upon discovery thereof, shall take all necessary steps in accordance with Environmental Laws, including any directives of applicable Governmental Authorities, to initiate and complete, all response, corrective and other action to mitigate and eliminate any such presence or potential liability, and shall keep the Administrative Agent reasonably informed on a regular basis of their material actions and the results of such actions; provided that no Credit Party shall be required to undertake any such responsive action to the extent that its obligations to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with the Accounting Principles.

(d) With respect to any event described in this Section 9.06 which could reasonably be expected to result in a Material Adverse Effect, the Credit Parties shall provide the Administrative Agent with copies of any notice, submittal or documentation provided by any Credit Party or any of their respective Subsidiaries to any Governmental Authority or other Person under any Environmental Law relating to such event. Such notice, submittal or documentation shall be provided to the Administrative Agent promptly, but in no event later than thirty (30) Business Days after such material is provided to any Governmental Authority or third party.

(e) With respect to any event described in this Section 9.06 that could reasonably be expected to result in a Material Adverse Effect, at the written request of the Administrative Agent, the Borrower shall provide, at its sole expense, an environmental assessment report (including, without limitation, the results of any groundwater or other testing, conducted at the Administrative Agent’s reasonable request) concerning any real property now or hereafter owned by any Credit Party or any of their respective Subsidiaries that is the subject of such event, conducted by an environmental consulting firm reasonably acceptable to the Administrative Agent indicating the presence or absence of Hazardous Materials or any noncompliance with Environmental Laws and the potential cost of any required corrective action in connection with any such Hazardous Materials or noncompliance; provided, if the Borrower fails to provide the same within sixty (60) days (or such longer period as the Administrative Agent may agree to in writing) after such request was made, the Administrative Agent may, but is under no obligation to, conduct the same at Borrower’s expense, and the Credit Parties shall grant and hereby do grant to the Administrative Agent and its agents reasonable access to such real property.

Section 9.07 ERISA (a) . (a) Promptly after any Credit Party or any of their respective Subsidiaries knows of the occurrence (or expected occurrence) of any of the following events, the Borrower will deliver to the Agent and each Lender a certificate of an Authorized Officer of the Borrower setting forth details as to such occurrence and the action, if any, that such Credit Party, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Credit Party, such Subsidiary or ERISA Affiliate (to the extent reasonably obtainable by a Credit Party) with respect thereto: that a Reportable Event with respect to a Pension Plan has occurred; that a failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) has occurred (or is reasonably likely to occur) with respect to a Pension Plan or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430 of the Code with respect to a Pension Plan; that a Multiemployer Plan has been or is to be terminated, partitioned or declared insolvent under Title IV of ERISA; that steps will be or have been instituted to terminate any Pension Plan (including the giving of written notice thereof); that any Credit Party, Subsidiary or ERISA Affiliate has failed to make any required contribution to a Multiemployer Plan, or that a proceeding has been instituted against a Credit Party, a Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified any Credit Party, any Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Pension Plan; that any Credit Party, any Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Pension Plan; that any action has occurred with respect to a Pension Plan which would reasonably be expected to result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Pension Plan; or that any Credit Party, any Subsidiary thereof or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability to or on account of a Pension Plan or Multiemployer Plan pursuant to Section 4062, 4063, 4064, 4069 or 4201 of ERISA.

(b) Promptly following any reasonable request by any Agent therefor, copies of any documents described in Section 101(k) of ERISA that any Credit Party or any of their respective ERISA Affiliates has received with respect to any Multiemployer Plan or any notices described in Section 101(l) of ERISA that any Credit Party or any of their respective ERISA Affiliates has received with respect to any Multiemployer Plan; provided, that if any Credit Party or any of their respective ERISA Affiliates has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Credit Party or the applicable ERISA Affiliates, upon the request therefor by any Agent, shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

Section 9.08 Maintenance of Properties. Each Credit Party will, and will cause its Subsidiaries to, (i) maintain, preserve, protect and keep its tangible properties and assets in good repair, working order and condition (ordinary wear and tear excepted and subject to transactions permitted pursuant to Section 10.03 or Section 10.04), and make necessary repairs, renewals and replacements thereof (ii) protect, preserve, maintain and renew all Intellectual Property and (iii) maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties and assets, in each case of subsections (i) through (iii), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.09 Additional Guarantors and Grantors.

(a) Subject to any applicable limitations set forth herein or in the Guarantee Agreement and the Security Pledge Agreement, as applicable, the Credit Parties will within thirty (30) days after the formation or acquisition thereof (or such longer period as may be agreed to in writing by the Collateral Agent and the Administrative Agent) cause any Subsidiary (other than (x) an Excluded Subsidiary or (y) a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) formed or otherwise purchased or acquired after the Closing Date, or which becomes a Subsidiary (other than (x) an Excluded Subsidiary or (y) a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) after the Closing Date to execute a (x) supplement to the Guarantee Agreement in the form of Annex I to the Guarantee Agreement or a guarantee in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, and (y) supplement to the Security Pledge Agreement in the form of Annex I to the Security Pledge Agreement, or a security agreement in form and substance reasonably satisfactory to the Collateral Agent. If, at any time after a guarantee has been provided pursuant to this Section 9.09(a), adverse tax consequences (that are not de minimis) would result to any Credit Party or its Subsidiaries if such guarantee were to continue, as reasonably determined by Borrower in good faith in consultation with the Collateral Agent and the Administrative Agent, the Collateral Agent and Administrative Agent will release the applicable Subsidiary from such guarantee; provided, however, that no such Subsidiary shall be released without the prior consent of Collateral Agent and the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed.

(b) The Borrower may from time to time (subject, in the case of any Foreign Subsidiary to the consent of the Collateral Agent and the Administrative Agent), add any Subsidiary as a Guarantor by (i) causing such Subsidiary to enter into the Guarantee Agreement and applicable Security Documents and taking such other actions and delivering such other documentation and instruments as is reasonably satisfactory to the Collateral Agent and the Administrative Agent and (ii) delivering such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel (only if requested by Administrative Agent) and other documents as is consistent with those delivered pursuant to Section 6.01 or as the Administrative Agent or the Collateral Agent shall have reasonably requested; provided however, any such Subsidiary shall not guarantee the Obligations if provision of such guaranty would constitute an investment in “United States property” by a CFC that would reasonably be expected to result in material adverse tax consequences to the Borrower or its direct or indirect owners as reasonably determined by Borrower in good faith in consultation with the Collateral Agent and the Administrative Agent.

(c) Subject to any applicable limitations set forth herein or in the Guarantee Agreement and the Security Pledge Agreement, as applicable, if any Subsidiary ceases to be an Excluded Subsidiary after the Closing Date, the Credit Parties will, within sixty (60) days after the next following date on which the Borrower is required to deliver a Compliance Certificate pursuant to Section 9.01(d) (or such longer period as may be agreed to in writing by the Collateral Agent and the Administrative Agent), cause such Subsidiary to execute a (x) supplement to the Guarantee Agreement in the form of Annex I to the Guarantee Agreement or a guarantee in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, and (y) supplement to the Security Pledge Agreement in the form of Annex I to the Security Pledge Agreement, or a security agreement in form and substance reasonably satisfactory to Collateral Agent. If, at any time after a guarantee has been provided pursuant to this Section 9.09(c), adverse tax consequences (that are not de minimis) would result to the Borrower or its direct or indirect owners if such guarantee were to continue, as reasonably determined by Borrower in good faith in consultation with the Collateral Agent and the Administrative Agent, the Collateral Agent and Administrative Agent will release the applicable Subsidiary from such guarantee; provided, however, that no such Subsidiary shall be released without the prior consent of Collateral Agent and the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed.

Section 9.10 Pledges of Additional Stock. Subject to any applicable limitations set forth herein or in the Security Pledge Agreement, the Credit Parties will pledge to the Collateral Agent for the benefit of the Secured Parties within the time periods set forth in Section 9.09, (i) all the Capital Stock of each Subsidiary (other than (x) an Excluded Subsidiary, or (y) a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) after the Closing Date, provided, that if the provision of such pledge would constitute an investment in “United States property” by a CFC that would reasonably be expected to result in material adverse tax consequences to the Borrower or its direct or indirect owners as reasonably determined by Borrower in good faith in consultation with the Administrative Agent and the Collateral Agent, the amount of Capital Stock in such Subsidiary that will be pledged shall not exceed 65% of the voting Capital Stock (and 100% of the non-voting Capital Stock) of such Subsidiary, (ii) any promissory notes executed after the Closing Date evidencing Indebtedness of any Credit Party or Subsidiary of any Credit Party that is owing to any other Credit Party and (iii) all other written evidences of Indebtedness in excess of $3,000,000 received by the Credit Parties; provided, that no Indebtedness shall be required to be pledged to the extent constituting Investments or advances in respect of transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) that are (x) in the ordinary course of business and consistent with Borrower’s historical practices and (y) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost sharing payment. Notwithstanding anything to the contrary in this Agreement, the Credit Parties and their Subsidiaries will not pledge to the Collateral Agent for the benefit of the Secured Parties any asset to the extent such pledge would result in adverse tax consequences (that are not de minimis) to any Credit Party or its Subsidiaries, as reasonably determined by Borrower in good faith in consultation with the Collateral Agent and the Administrative Agent. If, at any time after a pledge of Capital Stock has been provided pursuant to this Section 9.10, material adverse tax consequences would result to any Credit Party or its Subsidiaries if such pledge were to continue, as reasonably determined by the Borrower in good faith in consultation with the Collateral Agent and the Administrative Agent, the Collateral Agent will release such pledge (other than any pledge of the Capital Stock of the Borrower); provided, that, except in connection with a Disposition, merger, dissolution or other action expressly permitted hereunder or any other Credit Document, no such Capital Stock shall be released without the prior consent of the Collateral Agent and the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed.

Section 9.11 Use of Proceeds. The proceeds of: (a) the Initial Term Loan Facility will be used (i) to fund the Refinancing, (ii) in an aggregate amount up to $20,000,000 for working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without duplication, any Restricted Payment pursuant to Section 10.06(g)) and (iii) to pay fees and expenses related thereto, (b) the Delayed Draw Term A Facility will be used by the Borrower (i) to fund the Empire Acquisition, including providing working capital associated with the Empire Acquisition, or to contribute to GPMP in exchange for increased equity in GPMP and (ii) to pay fees and expenses related thereto, (c) the Delayed Draw Term B Loans will be used (i) to fund Permitted Acquisitions, (ii) to fund certain renovations and/or remodelings of Borrower’s and its Subsidiaries’ convenience stores and (iii) to pay fees and expenses related thereto, and (d) any Incremental Facility shall be used for repayments of Indebtedness, Investments permitted by this Agreement, general working capital, capital expenditures, Permitted Acquisitions, purchase price adjustments, Earn-Outs (to the extent due and payable), Restricted Payments and general corporate purposes of the Borrower and its Subsidiaries and other transactions to the extent permitted by this Agreement.

Section 9.12 Further Assurances. (a) Subject to any applicable limitations set forth herein, the Guarantee Agreement, the Security Pledge Agreement or any other Credit Document, the Credit Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Pledge Agreement or any other Security Document, all at the sole cost and expense of the Borrower; provided, however, in no event shall the Credit Parties be required to provide foreign-law governed security documents, including with respect to any share pledges and any Intellectual Property registered in any non-U.S. jurisdiction.

(b) Notwithstanding anything herein or in any other Credit Document to the contrary, if the Collateral Agent and the Administrative Agent determine that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

Section 9.13 [Reserved].

Section 9.14 Senior Obligations.

Borrower and each Credit Party shall take all such actions that are necessary or that otherwise are reasonably requested by the Administrative Agent, Collateral Agent or Required Lenders to ensure that the Obligations are and remain “Designated Senior Debt”, “Senior Debt”, “Senior Indebtedness”, “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any indenture or document governing any applicable Junior Indebtedness and any other Indebtedness that is subordinated in right of payment to the Obligations.

Section 9.15 Lender Calls.

Borrower and each Credit Party shall, (a) within sixty (60) days after the end of each fiscal quarter of the Borrower, and (b) within fifteen (15) days after the audited financials are required to be delivered pursuant to Section 9.01(c) for such fiscal year, at a time to be reasonably agreed by Borrowers and the Agent, hold a conference call, with all Lenders who choose to attend such conference call, at which conference call shall be reviewed the financial results of the previous fiscal quarter or year of the Borrower, as applicable, and the financial condition of each Credit Party and its Subsidiaries and the projections presented for the current fiscal year of each Credit Party.

Section 9.16 [Reserved].

Section 9.17 OFAC; Patriot Act.

Each Credit Party shall, and each Subsidiary of each Credit Party shall comply with the laws, regulations and executive orders referred to in Section 8.27 and Section 8.28 hereof in all material respects.

Section 9.18 Compliance with Laws; Authorizations.

Except that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Credit Party and each Subsidiary of a Credit Party: (a) shall comply with all Applicable Laws and (b) obtain all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted.

ARTICLE X

Negative Covenants

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Total Commitments have terminated and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

Section 10.01 Limitation on Indebtedness. Each Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(a) (i) Indebtedness in respect of the Obligations and (ii) Indebtedness identified in Schedule 10.01 and Permitted Refinancings of any such Indebtedness under this clause (ii);

(b) Indebtedness representing deferred compensation to directors, officers and employees of the Borrower or any Subsidiary thereof incurred in the ordinary course of business;

(c) unsecured Indebtedness (i) incurred in the ordinary course of business of such Credit Party and its Subsidiaries and consistent with past practice in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with the Accounting Principles have been established on the books of such Credit Party and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case) Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d) Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Credit Party and its Subsidiaries (pursuant to purchase money mortgages, indebtedness or otherwise, whether owed to the seller or a third party) or to construct, replace or improve any fixed or capital assets of any Credit Party and its Subsidiaries (provided, that such Indebtedness is incurred within ninety (90) days of the acquisition, replacement or completion of construction or improvement of such property) and (ii) Capitalized Lease liabilities and Permitted Refinancings of such Indebtedness under this clause (d); provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (d) shall not at any time exceed $40,000,000;

(e) Indebtedness: (i) of a Credit Party owing to any other Credit Party or of a Credit Party to a Subsidiary that is not a Credit Party, which Indebtedness, if owed by a Credit Party to a Subsidiary that is not a Credit Party, shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement; (ii) existing as of the Closing Date set forth on Schedule 10.01 and Permitted Refinancings thereof; (iii) of a Subsidiary that is not a Credit Party owing to any Credit Party; provided that the amount of Indebtedness outstanding under this clause (iii), together with the aggregate amount of Investments made under Section 10.05(d), shall not exceed $5,000,000 at any time outstanding (net of the repayment of any such Indebtedness) and (iv) of a Subsidiary that is not a Credit Party owing to any other Subsidiary that is not a Credit Party;

(f) Indebtedness under bids performance or surety bonds, completion guarantees, appeals bonds or with respect to workers’ compensation claims, in each case, incurred in the ordinary course of business;

(g) Guarantee Obligations in respect of Indebtedness otherwise permitted hereunder (other than Indebtedness incurred by entities that are not Credit Parties in an aggregate amount at any time outstanding in excess of the amount set forth in the proviso to Section 10.01(e) above unless such Indebtedness is incurred pursuant to Section 10.01(o) or Section 10.01(s) below);

(h) Unsecured Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees (or their estates, spouses or former spouses) of any Credit Party or any Subsidiary thereof issued to purchase or redeem Capital Stock of the Borrower (or any direct or indirect parent thereof) permitted under Section 10.06;

(i) Indebtedness arising as a result of the endorsement of instruments for deposit in the ordinary course of business;

(j) Indebtedness incurred in the ordinary course of business and consistent with past practice (A) in connection with cash pooling arrangements, cash management, deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit, zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting), payables outsourcing, payroll processing, trade finance services, investment accounts, securities accounts, and other similar arrangements consisting of netting agreements and overdraft protections and (B) in connection with the use of purchasing cards or “P-cards”, credit card (including purchase card and commercial card), prepaid cards, including payroll, stored value and gift cards, merchant services processing and debit card services;

(k) Indebtedness consisting of the financing of insurance premiums or take or pay obligations, in each case, in the ordinary course of business;

(l) Indebtedness arising from agreements of the Borrower or its Subsidiaries providing for indemnification, contribution, adjustment of purchase price or similar obligations (including, without limitation, Earn-Outs) incurred in connection with a Permitted Acquisition or permitted Investment, in each case, payable solely to the extent that, no Event of Default has occurred or would result therefrom;

(m) [reserved];

(n) Indebtedness representing any taxes, assessments or governmental charges to the extent (i) such taxes are being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with the Accounting Principles or (ii) the payment thereof shall not at any time be required to be made in accordance with Section 9.04;

(o) Indebtedness in connection with all non-contingent obligations of the Borrower or any of the Subsidiaries under a fuel supply contract or any other agreement entered into in the ordinary course of business to which Borrower or such Subsidiary is a party to pay, repay, reimburse or indemnify any counterparty under any such agreement for branding expenses, in each case, resulting from the termination of any such agreement;

(p) Indebtedness of any Person that becomes a Subsidiary after the Closing Date in connection with any Permitted Acquisition; provided, that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) any refinancing, extensions, renewals or replacements of such Indebtedness to the extent such principal amount of such Indebtedness is not increased (except by accreted value plus an amount equal to accrued but unpaid interest, premiums and fees payable by the terms of such Indebtedness and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such amendment, restatement, replacement, renewal, extension or refinancing), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon, (iii) if such Indebtedness is secured, is only secured by the assets being acquired and not any of the other Collateral and (iv) the aggregate principal amount of any such Indebtedness assumed or incurred pursuant to this clause (p) shall not exceed $5,000,000; provided, that the aggregate principal amount of any such Indebtedness assumed by Subsidiaries that are not Credit Parties, together with the aggregate amount of Dispositions made under Section 10.04(g), shall not exceed $5,000,000 at any time outstanding;

(q) Indebtedness under the Existing Credit Agreement in an aggregate principal amount not to exceed $200,000,000;

(r) Indebtedness in respect of obligations owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or unemployment insurance and other social security laws or regulations and premiums related thereto, in each case, in the ordinary course of business;

(s) Indebtedness of Broyles Hospitality, LLC which shall not exceed $10,000,000;

(t) Indebtedness constituting Investments or advances in respect of transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) that are (x) in the ordinary course of business and consistent with Borrower’s historical practices and (y) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost sharing payment;

(u) M&T Real Estate Debt in an aggregate principal amount not to exceed $28,000,000 and any Guarantee Obligations in connection therewith;

(v) additional Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding;

(w) any GPMP Debt; provided that, at the time of any incurrence thereof and calculated on a Pro Forma Basis based on the latest financial statements delivered by the Borrower to the Administrative Agent, the Total Leverage Ratio shall not exceed 4.75:1.00;

(x) Indebtedness incurred in connection with the acquisition of any real property acquired after the Closing Date in an aggregate principal amount not to exceed $20,000,000 in the aggregate at any time outstanding (the “Real Estate Facility”); provided that this Section 10.01(x) shall not include Indebtedness to the extent such Indebtedness is incurred under Section 10.01(y); and

(y) Indebtedness incurred in connection with and evidenced by a Secured Promissory Note and mortgages, security documents, guarantees, and ancillary documents associated therewith, by and among GPM Investments, LLC, GPM Southeast, LLC, GPM2, LLC, GPM3, LLC, GPM Midwest 18, LLC, Admiral Real Estate I, LLC, Admiral Petroleum II, LLC, and GPM RE, LLC, as co-borrowers, and ARKO Holdings, Ltd. or an affiliate, subsidiary, successor and/or designee thereof, as lender, in an aggregate principal amount not to exceed $25,000,000 in the aggregate at any time outstanding and with terms that are otherwise reasonably acceptable to the Administrative Agent and any replacement or substitutions in whole or in part thereof (the “ARKO Real Estate Facility”), provided, that, notwithstanding the foregoing, GPMP shall not incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness other than pursuant to clause (e), clause (v) or clause (w) above.

Section 10.02 Limitation on Liens. Each Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock), whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):

(a) Liens securing payment of the Obligations;

(b) Liens identified in Schedule 10.02, including replacements, extensions, modifications or renewals of such Liens on the property subject to such Liens on the Closing Date; provided, that such replaced, extended or modified Lien does not extend to any additional property other than (i) after acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof;

(c) Liens securing Indebtedness of the type permitted under Section 10.01(d); provided, that (i) such Lien is granted within ninety (90) days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(d) Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen, repairmen, contractors, subcontractors, suppliers and landlords, Liens in respect of taxes, and other similar Liens, in each case, incurred in the ordinary course of business for amounts (i) not yet overdue or who have been bonded or filed or signed lien waivers for all payments due, (ii) which remain payable without penalty for a period not greater than 180 days or (iii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been established on its books;

(e) Liens incurred or pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, stay, customs, appeal or performance bonds;

(f) judgment Liens, judicial attachments or similar Liens which do not otherwise result in an Event of Default under Section 11.01(f) that (i) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been established on its books to the extent that such Liens are being diligently protested by appropriate means or (ii) have not been discharged within thirty (30) days after the filing thereof;

(g) easements, encroachments, protrusions, covenants, equitable servitudes, rights-of-way, land use, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material manner with the value or use of the property to which such Lien is attached and in the case of any real property, encumbrances disclosed in the title insurance policy issued to the Collateral Agent;

(h) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent, or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been established on its books;

(i) Liens arising in the ordinary course of business and consistent with past practice by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary and Liens deemed to exist in connection with investments in repurchase agreements constituting Cash Equivalents;

(j) any interest or title of a lessor, licensor or sublessor under any lease (including any ground lease), license or sublease entered into by any such Credit Party or Subsidiary in the ordinary course of its business and covering only the assets so leased, licensed or subleased;

(k) licenses, sublicenses, leases or subleases with respect to any asset granted to any Persons in the ordinary course of business; provided, that the same do not materially and adversely affect the business of the Borrower or its Subsidiaries or materially detract from the value of the assets of the Credit Parties or its Subsidiaries, taken as a whole, or secure any Indebtedness for borrowed money;

(l) deposits (including letters of credit) to secure the performance of bids, government contracts, trade contracts and leases (other than Indebtedness), statutory obligations, utilities, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(m) Liens which arise under Article 4 of the Uniform Commercial Code in any applicable jurisdictions on items in collection and documents and proceeds related thereto;

(n) [reserved];

(o) customary Liens granted on the Capital Stock of any Subsidiary that is not a Credit Party to the stockholders of such Subsidiary pursuant to the organizational documents of such Subsidiary;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(q) Liens in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the ordinary course of business and consistent with past practice and in any case not securing Indebtedness;

(r) Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement in respect of a Purchase that would reasonably be expected to result in a Permitted Acquisition or permitted Investment hereunder;

(s) Liens arising by virtue of deposits made in the ordinary course of business or on insurance policies and the proceeds thereof to secure liability for premiums to insurance carriers, including liens on unearned insurance premiums securing the financing thereof;

(t) Liens consisting of Contractual Obligations of any Credit Party to consummate a Disposition that is permitted under Section 10.04 to the extent such Liens do not secure monetary obligations of the Credit Parties to applicable purchaser and escrow arrangements with respect to such Dispositions, and liens arising out of consignment, conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and consistent with past practice to the extent such liens attach solely to the goods subject to such consignment, conditional sale, title retention or similar arrangement;

(u) restrictions in joint venture agreements on the applicable joint venture granting Liens on its assets or the equity interests of such joint venture;

(v) Liens on property or assets of a Person (other than any Capital Stock of any Person) existing at the time such assets of such Person are acquired or such Person is merged into or consolidated with the Borrower or any of its Subsidiaries or becomes a Subsidiary of the Borrower or any Guarantor; provided, that such Lien is not in the nature of a “blanket” or “all assets” Lien and was not created in contemplation of such acquisition, merger, consolidation or investment, and does not extend to any assets other than those acquired, merged or consolidated by the Credit Parties; provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under Section 10.01(p);

(w) Liens on (i) cash collateral accounts securing liabilities in respect of credit card facilities or merchant accounts, commodities accounts or brokerage accounts in the ordinary course of business and consistent with past practice and (ii) securities that are the subject of permitted repurchase agreements constituting Cash Equivalents;

(x) Liens on escrow accounts in connection with Permitted Acquisitions or Dispositions otherwise permitted hereunder to the extent such escrow arrangement is also permitted hereunder;

(y) Liens on cash in favor of credit card processors in the ordinary course of business and consistent with past practice;

(z) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business and consistent with past practice or that arise in connection with cash or other deposits permitted under this Section 10.02 and Section 10.05 and limited to such cash or deposit;

(aa) other Liens securing liabilities or Indebtedness permitted under this Agreement in an aggregate principal amount not to exceed $50,000,000, at any time outstanding; provided that such liens shall not be secured by cash and Cash Equivalents, shall not be secured by property other than Collateral and shall rank junior to the Liens securing the Obligations, pursuant to an intercreditor agreement acceptable to the Collateral Agent and the Administrative Agent;

(bb) Liens on cash collateral used to secure any judgment appeal in an amount and pursuant to procedures, in each case customary for such judgment appeal Liens;

(cc) Liens consisting of customary assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease; and

(dd) Liens securing Indebtedness incurred under Section 2.01(d), Section 10.01(q), Section 10.01(s), Section 10.01(u) , Section 10.01(x) (to the extent constituting applicable Other Real Estate Priority Collateral), Section 10.01(y) (to the extent constituting applicable Other Real Estate Priority Collateral) or Section 10.01(w);

Section 10.03 Consolidation, Merger, etc. Each Credit Party will not, and will not permit any of its Subsidiaries, to liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), provided, that (a) any Credit Party (other than the Borrower) or a Subsidiary of any Credit Party may liquidate or dissolve voluntarily into, and may merge with and into, any Credit Party, so long as, to the extent the Borrower is a party to such merger, the Borrower is the surviving entity, (b) any Subsidiary of a Credit Party (other than the Borrower) may liquidate or dissolve voluntarily into, and may merge with and into, the Borrower, so long as, after giving effect to such liquidation, dissolution or merger, the Borrower is in compliance with the last sentence of Section 10.11, (c) any Guarantor may liquidate or dissolve voluntarily into, and may merge with and into any Credit Party, (d) any Subsidiary of a Credit Party that is not itself a Credit Party may liquidate or dissolve voluntarily into, and may merge with and into any Subsidiary of a Credit Party that is not itself a Credit Party, (e) the assets or Capital Stock of any Credit Party or Subsidiary of any Credit Party may be purchased or otherwise acquired by any Credit Party, (f) the assets or Capital Stock of any Guarantor may be purchased or otherwise acquired by any Credit Party, (g) the assets or Capital Stock of any Subsidiary that is not itself a Credit Party may be purchased or otherwise acquired by any Credit Party or Subsidiary of a Credit Party and (h) any Credit Party and its Subsidiaries may create Wholly-Owned Subsidiaries to the extent the Investment therein or thereto is permitted under Section 10.05 (including any Permitted Acquisitions) and any Credit Party and its Subsidiaries may consummate any Investments permitted by Section 10.05. In addition, no Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity), unless (i) to the extent any Credit Party is consummating the division, each such corporation, limited liability company, partnership or other entity, as applicable, existing following the division of any Credit Party, shall individually be added as a Credit Party by (A) causing such Subsidiary to enter into the Guarantee Agreement and applicable Security Documents and taking such other actions and delivering such other documentation and instruments as is reasonably satisfactory to the Collateral Agent and the Administrative

Agent and (B) delivering such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Section 6.01 or as the Administrative Agent or the Collateral Agent shall have reasonably requested or (ii) to the extent any Subsidiary of a Credit Party that is not itself a Credit Party is consummating the division, its assets and liabilities, immediately upon the consummation of the division are held by a Credit Party or a Subsidiary of a Credit Party.

Section 10.04 Permitted Dispositions. Each Credit Party will not, and will not permit any of its Subsidiaries, to make a Disposition, or enter into any agreement to make a Disposition not permitted under this Section 10.04 (unless such agreement is conditioned on the repayment in full of the Obligations and termination of this Agreement or receipt of consent by the applicable Lenders), of such Credit Party’s or such other Person’s assets (including Accounts Receivable and Capital Stock of Subsidiaries) to any Person in one transaction or a series of transactions unless such Disposition:

(a) is of obsolete or worn out property or property no longer used or useful in its business; or

(b) is for fair market value and the following conditions are met:

(i) to the extent required by Section 5.02(a)(iii), the Borrower has applied any Net Disposition Proceeds arising therefrom pursuant to Section 5.02(a)(iii);

(ii) no less than seventy-five percent (75%) of the consideration received for such Disposition is received in cash or Cash Equivalents (provided that Borrower may designate any non-cash consideration in an aggregate amount not to exceed $5,000,000 to constitute cash for purposes of this clause (ii)); and

(iii) no Default or Event of Default shall have occurred and be continuing or would result from the Disposition thereof,

(c) is a sale of inventory or dealerization of a location in the ordinary course of business;

(d) is the leasing, as lessor, subleasing, licensing or licensing of real or personal property (including the provision of software under an open source license) which (A) do not materially interfere with the business of the Borrower and its Subsidiaries or (B) relate to closed facilities or Units;

(e) is a sale or disposition of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement property, all in the ordinary course of business in accordance with Section 5.02(a)(iii);

(f) is expressly otherwise permitted by Section 10.05 or 10.06;

(g) is by (i) any Credit Party or Subsidiary thereof to any other Credit Party or Subsidiary; provided that the aggregate amount of assets that may be sold or otherwise disposed of by any Credit Party to any Subsidiary that is not a Credit Party (x) shall be for fair market value and (y) together with the outstanding aggregate principal amount of Indebtedness incurred under Section 10.01(p), shall not exceed $5,0000,000 in any fiscal year, (ii) any Subsidiary of a Credit Party (other than the Borrower) to any Credit Party, or (iii) any Subsidiary that itself is not a Credit Party to any other Subsidiary that itself is not a Credit Party;

(h) cancellations of any intercompany Indebtedness among the Credit Parties;

(i) is (i) the licensing of non-material Intellectual Property to third Persons in the ordinary course of business, (ii) the transfer, abandonment, lapse or other disposition of Intellectual Property that is, in the applicable Credit Party’s reasonable business judgment, not material to the business and no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the ordinary course of business consistent with past practice, or (iii) the expiration of Intellectual Property in accordance with its maximum statutory term;

(j) the sale, lease, sub-lease, license, sub-license or consignment of personal property of the Credit Parties or their Subsidiaries in the ordinary course of business consistent with past practice and leases or subleases of real property permitted by clause (a) for which the lessee is obligated to pay rent on a periodic basis over the term thereof;

(k) the settlement or write-off of Accounts Receivable or sale, discount or compromise of overdue Accounts Receivable for collection (i) in the ordinary course of business consistent with past practice and (ii) with respect to Accounts Receivable acquired with a Permitted Acquisition, consistent with prudent business practice;

(l) use or exchange of cash and Cash Equivalents in the ordinary course of business;

(m) to the extent required by Applicable Law, the sale or other disposition of a nominal amount of Capital Stock in any Subsidiary in order to qualify members of the board of directors or equivalent governing body of such Subsidiary;

(n) Dispositions constituting a taking by condemnation or eminent domain or transfer in lieu thereof, or a Disposition consisting of or subsequent to a total loss or constructive total loss or property, in each case, to the extent required by Section 5.02(a)(iv), the Borrower has applied any Net Casualty Proceeds arising therefrom pursuant to Section 5.02(a)(iv);

(o) sales of non-core assets (“non-core assets” to be determined by a Borrower in the exercise of its reasonable good faith business judgment) acquired with a Permitted Acquisition or other Investment permitted hereunder and sales of real property acquired in connection with a Permitted Acquisition or portions of real property acquired in connection with the acquisition or construction of a new location which are not necessary for the operation of such location, in each case, and designated in writing to the Administrative Agent within ninety (90) days of the acquisition thereof as being held for sale and not for the continued operation of the Borrower or any of its Subsidiaries or any of their respective businesses;

(p) unwinding of Hedging Agreements or cash management agreements in the ordinary course of business;

(q) any grant of an option to purchase, lease or acquire property in the ordinary course of business, so long as such Disposition resulting from the exercise of such option would otherwise be permitted under this Section 10.04;

(r) the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(s) the granting, creation or existence of a Permitted Lien, and any dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Liens;

(t) dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venturers or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(u) (i) the sale or issuance of any Subsidiary’s Capital Stock to Borrower or a Credit Party or any Subsidiary that is the direct parent of such Subsidiary and (ii) the issuance of Capital Stock of the Borrower so long as no Change of Control occurs;

(v) sale-leaseback transactions permitted under Section 10.14;

(w) termination of leases or subleases in the ordinary course of business;

(x) other Dispositions by any Credit Party in an amount not to exceed $10,000,000 during each fiscal year;

(y) contributions of assets acquired in Permitted Acquisitions to GPMP (or GPM Petroleum, LLC) in exchange for additional Capital Stock of GPMP; provided, that the aggregate fair market value of such assets for all such contributions under this clause (y) shall not exceed $100,000,000; and

(z) exchange transactions under Section 1031 of the Code.

provided, that, notwithstanding the foregoing, in no event shall any Credit Party, or shall any Credit Party permit any of its Subsidiaries to, directly or indirectly, file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity) unless such transaction is otherwise permitted hereunder or the divided entity becomes a Credit Party substantially concurrently with such division.

Section 10.05 Investments. Each Credit Party will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a) (i) Investments in Subsidiaries existing on the Closing Date and (ii) other Investments identified in Schedule 10.05;

(b) Investments in cash and Cash Equivalents;

(c) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d) Investments (w) by any Credit Party in any of its Subsidiaries that are Credit Parties, (x) by any Subsidiary that is not a Credit Party in any other Subsidiaries that are not Credit Parties, (y) by any Credit Party in any of its Subsidiaries that is not a Credit Party in an aggregate amount at any time outstanding, together with the outstanding aggregate principal amount of Indebtedness incurred under Section 10.01(e)(iii)(B), not to exceed $5,000,000 at any time outstanding or (z) by any Subsidiary that is not a Credit Party in any of its Subsidiaries that are Credit Parties (so long as, with respect to this clause (z), such Investment does not cause Collateral Agent to have a Lien on less of a percentage of the issued and outstanding Capital Stock of such Credit Party than what Collateral Agent had before such Investment was made);

(e) Investments constituting (i) Accounts Receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f) Investments consisting of any non-cash consideration or deferred portion of the sales price received by any Credit Party, in each case, in connection with any Disposition permitted under Section 10.04;

(g) intercompany loans permitted pursuant to Section 10.01(e);

(h) Hedging Agreements permitted under Section 10.10;

(i) the maintenance of deposit accounts in the ordinary course of business;

(j) (i) loans and advances to officers, directors and employees of any Credit Party for reasonable and customary business purposes or made in the ordinary course of business, including for travel expenses, entertainment expenses, moving expenses and similar expenses, in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

(k) Permitted Acquisitions (including any earnest money deposits required in connection therewith);

(l) Investments utilizing the Available Amounts Basket; provided that (i) no Event of Default pursuant to Section 11.01(a) or (g) shall have occurred and be continuing or would result therefrom and (ii) solely for purposes of utilizing availability under clause (a)(i) of the Available Amounts Basket, after giving effect to any such Investment on a Pro Forma Basis, the Total Leverage Ratio shall not exceed the Closing Date Leverage Ratio;

(m) Guarantee Obligations permitted under Section 10.01;

(n) loans and advances by a Credit Party or a Subsidiary to the Borrower;

(o) prepaid expenses or lease, utility, deposits with respect to operating leases and other similar deposits, in each case made in the ordinary course of business;

(p) promissory notes or other obligations of officers or other employees or consultants of such Credit Party or Subsidiary acquired in the ordinary course of business in connection with such officer’s or employee’s or consultant’s acquisition of Capital Stock in the Borrower (or a direct or indirect parent entity thereof) (to the extent such acquisition is permitted under this Agreement), so long as no cash is advanced by the Credit Parties or Subsidiaries in connection with such Investment;

(q) pledges and deposits permitted under Section 10.02 and endorsements for collection or deposit in the ordinary course of business to the extent permitted under Section 10.01;

(r) [reserved];

(s) mergers, consolidations and other transactions of any Credit Party or any Subsidiary of any Credit Party permitted under Section 10.03(a) (b), (c), (d), (e), (f), or (g) (it being understood that any consideration transferred from a Credit Party in connection with any such transactions must be separately permitted under this Section 10.05);

(t) [reserved];

(u) Investments of any Person that becomes a Subsidiary after the Closing Date at the time such Person becomes a Subsidiary; provided, that (i) such Investments are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Investment exists at the time such Person is acquired, (iii) such Investments are not directly or indirectly recourse to any Credit Party or their assets, other than the person that becomes a Subsidiary and (iv) such Investments do not require any further transfers of cash or assets by such Person;

(v) additional Investments by the Credit Parties and their Subsidiaries so long as the aggregate amount of such Investments (net of any returns on such Investment) does not exceed at any time outstanding $10,000,000, plus unused amounts reallocated from Section 10.06(j);

(w) (i) the organization or establishment or (ii) the initial capitalization for the purposes of a Permitted Acquisition or other permitted Investment hereunder, of one or more Subsidiaries;

(x) to the extent constituting Investments, advances in respect of transfer pricing and cost sharing arrangements (i.e., “cost plus” arrangements) that are (x) in the ordinary course of business and consistent with Borrower’s historical practices and (y) funded not more than one hundred twenty (120) days in advance of the applicable transfer pricing and cost sharing payment;

(y) repurchase, retirement or repayment of any Indebtedness to the extent not otherwise prohibited by this Agreement, including, without limitation, acquisitions of Term Loans pursuant to Section 13.06;

(z) Investments acquired in connection with the settlement of delinquent accounts, disputes in the ordinary course of business or in connection with the bankruptcy, insolvency proceedings or reorganization of, or settlement of disputes with, as the case may be, suppliers, trade creditors, account debtors or customers, or upon the foreclosure, deed in lieu of foreclosure, or enforcement of any Lien in favor of a Credit Party or its Subsidiaries (including any Capital Stock or other securities held by the Credit Parties or their Subsidiaries which are acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Credit Party or its Subsidiaries or as security for such Indebtedness or claims, in each case, in the ordinary course of business);

(aa) Investing up to $100,000,000 of the Delayed Draw Term A Facility to contribute to GPMP in exchange for increased equity in GPMP and a reduction of the GPMP Debt incurred to fund the Empire Acquisition by the amount of such contribution; and

(bb) Investments in GPMP consisting of the purchase of GPMP unit interests from Invesco Oppenheimer SteelPath, Fuel USA, LLC and/or Riser Fuels, LLC for an aggregate cash purchase price not to exceed $100,000,000.

provided, that for purposes of covenant compliance, the amount of any investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all dividends, interest, distributions, return of capital and other amounts received or realized in respect of such Investment, if any, up to the original amount of such Investment.

Section 10.06 Restricted Payments, etc. Each Credit Party will not, and will not permit any of its Subsidiaries, to make any Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a) Restricted Payments (i) for customary director indemnification payments to the directors (or equivalent persons) of such Person, (ii) for reasonable and customary fees to outside directors (or equivalent persons) of such Person and for customary director (or equivalent persons) and officers insurance premiums owed by such Person, (iii) for financial, other reporting and similar customary administrative or overhead costs and expenses of such Person, (iv) for obligations incurred in ordinary course of business to the extent relating to activities permitted under this Agreement and (v) for Tax Distributions;

(b) payments by any Subsidiary of any Credit Party to its direct parent (other than the Borrower) so long as such parent is (i) a direct or indirect Wholly-Owned Subsidiary of any Credit Party, (ii) the Borrower or (iii) a direct parent (other than the Borrower or a direct or indirect parent of the Borrower) of a non-Wholly-Owned Subsidiary, in which case such payment shall be made pro rata to such parent based on its relative ownership interests in the class of equity receiving such Restricted Payment;

(c) Restricted Payments by any Credit Party or any of its Subsidiaries to pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock (other than Disqualified Capital Stock);

(d) Restricted Payments to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of the Borrower or its Subsidiaries held by any current or former employee, director, consultant or officer (or their transferees, spouses, ex-spouses, estates or beneficiaries under their estates) of any Credit Party or Subsidiary of any Credit Party pursuant to any employee equity subscription agreement, stock option agreement or stock ownership arrangement, including upon the death, disability, retirement, severance or termination of employment or service of such Persons to the extent (i) not exceeding $1,000,000 in the aggregate during any fiscal year (plus (x) any amounts funded with issuances of Capital Stock of the Borrower (or any direct or indirect parent entity thereof) or proceeds in respect thereof used to repurchase such Capital Stock and (y) amounts solely in the form of forgiveness of Indebtedness of such Persons owing to the Borrower or any Credit Party on account of redemptions or repurchases of the Capital Stock of the Borrower held by such Persons) and (ii) both before and after giving effect to any such payment, no Specified Event of Default or Financial Covenant or Financial Reporting Event of Default exists or would immediately thereafter occur as a result thereof; provided that to the extent any amounts remain unused under subclause (i) of this clause (d) in a given fiscal year of the Borrower may be carried forward and made in the immediately succeeding fiscal year of the Borrower without regard to any caps set forth herein;

(e) (i) Restricted Payments in connection with the Profits Interest Agreement and (ii) Restricted Payments in an aggregate amount of up to $1,000,000 per fiscal year to pay advisory fees pursuant to the ARKO Holdings Ltd. Advisory Services Agreement plus any amounts accrued and not paid for periods prior to the Closing Date;

(f) payments of Indebtedness of the type described in Section 10.01(l) to the extent made in conformity with the terms of Section 10.01(l);

(g) Restricted Payments made using either, or a combination of, the proceeds of the Class F Equity Issuance or the Initial Term Loan Facility in an aggregate principal amount not to exceed $20,000,000.

(h) Restricted Payments (x) in connection with the redemption of the Class F Member Units outstanding as of the Closing Date (pursuant to and as defined in the Borrower’s Operating Agreement) and (y) in connection with the redemption of the Senior Preferred Member Units and/or the Class E Member Units (in each case, pursuant to and as defined in the Borrower’s Operating Agreement); provided, that, solely in the case of subclause (y) under this clause (h), the Total Leverage Ratio on a Pro Forma Basis after giving effect to all such Restricted Payments under such subclause (y), shall not exceed an amount equal to 1.50x less than the Closing Date Leverage Ratio;

(i) to the extent constituting Restricted Payments, payments of Indebtedness permitted pursuant to Section 10.13;

(j) other Restricted Payments in an aggregate principal amount not to exceed $1,000,000 in the aggregate; provided that no Event of Default shall have occurred and be continuing or would immediately result therefrom; provided further that any unused portion of this clause (j) may be reallocated to Investments in Section 10.05(v); and

(k) Restricted Payments utilizing the Available Amounts Basket; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom, and (ii) solely for purposes of utilizing availability under clause (a)(i) of the Available Amounts Basket, after giving effect to any such Restricted Payment on a Pro Forma Basis, the Total Leverage Ratio shall not exceed an amount equal to 1.00x less than the Closing Date Leverage Ratio.

Section 10.07 Modification of Certain Agreements. Each Credit Party will not, and will not permit any of its Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (a) any Organization Documents, in each case, other than any amendment, supplement, waiver or modification or forbearance that could not reasonably be expected to be materially adverse to the interests of the Secured Parties (except with the consent of the Required Lenders) or if required by law, or (b) any document, agreement or instrument evidencing or governing any Indebtedness that has been subordinated to the Obligations in right of payment or secured by any Liens that have been subordinated in priority to the Liens of Agent unless such amendment, supplement, waiver or other modification is permitted under the terms of the subordination or intercreditor agreement applicable thereto.

Section 10.08 Transactions with Affiliates. Each Credit Party will not, and will not permit any of its Subsidiaries, to enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate except (a) transactions with a value of less than $2,000,000, (b) on fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate, (c) customary fees to, and indemnifications of, non-officer directors (or equivalent persons) (other than employees of Parent or its Affiliates which are not Credit Parties) of the Credit Parties and their respective Subsidiaries, (d)(i) the payment of compensation and indemnification arrangements and benefit plans for officers and employees of the Credit Parties and their respective Subsidiaries in the ordinary course of business; provided, that, all such amounts payable to officers and employees that are also officers and employees of Parent or its Controlled Affiliates shall be reasonable and customary and not exceed the allocated costs to the Credit Parties and their Subsidiaries based on the relative time such officer spends on behalf of the Credit Parties and their Subsidiaries as compared to the relative time spent by such officer on behalf of the Parent and its Controlled Affiliates and (ii) reasonable severance agreements or payment of severance to applicable employees, directors (or equivalent persons) and officers either approved by the Credit Parties’ governing bodies or otherwise entered into or made in the ordinary course of business, (e) transactions solely among Credit Parties, transactions expressly permitted by Sections 10.01, 10.03, 10.04 and 10.05 among Parent and its Subsidiaries and not involving any other Affiliate of Parent, and Restricted Payments permitted by Section 10.07, (f) transactions necessary to exercise the Cure Right, (g) transactions solely among Subsidiaries that are not Credit Parties, and (h) transactions identified on Schedule 8.26.

Section 10.09 Restrictive Agreements, etc. Each Credit Party will not, and will not permit any of its Subsidiaries, to enter into any agreement (other than a Credit Document) prohibiting:

(a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired in favor of the Collateral Agent;

(b) the ability of such Person to amend or otherwise modify any Credit Document; or

(c) the ability of such Person to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to customary restrictions of the type described in clause (a) above (which do not prohibit the Credit Parties from complying with or performing the terms of this Agreement and the other Credit Documents) which are contained in any agreement, (i) (A) governing any secured Indebtedness permitted by Section 10.01 if such restrictions or conditions apply only to the property securing such Indebtedness or (B) governing any Indebtedness permitted by Section 10.01(a) and (v) to the extent such prohibition or limitation is customary in agreements governing Indebtedness of such type and in any event so long as such agreement is not more restrictive, taken as a whole, than the Credit Documents, (ii) for the creation or assumption of any Lien on the sublet or assignment of any leasehold interest of any Credit Party or any of their respective Subsidiaries entered into in the ordinary course of business, (iii) for the assignment of any contract entered into by any Credit Party or any of their respective Subsidiaries in the ordinary course of business, (iv) for the transfer of any asset pending the close of the sale of such asset pursuant to a Disposition permitted under this Agreement, (v) customary restrictions in leases, subleases, licenses and sublicenses, (vi) [reserved], (vii) with respect to Investments in joint ventures not constituting Subsidiaries, customary provisions restricting the pledge or transfer of Capital Stock issued by such joint ventures set forth in the applicable joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (viii) applicable requirements of law, (ix) any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such person become a Subsidiary and which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of such Subsidiary, (x) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, or similar person, and (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; provided, that the foregoing shall not apply to contracts which impose limitations on any Foreign Subsidiary by the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder if such limitations apply only to the assets or property of such Foreign Subsidiary.

Section 10.10 Hedging Agreements. Each Credit Party will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, except Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.

Section 10.11 Changes in Business. Each Credit Party will not, and will not permit any of its Subsidiaries to engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related, ancillary, complementary, or incidental thereto and reasonable extensions thereof.

Section 10.12 Financial Covenants.

Maximum Total Leverage Ratio. The Credit Parties will not permit the Total Leverage Ratio, as of the last day of each Test Period set forth below, to be greater than the ratio set forth below opposite such measurement date:

Fiscal Quarter Ending	Maximum Total Leverage Ratio
June 30, 2020	7.00:1.00
September 30, 2020	7.00:1.00
December 31, 2020	7.00:1.00
March 31, 2021	7.00:1.00
June 20, 2021	7.00:1.00
September 30, 2021	7.00:1.00
December 31, 2021	7.00:1.00
March 31, 2022	6.75:1.00
June 30, 2022	6.75:1.00
September 30, 2022	6.75:1.00
December 31, 2022	6.75:1.00
March 31, 2023 and each Fiscal Quarter thereafter	6.50:1.00

Section 10.13 Voluntary Prepayments of Junior Indebtedness. Each Credit Party will not, and will not permit any of its Subsidiaries to make any scheduled payments or voluntary prepayments of all or any portion of any Junior Indebtedness other than (a) in accordance with the applicable subordination or intercreditor agreement governing such Junior Indebtedness; (b) refinancings, replacements, substitutions, exchanges and renewals of any such Indebtedness to the extent such refinancing, replacement, exchange or renewed Indebtedness is permitted by Section 10.01 and the applicable subordination or intercreditor agreement governing such Junior Indebtedness and any fees and expenses in connection therewith; (c) by making payments of intercompany Indebtedness permitted under Section 10.01, subject to the

Intercompany Subordination Agreement; (d) [reserved]; (e) with respect to Indebtedness permitted in Section 10.01(l), in accordance with the terms set forth in such Section 10.01(l); (f) the Borrower may make payments for or exchanges of Indebtedness in the form of Capital Stock of the Borrower (or its direct or indirect parent company) (other than Disqualified Capital Stock); (g) other payments in an aggregate amount not to exceed $1,000,000; provided that any unused portion of this clause (g) may be reallocated to Investments in Section 10.05(u); and (h) by utilizing the Available Amounts Basket; provided in the case of payments or prepayments made under this clause (h), that such payment or prepayment may only be made so long as (i) no Event of Default then exists or would result therefrom and (ii) after giving effect to any such payment or prepayment on a Pro Forma Basis, the Total Leverage Ratio shall not exceed an amount equal to 1.00x less than the Closing Date Leverage Ratio.

Section 10.14 Sale and Lease-Back Transactions. “No Credit Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Lease-Back Transaction”) without the prior written consent of the Administrative Agent; provided, that solely with respect to Sale and Lease-Back Transactions in connection with, or with funds to be utilized for, Permitted Acquisitions, such consent shall not be unreasonably withheld or delayed; and provided further that no consent shall be required for any Credit Party to acquire property it is currently leasing and within 120 days thereafter sell the property to a separate unrelated third party so long as the net present value of such transaction (taking into account any net cash received by the Credit Parties and the difference in rental rates) is positive.

Section 10.15 OFAC; Patriot Act . No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Section 8.26 and Section 8.27 hereof.

Section 10.16 Use of Proceeds . No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry margin stock, or otherwise in any manner which is in contravention of Regulations U or X of the Federal Reserve Board or in violation of this Agreement.

Section 10.17 Change of Jurisdiction or Corporate Name; Change of Fiscal Year or Fiscal Quarters.

(a) No Credit Party shall (i) except in the case of the non-surviving entity in a merger or other transaction permitted under Section 10.03, change its jurisdiction of organization and/or organizational identification number (if any) or (ii) change its legal name unless, in each case, the Collateral Agent and the Administrative Agent have been provided no less than ten (10) days’ prior written notice (or such shorter time period acceptable to Collateral Agent and the Administrative Agent in their discretion) of same with all details related thereto as the Collateral Agent or the Administrative Agent may reasonably request.

(b) Without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed), no Credit Party shall, nor shall it permit any of its Subsidiaries to, for financial reporting purposes, (i) change its fiscal year from December 31 of each year or (ii) change its fiscal quarters to end on dates other than consistent with such fiscal year-end and Borrower’s past practice.

Section 10.18 Real Property.

(a) No Group Member shall permit any of its material real property to be mortgaged except for the M&T Priority Collateral, the material real property identified on Schedule 10.18 and Other Real Estate Priority Collateral.

(b) Material real property shall not be owned by any entity whose Capital Stock does not constitute Pledged Stock other than the five parcels of real property owned by GPMP as of the Closing Date.

ARTICLE XI

Events of Default

Section 11.01 Listing of Events of Default. The occurrence and continuance of each of the following events or occurrences described in this Section 11.01 shall constitute an “Event of Default”:

(a) Non-Payment of Obligations. The Borrower shall default in the payment of:

(i) any principal of any Loan when such amount is due; or

(ii) any interest on any Loan and such default shall continue unremedied for a period of three (3) Business Days after such amount is due; or

(iii) any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of five (5) Business Days after such amount is due.

(b) Breach of Warranty. any representation or warranty of any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article VI) which, by its terms, is subject to a materiality qualifier, is or shall be incorrect in any respect when made or deemed to have been made or any other representation or warranty of any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect in any material respect when made or deemed to have been made; provided that, to the extent such incorrect misrepresentation or warranty can be corrected, such default shall continue unremedied for a period of thirty (30) days after any Credit Party shall have knowledge thereof.

(c) Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance or observance of any of its obligations under Section 9.01(f)(i), Section 9.05(a), Section 9.05(b) (solely with respect to such Credit Party’s maintenance of good standing in its jurisdiction of organization), or Article X.

(d) Non-Performance of Other Covenants and Obligations. (i) Any Credit Party shall default in the due performance or observance of its obligations under any covenant applicable to it under the Security Pledge Agreement and such default shall continue unremedied for a period of five (5) Business Days after any Credit Party shall have firsthand knowledge thereof or (ii) any Credit Party shall default in the due performance and observance of any obligation contained in any Credit Document executed by it (other than as specified in Section 11.01(a), 11.01(b) or 11.01(c)), and such default shall continue unremedied for a period of thirty (30) days (or in the case of Section 9.01 (other than Section 9.01(f)(i)), five (5) Business Days) after, in each case, the earliest to occur of (i) written notice thereof is given to any Credit Party by the Administrative Agent or (ii) actual knowledge of such occurrence by an Authorized Officer of the Borrower.

(e) Default on Other Indebtedness. (i) a default shall occur in the payment of any amount when due (subject, except in the case of acceleration, to any applicable grace or cure period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations and Hedging Agreements) of any Subsidiary having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000, or a default shall occur in the performance or observation of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become immediately due and payable, (ii) a default shall occur (after expiration of any available grace or cure periods) in the performance or observance of any obligation or condition with respect to any Indebtedness of any Subsidiary having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000 or (iii) any Indebtedness of any Subsidiary having a principal or stated amount, individually or in the aggregate, in excess of $10,000,000 (other than the Obligations and Hedging Agreements or in connection with a Disposition permitted hereunder) shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, or (iv) there occurs under any Hedging Agreement an “early termination date” or similarly defined event (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which the Borrower or any of its Subsidiaries is the “defaulting party” or similarly defined person (as defined in the Hedging Agreement) or (B) any “termination event” or similarly defined event (as defined in the Hedging Agreement) under such Hedging Agreement as to which the Borrower or any of its Subsidiaries is an “affected party” or similarly defined person (as defined in the Hedging Agreement) and, in either event, the Swap Termination Value owed by the Credit Parties or such Subsidiary as a result thereof is greater than $10,000,000; provided that this clause (e) shall not apply to secured Indebtedness that becomes due directly as a result of (x) a casualty or condemnation event or (y) the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness to the extent that such Credit Party’s obligations with respect to such Indebtedness are extinguished in full upon such sale or transfer; provided, further, that any Event of Default pursuant to this clause (e) arising solely as a result of a default or an event of default under the Existing Credit Agreement shall be deemed cured or waived, as applicable, if and to the extent such corresponding default or event of default has been cured or waived under the Existing Credit Agreement.

(f) Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and indemnities and as to which the insurer or indemnitor has been notified of the potential claim) shall be rendered against any Credit Party or any of their respective Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g) Bankruptcy, Insolvency, etc. Any Credit Party or any of their respective Subsidiaries (other than any Immaterial Subsidiary) shall:

(i) generally fail to pay, or admit in writing its inability or unwillingness generally to pay, its debts as they become due;

(ii) apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the assets or other property of any such Person, or make a general assignment for the benefit of creditors;

(iii) in the absence of such application, consent or acquiesce to or permit or suffer to exist, the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided, that each Credit Party hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents;

(iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person, or shall result in the entry of an order for relief or shall remain for sixty (60) days undismissed; provided, that each Credit Party hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents; or

(v) take any action authorizing any of the foregoing.

(h) Impairment of Security, etc. Any Credit Document or any Lien granted thereunder on the Collateral shall (except in accordance with its terms or as a result of acts or a failure to act by the Agent where the Credit Parties are, if requested by an Agent, cooperating with the Agent in remediating such event), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party party thereto, or any Credit Party or any other Affiliate of a Credit Party shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability (other than as a result of the discharge of such Credit Party in accordance with the terms of the Credit Documents); or, except as permitted under any Credit Document or as a result of acts or a failure to act by the Agent where the Credit Parties are, if requested by an Agent, cooperating with the Agent in remediating such event, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien.

(i) Change of Control. Any Change of Control shall occur.

(j) ERISA Events. Any of the events described in Section 9.07(a) shall occur that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 11.02 Remedies Upon Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the direction of the Collateral Agent or Required Lenders shall, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable and the Incremental Facilities (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and the Incremental Facilities shall terminate. The Lenders, the Collateral Agent and the Administrative Agent shall have all other rights and remedies available at law or in equity or pursuant to any Credit Documents.

Section 11.03 Right to Cure. Notwithstanding anything to the contrary contained in Section 11.01, in the event that Borrower fails (or, but for the operation of this Section 11.03, would fail) to comply with the Financial Performance Covenant, as of the last day of any fiscal quarter in which such Financial Performance Covenant is required to be tested, at any time after the last day of such fiscal quarter until the day that is 10 Business Days after the date that financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 9.01(b) or 9.01(c), Borrower shall have the right (the “Cure Right”) to issue Qualified Capital Stock for cash or otherwise receive cash contributions in respect of Qualified Capital Stock which is promptly contributed to the capital of Borrower, and thereupon such Financial Performance Covenant shall be recalculated by increasing Consolidated EBITDA by the amount (the “Cure Amount”) of such Specified Equity Contribution with respect to such fiscal quarter and any four-quarter period that contains such fiscal quarter; provided that, (a) in each 4 consecutive fiscal quarter period, there shall be no more than 2 fiscal quarters in which a Specified Equity Contribution is made, (b) no more than 5 Specified Equity Contributions may be made in the aggregate during the term of this Agreement, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause Borrower to be in compliance with the Financial Performance Covenant, (d) there shall be no pro forma or other reduction of the amount of Indebtedness by the amount of any Cure Amount for purposes of determining compliance with Section 10.12 for the fiscal quarter in respect of which the Cure Right was exercised (other than, with respect to any future period, to the extent of any portion of such Cure Amount that is actually applied to repay Indebtedness), and (e) any adjustment on a pro forma basis to Consolidated EBITDA resulting from any Specified Equity Contribution shall be counted as Consolidated EBITDA solely for purposes of determining compliance with the Financial Performance Covenant and shall not be included for any other purpose (including for purposes of determining the Applicable Margin or any financial ratio-based conditions or any “baskets”) during any fiscal quarter in which the pro forma adjustment applies. If, after giving effect to the adjustments in this paragraph, Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of this Agreement.

ARTICLE XII

The Agent

Section 12.01 Appointment. Each Lender (and, if applicable, each other Secured Party) hereby appoints Ares Capital Corporation as its Administrative Agent and as its Collateral Agent under and for purposes of each Credit Document, and hereby authorizes the Administrative Agent and Collateral Agent to act on behalf of such Lender (and, if applicable, each other Secured Party) under each Credit Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Credit Documents received from time to time by the Administrative Agent and Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints the Agent as the agent of such Lender (and, if applicable, each other Secured Party). Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein (or in the other Credit Documents), or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Agent.

Section 12.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorneys-in-fact selected by it with reasonable care.

Section 12.03 Exculpatory Provisions. Neither the Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party or other Person to perform its obligations hereunder or thereunder. The Agent shall not be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or other similar law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law or other similar law. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party; provided, that, upon the reasonable request of any Lender, the Agent shall confirm receipt of any Borrower deliverables required to have been delivered hereunder, including the requirements for Borrower to deliver to the Agent the certifications, documents and instruments required under Section 9.01 hereof. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no responsibility for, or liability in connection with, monitoring or enforcing the prohibition on assignments or participations to Excluded Transferees. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is an Excluded Transferee or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Excluded Transferee.

Section 12.04 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, electronic communication, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by such Agent. The Agent may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. As to any matters not clearly and expressly provided for by the Credit Documents, the Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the other Agent and/or the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

Section 12.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to any Default or Event of Default in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give notice thereof to the other Agent and the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as the Agent shall deem advisable in the best interests of the Secured Parties.

Section 12.06 Non Reliance on Agent and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of a Credit Party or any Affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon the Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of a Credit Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 12.07 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 12.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.07 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 12.08 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, the Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include the Agent in its individual capacity.

Section 12.09 Successor Agent. The Administrative Agent or Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, upon thirty (30) days’ notice to the Lenders, such other Agent and the Borrower. If the Administrative Agent or Collateral Agent shall resign as such Agent in its applicable capacity under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent in its applicable capacity, and the term “Administrative Agent” or “Collateral Agent”, as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as the Administrative Agent or the Collateral Agent, in its applicable capacity, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as such Agent in its applicable capacity by the date that is thirty (30) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Credit Documents.

Section 12.10 Agent Generally. Except as expressly set forth herein, the Agent shall not have any duties or responsibilities hereunder in its capacity as such.

Section 12.11 Restrictions on Actions by Lenders; Sharing of Payments.

(a) Each of the Lenders agrees that it shall not, without the express written consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Collateral Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any of their respective Subsidiaries or any deposit accounts of any Credit Party or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Credit Document against any Credit Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b) Subject to Section 13.09 and except in connection with any Extension Offer pursuant to Section 2.18, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender’s pro rata share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Section 12.12 Agency for Perfection. Collateral Agent hereby appoints each other Secured Party as its agent (and each Secured Party hereby accepts such appointment) for the purpose of perfecting the Collateral Agent’s Liens in assets which, in accordance with Article VII or Article VIII, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.

Section 12.13 Lead Arrangers and Bookrunners. Anything herein to the contrary notwithstanding, the joint lead arrangers and the joint bookrunners shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities, if applicable, as an Agent or a Lender hereunder.

Section 12.14 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger, and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, or the Arranger, or any other Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto).

ARTICLE XIII

Miscellaneous

Section 13.01 Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.01. The Required Lenders may, or, with the consent of the Required Lenders, the Collateral Agent or Administrative Agent, as applicable, may, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, the

Collateral Agent or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, that, in addition to the foregoing requirement, no such waiver, amendment, supplement or modification shall directly, except as contemplated by Section 2.01(e) or the definition of LIBOR Rate:

(i) (A) reduce or forgive any portion of any Loan or extend the final expiration date of any Lender’s Commitment or extend the final scheduled maturity date of any Loan or reduce the stated interest rate or forgive any mandatory prepayment required to be made pursuant to Section 5.02 (it being understood that any change to the definitions of Total Leverage Ratio, or in the component definitions thereof shall not constitute a reduction in the stated interest rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.08(c)), or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee, including any prepayment premium, payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Term Loans (which shall not constitute an extension, forgiveness or postponement of any date for payment of principal, interest or fees)), or (C) reduce or extend the date for payment of any Unpaid Drawings, or (D) extend any scheduled Term Loan Repayment Date (other than as a result of a waiver or amendment of any mandatory prepayment of Term Loans (which shall not constitute an extension of any scheduled Term Loan Repayment Date)), or (F) amend or modify any provisions of Section 13.09(b) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders, in each case, without the written consent of each Lender directly and adversely affected thereby;

(ii) amend, modify or waive any provision of this Section 13.01 or reduce the percentages specified in the definition of the term “Required Lenders” or consent to the assignment or transfer by any Credit Party of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.03), in each case, without the written consent of each Lender;

(iii) increase the aggregate amount of any Commitment of any Lender without the consent of such Lender;

(iv) amend, modify or waive any provision of Article XII without the written consent of the then-current Collateral Agent and Administrative Agent;

(v) impose any additional restriction on any Lender ability to assign any of its rights or obligations under any Credit Document to which it is a party;

(vi) change any Commitment to a Commitment of a different Class, in each case, without the prior written consent of each Lender directly and adversely affected thereby;

(vii) release all or substantially all of the Guarantors under the Guarantee Agreement (except as expressly permitted by the Guarantee Agreement), or release all or substantially all of the Collateral under the Security Documents (except as expressly permitted thereby and in Section 13.19), in each case, without the prior written consent of each Lender;

(viii) [reserved];

(ix) amend, modify or waive any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding, or Collateral securing, Loans or other Obligations of any Class differently than those holding Loans or other Obligations of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments under each affected Class;

(x) [reserved];

(xi) [reserved]; or

(xii) amend, modify or waive any provision of Section 5.02(f) where the effect of such amendment, modification or waiver is for the purpose of reducing or forgiving any portion, extending the date or affecting the priority of the payment of any principal, interest or other amount payable pursuant to Section 5.02(f), without the written consent of each Lender.

provided, further, that any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 13.01 if such Class of Lenders were the only Class of Lenders hereunder at the time.

Notwithstanding the foregoing or anything to the contrary herein:

(i) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agent and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Class;

(ii) the consent of the Lenders shall not be required to permit any amendment required to effect a permitted Repricing Transaction, other than any Lender holding Term Loans subject to such Repricing Transaction that will continue as a Lender in respect of the repriced tranche of term loans or modified term loans; provided that any Lender which consents to a Repricing Transaction or is required to assign its Term Loans in connection with a Repricing Transaction shall be entitled to receive the Applicable Prepayment Premium with respect to such Term Loans held by such Lender;

(iii) the consent of the Required Lenders shall not be required to make any such changes necessary to be made in connection with any borrowing of Incremental Term Loans as set forth in Section 2.01(d) (except to the extent any such Required Lender provides Incremental Term Loans in accordance with Section 2.01(d));

(iv) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitments of such Lender may not be increased or extended without the consent of such Defaulting Lender, (y) the principal of, rate of interest on or any fees owing to such Defaulting Lender may not be reduced or such principal, interest or fees may not be forgiven, or (z) the date fixed for any payment of principal, interest or fees owing to such Defaulting Lender may not be postponed or waived or the date of termination of the commitment of any such Defaulting Lender hereunder may not be postponed, in each case, without the prior written consent of such Defaulting Lender;

(v) schedules to this Agreement and the Security Pledge Agreement may be amended or supplemented by the delivery of a Compliance Certificate in accordance with, and solely to the extent set forth in, Section 9.01(d);

(vi) this Agreement and any other Credit Document may be amended solely with the consent of the Administrative Agent, the Collateral Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to (x) correct or cure ambiguities, errors, omissions, defects, (y) effect administrative changes of a technical or immaterial nature or (z) correct or cure incorrect cross references or similar inaccuracies in this Agreement or the applicable Credit Document. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or the Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel, (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Credit Documents or (z) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties. Any such amendment shall become effective without any further consent of any other party to such Credit Document;

(vii) at any time and from time to time prior to the earlier of (x) the occurrence of a Successful Syndication and (y) the date that is 90 days after the Closing Date, this Agreement and any other Credit Document may be amended by the Administrative Agent, without the need to obtain the consent of the Borrower (but after consultation with the Borrower) or any other Lender, to reflect the changes described in clauses (i) and (ii) under “Market Flex” in the Fee Letter, if the Administrative Agent reasonably determines that such changes are necessary or advisable in order to achieve a Successful Syndication of the Credit Facility. Any such amendment shall become effective without any further consent of any other party to such Credit Document. Capitalized terms used in this clause (vii) and not defined in this Agreement shall have the meanings assigned to them in the Fee Letter;

(viii) no amendment or waiver shall, unless signed by Administrative Agent and each Delayed Draw Term Loan Lender directly affected thereby (or by Administrative Agent with the consent of each Delayed Draw Term Loan Lender directly affected thereby and the Borrower): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any Delayed Draw Term Loan in Section 7.02; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of Lenders to make any Delayed Draw Term Loan in Section 7.02; or (iii) amend or waive this Section 13.01(viii) or the definitions of the terms used in this Section 13.01(viii) insofar as the definitions affect the substance of this Section 13.01(viii); and

(ix) the Borrower may enter into any Extension Amendment in accordance with Section 2.18 and such Extension Amendments may effect such amendments to the Credit Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the existence and the terms of the Extension and will be effective to amend the terms of this Agreement and the other applicable Credit Documents, in each case, without any further action or consent of any other party to any Credit Document.

Section 13.02 Notices and Other Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing. All such written notices shall be mailed or delivered to the applicable address or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Credit Parties or the Agent, to the address or electronic mail address or telephone number specified for such Person on Schedule 13.02 or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; and (B) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 13.02(c)), when delivered; provided, that notices and other communications to the Agent pursuant to Article II shall not be effective until actually received by such Person.

(b) Effectiveness of Electronic Documents and Signatures. Credit Documents may be transmitted and/or signed by electronic communication. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Agent and the Lenders.

(c) Reliance by Agent and Lenders. The Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to the Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

Section 13.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 13.04 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Credit Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

Section 13.05 Payment of Expenses; Indemnification. The Borrower agrees, on the Closing Date to the extent invoiced, or at any time following the Closing Date (a) to pay or reimburse the Agent for all their respective out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of their respective counsel to the Agent; provided that the amount that Borrower shall pay pursuant to this clause (a) shall not be in excess of $750,000, (b) to pay or reimburse each Lender and the Agent for all their respective out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including retention of financial advisors), the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to the Lenders and of counsel to the Agent, (c) [reserved], (d) to pay or reimburse each of the Administrative Agent and the Collateral Agent for all reasonable fees and expenses incurred in exercising its rights under Section 9.12, (e) to pay, indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Lender from and against any and all actual liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, and out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever (other than Taxes, which shall be governed by Section 5.05), and (f) to pay, indemnify and hold harmless each Lender and the Agent, their transferees, and their respective Related Parties (the “Indemnified Parties”) from and against any and all other liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, and out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever, including fees, disbursements and other charges of counsel, with respect to the Transactions, the enforcement, preservation or protection of its rights under, this Agreement (and the execution, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents solely with respect to the Agent), the other Credit Documents and any such other documents, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations (including retention of financial advisors) and any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law, or any actual or alleged presence of Hazardous Materials, in each case applicable to the operations of each Credit Party, any of their respective Subsidiaries or any of their real property (all the foregoing in this clause (f), collectively, the “indemnified liabilities”); provided, that the Credit Parties shall have no obligation hereunder to the applicable Indemnified Party with respect to indemnified liabilities to the extent determined in a final judgment of a court of competent jurisdiction to have (x) arisen primarily from gross negligence or willful misconduct of such Indemnified Party, or (y) arisen out of any claim, litigation, investigation or proceeding brought by such Indemnified Party solely against one or more other Indemnified Party that does not involve any act or omission of any Credit Party or any of their respective subsidiaries or affiliates; provided further, that the Borrower shall not be required to reimburse the legal fees and expenses of more than one primary outside counsel, one special or regulatory counsel and up to one local counsel in each applicable material local jurisdiction) for all Persons indemnified hereunder taken as a whole unless, in the reasonable opinion of the Administrative Agent, Collateral Agent or the reasonable opinion of its counsel, representation of all such indemnified Persons by such counsels would be inappropriate due to the existence of an actual or potential conflict of interest. The agreements in this Section 13.05 shall survive repayment of the Loans and all other amounts payable hereunder and termination of this Agreement. To the fullest extent permitted by Applicable Law, no Credit Party, no Lender and the Agent shall not assert, and each Credit Party, each Lender and the Agent hereby waives, any claim against any of the Indemnified Parties or any of the Credit Parties, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Except with respect to matters involving fraud on the part of any Credit Party, to the fullest extent permitted by Applicable Law, no Indemnified Party shall assert, and each Indemnified Party hereby waives, any claim against any of the Credit Parties, on any theory of liability, for special, exemplary or punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. None of the Indemnified Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby. This Section 13.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

Section 13.06 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as set forth in Section 10.03, no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 13.06) and, to the extent expressly contemplated hereby, the Related Parties of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, (a) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including, but not limited to, any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, or other extension of credit to or for the account of such Lender or any of its Affiliates and the Agent, trustee or representative of such Person and (b) the Agent shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Credit Documents, including, but not limited to, rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of such Agent or any of its Affiliates to any Person providing any loan or other extension of credit to or for the account of such Agent or any of its Affiliates and the Agent, trustee or representative of such Person.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to a Defaulting Lender or, except with respect to assignments of the Term Loans permitted under paragraph (b)(ii)(A) below, to the Borrower or to any of the Borrower’s Affiliates or Subsidiaries) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (which consent in each case shall not be unreasonably withheld or delayed) of:

(A) the Borrower; provided, that (1) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) days after having received notice thereof; and

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) [reserved];

(B) [reserved];

(C) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans of any Class, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be at least $1,000,000 and in multiples of $250,000 in excess thereof, unless each of the Borrower and the Administrative Agent otherwise consents, which consent, in each case, shall not be unreasonably withheld or delayed; provided, however, that no such consent of the Borrower shall be required if a Specified Event of Default or a Financial Covenant or Financial Reporting Event of Default has occurred and is continuing; provided further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds and contemporaneous assignments by a single assignor to affiliated Lenders or related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loan provided, further, that, except with respect to Delayed Draw Term Loans that have been tranched into a separate Class of term loans by Administrative Agent pursuant to Section 2.01(a)(ii)(E), unfunded Delayed Draw Term Loan Commitments and funded Delayed Draw Term Loans thereunder shall be required to be assigned ratably;

(E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by Administrative Agent); provided, that no such fee shall be payable for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(F) in no event shall any assignee be an Excluded Transferee except (solely in the case of clauses (i) and (ii) of the definition of Excluded Transferee) upon the written consent of the Borrower; provided, that no such consent shall be required if a Specified Event of Default has occurred and is continuing; and

(G) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(H) [reserved].

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Loans and/or Commitments to any Affiliated Debt Fund, and any Affiliated Debt Fund may, from time to time, purchase Loans and/or Commitments (x) on a pro rata basis through Dutch auctions or other offers open to all applicable Lenders or (y) through open market purchases (which purchases may be effected at any price as agreed between such Lender and such Affiliated Debt Fund in their respective sole discretion), in each case, notwithstanding the requirements set forth in this clause (b) (for the avoidance of doubt, without requiring any representation or warranty as to the possession of material non-public information by such Affiliated Debt Fund or any Affiliate thereof); provided that the Loans and unused Commitments held by all Affiliated Debt Funds shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (B) otherwise acted on any matter related to any Credit Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document; it being understood and agreed that the portion of the Loans and unused Commitments that accounts for more than 49.9% of the relevant Required Lender shall be deemed to be voted pro rata along with other applicable Lenders that are not Affiliated Debt Funds. Any Loans acquired by any Affiliated Debt Fund may (but shall not be required to) be contributed to the Borrower or any other Subsidiary and in exchange therefor such Affiliated Debt Fund may receive debt or equity securities otherwise permitted to be issued by such entity.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee (by its execution and delivery of the applicable Assignment and Acceptance to the Administrative Agent) and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 13.06, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and be subject to the obligations of) Sections 2.10, 2.11, 5.04 and 13.05); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 13.06.

(iv) The Administrative Agent, acting for this purpose on behalf of the Borrower as a non-fiduciary, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Total Commitments of, and principal amount (and stated interest) of the Loans pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Credit Parties, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrower, the Administrative Agent and its Affiliates and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that each Lender’s access to the Register shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender.

(v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b)(i) of this Section 13.06, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower, sell participations to one or more financial institutions or other entities (other than a natural person, a Defaulting Lender, the Borrower, any of the Borrower’s Affiliates or Subsidiaries, or any Excluded Transferee, to the extent the list thereof is made available by the Borrower to such Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the first proviso to Section 13.01. Subject to paragraph (c)(ii) of this Section 13.06, the Borrower agrees that each Participant shall be entitled to the benefits of (and be subject to the obligations of) Sections 2.10, 2.11 and 5.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.09(b) as though it were a Lender, provided, that such Participant agrees to be subject to Section 13.09(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 5.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the proposed United States Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 13.07 Replacements of Lenders Under Certain Circumstances. (a) The Borrower, at its sole cost and expense, shall be permitted to either (x) replace any Lender (or any Participant), other than an Affiliate of the Agent, and (y) terminate the Commitments of such Lender, in each case, that (i) requests reimbursement for amounts owing pursuant to Section 2.10, Section 2.11, Section 3.05 or Section 5.04, (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) is a Defaulting Lender, provided, that (A) such replacement does not conflict with any Applicable Law, (B) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (C) the Borrower shall repay (or the replacement institution shall purchase, at par, plus any Applicable Prepayment Premium) all Loans and other amounts (other than any disputed amounts) pursuant to Section 2.10, Section 2.11, Section 3.05 or Section 5.04, as the case may be, owing to such replaced Lender prior to the date of replacement, (D) the replacement institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.06 (except that such replaced Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto), (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agent or any other Lender shall have against the replaced Lender, and (G) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 5.04, such assignment will result in a reduction in such compensation or payments thereafter. In connection with any such replacement, if any such replaced Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the replaced Lender.

(b) If any Lender (a “Non-Consenting Lender”) has (x) failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 13.01 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent or (y) becomes a Defaulting Lender, then, provided that no Default or Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), at their own cost and expense, to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments to one or more assignees reasonably acceptable to the Administrative Agent, provided, that: (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender or the Borrower, as the case may be, shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, plus any Applicable Prepayment Premium. In connection with any such assignment, the Borrower, the Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.06 (except that such Non-Consenting Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto); provided that if any such Non-Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the replaced Lender.

Section 13.08 [Reserved]

Section 13.09 Adjustments; Set-off. (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.01(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact and (ii) purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including (x) the application of funds arising from the existence of a Defaulting Lender or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (as to which the provisions of this Section shall apply).

Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, to the extent consented to by Administrative Agent, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 13.10 Counterparts. This Agreement and the other Credit Documents may be executed by one or more of the parties thereto on any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Collateral Agent and the Administrative Agent.

Section 13.11 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 13.12 Integration. This Agreement and the other Credit Documents represent the agreement of the Credit Parties, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 13.13 GOVERNING LAW. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 13.14 Submission to Jurisdiction; Waivers . Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth on Schedule 13.02 or on Schedule 1.01(a) or at such other address of which the Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations; and

(f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.14 any special, exemplary, punitive or consequential damages.

Section 13.15 Acknowledgments. Each Credit Party hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders.

Section 13.16 WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 13.17 Confidentiality. The Agent and Lender shall hold all non-public information relating to any Credit Party or any Subsidiary or Affiliate of any Credit Party obtained pursuant to the requirements of this Agreement, the other Credit Documents or in connection with such Lender’s evaluation of whether to become a Lender hereunder (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices; provided, that Confidential Information may be disclosed by the Agent or Lender:

(a) as required or requested by any Governmental Authority (including, without limitation, public disclosures by the Agent, Lender or any of their Related Parties to any self-regulatory authority, such as the National Association of Insurance Commissioners, as required by the SEC (including for purposes of complying with the filing requirements thereof) or any other Governmental Authority);

(b) pursuant to legal process;

(c) in connection with the enforcement of any rights or exercise of any remedies by such Agent or Lender under this Agreement or any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document;

(d) to such Agent’s or Lender’s Affiliates and its and their respective attorneys, professional advisors, independent auditors, partners, limited partners, investors, potential investors, lenders, directors, officers, employees, agents and representatives;

(e) to any examiner or rating agency;

(f) in connection with:

(i) the establishment of any special purpose funding vehicle with respect to the Loans,

(ii) [reserved];

(iii) any prospective assignment of, or participation in, its rights and obligations pursuant to Section 13.06, to prospective permitted assignees or Participants, as the case may be;

(iv) any Hedging Agreement entered into or proposed to be entered into in connection with the Loans made hereunder, to actual or proposed direct or indirect contractual counterparties;

(v) any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of such Agent or Lender or any of its Affiliates, to any Person providing or proposing to provide such loan or other extension of credit or the Agent, trustee or representative of such Person; and

(vi) to the extent necessary or customary for, inclusion in league table measurements or in any tombstone or other advertising or marketing materials;

(g) otherwise to the extent consisting of general portfolio information that does not identify borrowers; or

(h) with the consent of the Borrower; provided, that in the case of clause (e) hereof, the Person to whom Confidential Information is so disclosed is advised of and has been directed to comply with the provisions of this Section 13.17.

Notwithstanding the foregoing, (A) the Agent, the Lenders and any Affiliate thereof is hereby expressly permitted by the Credit Parties to refer to any Credit Party and any of their respective Subsidiaries in connection with any promotion or marketing undertaken by such Agent, Lender or Affiliate in connection with this Agreement and the other Credit Documents, and, for such purpose, such Agent, Lender or Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with such Credit Party or such Subsidiary or any of their businesses (subject to Borrower’s reasonable quality control standards) and any other reasonable requirements of the Credit Parties, including those related to the timing of such disclosure, and (B) any information that is or becomes generally available to the public (other than as a result of prohibited disclosure by the Agent or Lender) shall not be subject to the provisions of this Section 13.17. Upon termination of the Agreement, the Administration Agent, the Lenders and any Affiliate thereof shall, upon request of the Credit Parties, remove such references from any websites and any other materials to the extent reasonably practicable.

EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION (AS DEFINED IN THIS SECTION 13.17) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING EACH CREDIT PARTY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY THE CREDIT PARTIES OR THE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE INFORMATION WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE CREDIT PARTIES AND THE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 13.18 Press Releases, etc.

(a) Each Credit Party will not, and will not permit any of its respective Subsidiaries, directly or indirectly, to publish any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Agreement, the other Credit Documents, the Transaction Documents, or any of the Transactions, without the consent of the Administrative Agent and the Collateral Agent, except to the extent required by any legal requirement including, without limitation, the rules of the Tel Aviv Stock Exchange (in which case such Credit Party or such Subsidiary shall, to the extent permitted by law, promptly notify the Agent in writing of such legal requirement in advance of such disclosure; provided, that if such Credit Party or Subsidiary is unable to notify the Agent of such legal requirement in advance of such disclosure, such written notice shall be delivered to the Agent promptly thereafter and, in any event, within three Business Days of such disclosure)); provided, further that no notification shall be required for publication of financial statements, quarterly reports, and annual reports, and presentations published to accompany such reports.

(b) The Administrative Agent or any Lender may (to the extent the Administrative Agent or such Lender has presented any materials for the prior approval of the Credit Parties and the Credit Parties have consented to the disclosure thereof) publish any press releases, tombstones, advertising or other promotional materials (whether by means of electronic transmission, posting to a website or other internet application, print media or otherwise) containing customary market information relating to the financing transactions contemplated by this Agreement and the other Credit Documents using the name, product photographs, logo, trademark or related information of the Borrower and its Subsidiaries, all at the expense of the Administrative Agent or such Lender, as applicable. Notwithstanding the foregoing and for the avoidance of doubt, such information disclosed or provided by the Agent or their Affiliates or managed funds shall not include equity contribution levels, purchase price, financial or operating statistics or leverage multiples or any fees payable in connection with the transactions contemplated hereby.

Section 13.19 Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 13.01) to take, and shall take, any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 13.01 or (ii) under the circumstances described in paragraph (b) below.

(b) At such time as (A) (i) the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full and (ii) the Commitments have been terminated or (B) any item of Collateral (including, without limitation, as a result of a Disposition of a Subsidiary that owns Collateral) is subject to a Disposition permitted under this Agreement, such Collateral shall automatically be released from the Liens and security interests created by the Security Documents, and the Security Documents and, with respect to the happening of the event described in clauses (A)(i) and (ii), all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Credit Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c) Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantee Obligations pursuant to this Section 13.19. In each case as specified in this Section 13.19, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral or Guarantee Obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 13.19.

Section 13.20 USA Patriot Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. Each Credit Party agrees to provide all such information to the Lenders upon request by the Agent at any time, whether with respect to any Person who is a Credit Party on the Closing Date or who becomes a Credit Party thereafter.

Section 13.21 No Fiduciary Duty. Each Credit Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Credit Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agent, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 13.22 Authorized Officers. The execution of any certificate requirement hereunder by an Authorized Officer shall be considered to have been done solely in such Authorized Officer’s capacity as an officer of the applicable Credit Party (and not individually). Notwithstanding anything to the contrary set forth herein, the Secured Parties shall be entitled to rely and act on any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Credit Party and shall have no duty to inquire as to the actual incumbency or authority of such Person.

Section 13.23 Intercreditor Agreement. Notwithstanding anything to the contrary set forth herein, this Agreement is subject to the terms and provisions of the Intercreditor Agreement. In the event of any inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement govern and control. The Lenders hereby authorize the Administrative Agent and/or Collateral Agent to (a) enter into the Intercreditor Agreement, (b) bind the Lenders on the terms set forth in the Intercreditor Agreement and (c) perform and observe its obligations under the Intercreditor Agreement.

Section 13.24 [Reserved].

Section 13.25 Currency.

(a) Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any other Credit Document in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which, on the relevant date, in accordance with its normal procedures, Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b) Indemnity in Certain Events. The obligation of the Borrower in respect of any sum due from the Borrower to any Secured Party hereunder shall, notwithstanding any judgment in any Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day of receipt (if received by 1:00 p.m. (New York time), and otherwise on the following Business Day) by any Secured Party of any sum adjudged to be so due in such Other Currency, such Secured Party may, on the relevant date, in accordance with its normal procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Secured Party in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding such judgment or payment, to indemnify such Secured Party against such loss.

(c) Currency Conversion Procedures Generally. For purposes of determining compliance with any incurrence or expenditure tests set forth in Articles IX and/or X or with Dollar-based basket levels appearing hereunder or in definitions contained in Section 1.01, any amounts so incurred, expended or utilized (to the extent incurred, expended or utilized in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence, expenditure or utilization under any provision of any such Section or definition that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence, expenditure or utilization test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence, expenditure or utilization made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 13.26 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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